EXHIBIT G

Exhibit G

CREDIT FACILITY AGREEMENT

BANCO ITAÚ BBA S.A., NASSAU BRANCH

to

INVERSIONES CORPGROUP INTERHOLD LIMITADA

In the City of Santiago de Chile, on this 29th day of January 2014 there appeared: /One/ Carlos Manuel Irarrázaval Cruzat, a Chilean citizen, married, commercial engineer, holder of national identity card No. [                        ] and Rodrigo Montero Atria, a Chilean citizen, married, attorney-at-law, holder of national identity card No. [                        ], both acting in the name and on behalf, as it shall be hereinafter evidenced, of BANCO ITAÚ BBA S.A., NASSAU BRANCH, a sociedad anónima (joint-stock corporation) doing business as banking entity, organized and existing under the laws in force in Bahamas, all of them domiciled for the purposes hereof at Avenida Apoquindo No. 3457, in the commune of Las Condes, in Santiago, hereinafter and indistinctly referred to as “Itaú Nassau” or the “Creditor”; /Two/ María Pilar Dañobeitía Estades, a Chilean citizen, unmarried, an accountant-auditor, holder of national identity card No. [                        ] who acts in the name and on behalf, as it shall be hereinafter evidenced, of INVERSIONES CORPGROUP INTERHOLD LIMITADA, a limited liability company, rol único tributario (taxpayer’s identification number) [                        ], both of them domiciled at Rosario Norte No. 660, 23rd. floor, in the commune of Las Condes, Santiago, hereinafter and indistinctly referred to as “Interhold” or the “Debtor”; /Three/ Christian Eduardo Tauber Dominguez, a Chilean citizen, married, a commercial engineer, holder of national identity card No. [                        ], and Carlos Manuel Irrarázaval Cruzat, a Chilean citizen, married, commercial engineer, holder of national identity card No. [                        ], both of them acting in the name and on behalf, as it shall be hereinafter evidenced, BANCO ITAÚ CHILE, a sociedad anónima (joint-stock corporation) doing business as a banking entity, organized and existing according to the laws in force in Chile, rol único tributario (taxpayer’s identification number) [                        ], all of them domiciled in this city at Avenida Apoquindo No. 3457, in the commune of Las Condes, in Santiago, hereinafter and indistinctly referred to as “Itaú Chile” or the “Agent Bank” or the “Collateral Agent”; /Four/ María Pilar Dañobeitía Estades, already identified above, who acts in the name and on behalf, as it shall be hereinafter evidenced, of COMPAÑÍA INMOBILIARIA Y DE INVERSIONES SAGA LIMITADA, a limited liability company, engaged in investment activities, rol único tributario (taxpayer’s identification number) [                        ], both of them domiciled at Rosario Norte No. 660, 23rd. floor, in the commune of Las Condes, Santiago, hereinafter indistinctly referred to as “Saga”; /Five/ María Pilar Dañobeitía Estades, already identified above, who acts in the name and on behalf, as it shall be hereinafter evidenced, of CORP GROUP BANKING S.A., a sociedad anónima cerrada (a closely held company) engaged in investment activities, rol único tributario (taxpayer’s identification number) [                        ], both of them domiciled at Rosario Norte No. 660, 23rd. floor, in the commune of Las Condes, Santiago, hereinafter indistinctly referred to as “CorpBanking” and jointly with Saga, also referred to as the “Guarantors”; /Six/ María Pilar Dañobeitía Estades, already identified above, who acts in the name and on behalf, as it shall be hereinafter evidenced, of CORP GROUP

FINANCIAL S.A., a sociedad anónima cerrada (a closely held company) engaged in investment activities, rol único tributario (taxpayer’s identification number) [                        ], both of them domiciled at Rosario Norte No. 660, 23rd. floor, in the commune of Las Condes, Santiago, hereinafter indistinctly referred to as “CorpFinancial”; and jointly with the Creditor, the Agent Bank, the Debtor, and the Guarantors, hereinafter referred to as the “Parties”; the appearing parties who are of age and have evidenced their identities by the identity cards mentioned above, state that, according to the powers duly granted to them, they agree to enter into this financing agreement, hereinafter referred to as the “Agreement, under the terms and conditions set forth herein. SECTION ONE: BACKGROUND. /One. One/ Information about the Debtor. / Interhold. The Debtor was incorporated as a sociedad anónima cerrada (a closely held company), as evidenced in the public deed executed at the Notarial Office in Santiago of Pedro Ricardo Reveco Hormazabal, on June 27, 1995. An excerpt of such deed was recorded in page 14.887, number 12.087, in the Registro de Comercio del Conservador de Bienes Raíces de Santiago (Santiago Trade Register) corresponding to the year 1995 ninety-five, and was published in the Official Gazette on July 13, 1995. Subsequently, it became a limited liability company, as evidenced in public deed executed at the Notarial Office of Santiago of José Musalem Saffie on January 19, 2012. An excerpt of such deed was recorded in page 8314, number 5.1852, of the Registro de Comercio del Conservador de Bienes Raíces de Santiago (Santiago Trade Register) corresponding to the year 2012. /One.Two./ Credit Facility Requested by Debtor. The Debtor has requested Itaú Nassau, which has agreed to grant it a credit facility amounting up to USD 200 million, by granting loans to it and/or through the purchase of loans, under the terms and conditions set forth herein to be allocated to the Debtor and the entrepreneurial group to which Debtor belongs, to refinance current financial liabilities of Debtor and the entrepreneurial group to which Debtor belongs. SECTION TWO: DEFINITIONS. The Parties hereby agree that, except for the proper names and the initial word of any sentence, initialized capitalized terms used herein and which have not been specially defined in this agreement shall have, for all the purposes of this Agreement, in each case, the meaning given to each of them below, both in their singular or plural, as the case may be. “Corpbanca Shares” shall refer to the shares validly issued by Corpbanca. “CorpBanking Shares” shall refer to the shares validly issued by CorpBanking. “Saga Shares” shall refer to the shares validly issued by Saga, after it has been converted into a Sociedad por Acciones (Joint-Stock Company). “Controlling Shareholder” shall jointly refer to Alvaro Saieh Bendeck, his spouse, his children and any heirs and/or successors thereof. “Creditor” shall refer to Itaú Nassau, as set forth in the recitals hereof together with its successors and assigns. “Collateral Agent” shall refer to Itaú Chile, as set forth in the recitals hereof. “Repayment” shall refer to each repayment of principal of the Credit Facility made by Debtor on the Maturity Date. “Governmental Authority” shall refer to any entity that performs executive, legislative, judicial, statutory, or administrative functions in any jurisdiction, either in Chile or abroad. “Agent Bank” shall refer to Itaú Chile, as set forth in the recitals hereof. “Change of Control” shall mean that the Controlling Shareholder ceases /i/ prior to the Permitted Reorganization, to own, either directly or indirectly, at least the corporate rights and shares at present owned in the

Debtor, in each of the Guarantors, and each of the companies that make up the CorpGroup and/or; /ii/ after the Permitted Reorganization, to own either directly or indirectly, at least 50.1% of the corporate rights in the debtor; /iii/ at any time during the effective term of the Credit Facility, to assure the majority of votes at the meetings of partners or shareholders of the Debtor, each of the Guarantors and each of the companies of CorpGroup and/or, /iv/ at any time during the effective term of the Credit Facility, to have the ability to appoint the majority of the members of the board of directors, or to appoint the administrator or manager of the Debtor, of each of the Guarantors and of each of the Companies of CorpGroup; the foregoing shall be consistent with the provisions se forth by the Chilean law, as contemplated in section 97 of the Ley del Mercado de Valores (Chilean Securities Market Law) and except in any case for what is authorized to do according to the Permitted Reorganization. “Event of Default” shall refer to those events described in paragraph /Twelve.One/ of Section Twelve hereof. “Restructuring Commission” shall refer to the restructuring commission created by the mutual agreement of Creditor and Debtor by means of a private instrument executed on the date hereof. “Agreement” shall refer to this credit facility agreement. “Assignment Agreement” shall jointly referred to each of the credit assignment agreements by virtue of which Creditor shall acquire any Acquirable Loans, and each of the other instruments and documents to be executed to evidence the obligations underlying such loans once acquired by Creditor, and in favor of the Creditor, including any debt acknowledgments, promissory notes, extension sheets, restructurings and/or rescheduling, and any other instrument that Creditor may reasonably require to subscribe or which is to be subscribed for the purpose of restructuring any acquired loans under the same terms and conditions and the same guarantees established in this Agreement for the Credit Facility, including any security interests or guarantees securing them which shall be assigned jointly with such Loans to the Creditor, duly amended to secure the Obligations, and which shall be released once the pledge on 139,969,954,146 Corpbanca Shares has been duly levied and legally consummated, or any other number of shares that may be appropriate as established in paragraph /8//r/ of Section Ten below. “CorpBanking Shares Pledge Agreement” shall refer to the agreements to be entered into by the Debtor in accordance with the format set forth in EXHIBIT “A” hereof and that shall be duly notarized under the same number of repertoire as this public deed, which is also made an integral part of this Agreement for all legal purposes, in order to create the pledge and prohibition to encumber and sell on CorpBanking Shares in the terms and conditions set forth in the paragraph /r/ of Section Ten hereof. “Saga Shares Pledge Agreement” shall refer to the pledge agreements to be entered into by the shareholders of Saga Shares, in accordance with the format set forth in EXHIBIT “A” hereof and that shall be duly notarized under the same number of repertoire as this public deed, which is also made an integral part of this Agreement for all legal purposes in order to create the pledge and prohibition to encumber and sell on Saga Shares in the terms and conditions set forth in the paragraph /r/ of Section Ten hereof. “Corpbanca Shares Pledge Agreement” shall refer to the pledge agreements to be entered into by CorpBanking and/or Saga, in accordance with the format set forth in EXHIBIT “A” hereof and that shall be duly notarized under the same number of repertoire as this public deed, which is also made an integral part of this Agreement for all legal purposes in order to create the pledge and prohibition to encumber and sell on Corpbanca Shares in the terms and conditions set forth in the paragraph /r/ of Section Ten hereof. “Share Pledge Agreements” shall jointly refer to /i/ the CorpBanking Shares Pledge Agreement; /ii/ the Saga Shares Pledge Agreement; and; /iii/ the Corpbanca Shares Pledge Agreement. “Credit Facility Pledge Agreements” shall jointly refer to those agreements to be entered into by the Debtor in accordance with the format set forth in EXHIBIT “E” hereof and that shall be duly notarized under the same number of repertoire as this public deed, which is also made an integral part of this Agreement for all legal purposes in order to create the pledge to secure the fulfillment of the Obligations, on the loans to be granted in the future by the Debtor out of the proceeds of the Credit Facility to any company that is a member of CorpGroup or which is to be controlled by the Controlling Shareholder, which must be evidenced in one or more promissory notes substantially subscribed according to the format set forth in EXHIBIT “I”, or by a debt acknowledgment to be substantially executed according to the format set forth in EXHIBIT “H” such credits [sic], in accordance with the provisions set forth in paragraph /d/ of Section Ten of this Agreement. “Pledge and Subordination Agreement” shall refer to the agreement(s) to be entered into /in terms substantially identical to those set forth in the format in EXHIBIT “F” hereof and which is duly notarized under the same number of repertoire as this public deed, which is also made an integral part of this Agreement for all legal purposes / the Related Person(s), shareholders and partners of the Debtor and Guarantors, who shall grant loans in the future to the Debtor in order to subordinate the payment of the principal of such loans to the payment of all the obligations under this Agreement, the Promissory Notes, and the other Credit Facility Documents against any and all obligations under this Agreement, the Notes and the other Credit Documents, only to the extent that an Event of Default or any Breach has occurred. “Security Agreements” shall jointly refer to the Credit Facility Pledge Agreements, the Pledge and Subordination Agreement and the Share Pledge Agreement, and any other agreement that may be entered into in the future under the Permitted Reorganization to secure the fulfillment of the Obligations. “Control” or “Controlled” shall refer to the definition of the term “Controller” set forth in Section 97 of Ley de Mercado de Valores (Law No. 18.045). “Corpbanca” shall refer to the sociedad anónima engaged in banking activities under the name of Corpbanca, rol único tributario (taxpayer’s identification number) [                        ]. “Prepayment Break Cost” shall refer to the break cost used for this kind of transactions by the Creditor, and which shall be informed by the Creditor at the request of the Debtor or the Bank. “Credit Facility” shall refer to the loan in US dollars actually paid by Itaú Nassau to Debtor under this Agreement and charged to the Committed Amount. “Disbursement” shall refer to the delivery of funds to the Debtor under the Committed Amount in accordance with Section Three, /Three.Two/ of this Agreement. “Financial Debt” shall refer with respect to any Person: /a/ any monetary obligations under the loan; /b/ any obligations to pay the deferred purchase price of the goods / other than the account payables arising during the regular course of business/; /c/ all obligations shown in the balance sheet under the IFRS with regard to lease agreements with an option to purchase or with a purchase and sale promise; /d/ all monetary obligations secured by any pledged collateral; /e/ all obligations under the letters of credit, performance bonds or instruments that fulfill the same function issued or accepted in its behalf by the banks or other financial institutions /even if they do not represent any monetary obligations under the loan; /f/ purchase of goods financed by seller; /g/ factoring obligations with liability and/or confirming; /h/ derivatives transactions, for example, interest rates, foreign currency risks, options, etc.; and /i/ in general, any other financial obligations, commitments or agreements of a similar nature or effect as the foregoing, having the commercial effect of a loan, credit or guarantee, or which imply or may imply a payment obligation of a financial nature either present or future. “Subordinated Debt” shall refer to all the loans to be granted in the future to the Debtor, its Related Persons, shareholders and/or partners and any other company that is a member of CorpGroup, which must be evidenced in one or more promissory notes to be issued substantially in the form stated in EXHIBIT “I” or in a debt acknowledgment to be executed substantially in the form stated in EXHIBIT “G”, at a market interest rate published on the date of the transaction for similar transactions, and which shall be subordinated to the payment of all the obligations arising out of this Agreement, the Promissory Notes and the other Credit Documents, only to the extent that an Event of Default or any Breach has occurred by creating a commercial pledge on loans in terms substantially similar to the format of the Pledge and Subordination Agreement contained in EXHIBIT “F” of this Agreement. EXHIBITS “F”, “G” and “I” are notarized under the same repertoire number as the same of this public deed, and are made an integral part hereof to all legal effects. “Debtor” shall refer to Inversiones Corp Group Interhold Limitada, as stated in the recitals hereof. “Banking Business Day” shall refer to any day from Monday to Friday of each week, both included, excluding holidays or legal holidays in the Republic of Chile and the city of New York, United States of America, and those in which commercial banks are authorized or required by any law or other statutory regulation to close. “Distribution” shall refer to any distribution of dividends approved by the Shareholders’ Meeting, any distribution of profits made to its partners, any capital abatement and any other payment regarding equity accounts and, in general, any transfer of funds, direct or indirect, and whatever the reason for such transfer of funds or payment may be, the purpose of which is to distribute profits or decrease the capital stock: /i/ of Corpbanca and, /ii/ of each of the other companies whose shares have been pledged as security for the Obligations, provided that such a distribution of profits or capital reduction takes place under a distribution of profits or capital reduction generated in Corpbanca. “Credit Documents” shall refer to this Agreement, the Promissory Notes, the Security Agreements, the Assignment Agreements, and any other exhibits and other documents or instruments to be issued or subscribed under this Agreement. “Dollar” shall refer to the lawful currency of legal tender of the United States of America. “Material Adverse Effect” shall refer to any change, economic, financial or legal circumstance that produces a material adverse effect on: /i/ the business, financial condition, operations, results or assets of the Debtor and the Guarantor, or any other company forming part of CorpGroup, which affects the Debtor’s ability to meet the payment obligations under the loan evidenced by this instrument and/or the Debtor’s obligations to the financial system; or /ii/ the validity and enforceability of the Credit Documents. “Financial Statements” shall refer to the balance sheet, the profit and loss statement, and the statement of cash flow of any Person. “Disbursement Date” shall refer to the date on which the Loan Disbursement is made to Debtor as established in this Agreement. “Interest Payment Date” shall refer to each of the maturity dates of any interest payments under this Agreement and the Promissory Notes. In any case, if any Interest Payment Date established in this Agreement and in the Promissory Notes falls on a day that is not a Banking Business Day, such Interest Payment Date shall be the next Banking Business Day. “Maturity Date” shall refer to the date on which Debtor must pay the principal of the Loan to the Creditor under this Agreement. “Joint and Severally Surety Bonds” shall jointly referred to: /i/ the guarantee to be granted by Saga to act as surety and co-debtor, jointly and severally liable to secure the fulfillment of the Obligations in the form annexed to EXHIBIT “D” of this Agreement and which is notarized under the same repertoire number as this public deed, which is made a part of this Agreement to all legal effects; /E/ the joint and several guarantee subject to a condition precedent to be granted by CorpBanking to act as surety and co-debtor, jointly and severally liable to secure the fulfillment of the Obligations in the form annexed hereto as EXHIBIT “C” of this Agreement and which is notarized under the same repertoire number as this public deed, which is made a part of this Agreement to all legal effects; and /iii/ the guarantee subject to a condition precedent to be granted by Álvaro Saieh Bendeck to act as surety and co-debtor jointly and severally liable to secure the fulfillment of the Obligations in the form annexed hereto as EXHIBIT “B” of this Agreement and which is notarized under the same repertoire number as this public deed, which is made a part of this Agreement to all legal effects; /iv/ the Joint and several surety bond to be granted by all pledgors of the Committed Pledges other than the guarantors and co-debtors jointly and severally liable referred to in the preceding paragraphs in the form annexed hereto as EXHIBIT “D” hereof. “Guarantors” shall jointly referred to Saga, CorpBanking and any other company that in the future may become a surety or guarantor under the Obligations. “Collateral” shall refer to the Joint and Several Surety Bonds, performance bond, indemnity bond, guarantees, security interests and other obligations created and to be created under this Agreement and the Security Agreements, including the Committed Pledges when levied, and any other guarantees, security interests or bonds to be subscribed or executed in the future in favor of the Creditor as security for the fulfillment of all Obligations. “Lien” shall refer to any mortgage, pledge, encumbrance, restriction or temporary provision, affecting the ownership or any other privileges, of any kind or nature, or any priority rights of third parties, collection mandates or exercise of rights of ownership or possession of, any charge or encumbrance on assets, including but not limited to, any sale with retention of title to the property, any financing, or any lease materially having the same effects as the acts mentioned above. “CorpGroup” shall refer to the group of persons consisting of CorpFinancial and each of the companies in which CorpFinancial, currently participates, directly or indirectly, and are which are directly or indirectly controlled by the Controlling Shareholder. “IFRS” shall refer to the International Financial Reporting Standards, developed by the International Accounting Standards Board. “Additional Tax” shall refer to the tax established in

Section 58 et seq. of the Chilean Income Tax Law. “Stamp Tax” shall refer to the tax established in Section 1 of the Chilean Stamp Tax Law, at the rate established therein. “Default” shall refer to any event which, upon notice or lapse of time would constitute an Event of Default. “Income Tax Law” shall refer to the Chilean Income Tax Law contained in Section 1 of Decree Law No. 824 published in the Official Gazette on December 31, 1974 as amended. “Stamp Tax Law” shall refer to the Decree Law No. 3475/1980 governing stamp taxes published in the Official Gazette on September 4, 1980 as amended. “Applicable Margin” shall refer to: /i/ for Disbursements made during the First Availability Period and during the Second Availability Period, 2.7% per annum; and /ii/ for the Disbursement made during the Third Availability Period, the percentage to be agreed upon between Creditor and Debtor prior to Disbursement and which shall be stated in the Promissory Note evidencing the same. “Committed Amount” shall refer to the loan agreed to be granted by Itaú Nassau to Debtor under this Agreement for the maximum aggregate amount of up to US$ 1,200,000,000 as principal, in three availability tranches, the first of them for up to US$920,000,000 as principal during the First Availability Period and the remaining availability tranches /in the aggregate/ up to US$ 280,000,000 as principal during the Second Availability Period and during the Third Availability Period. In any case, this Committed Amount shall decrease each time the Creditor acquires any of the Acquirable Loans, thus decreasing the Committed Amount by an amount equal to the price paid by the Creditor to the assignee of the respective loan. “Obligations” shall refer to all Debtor’s obligations to Creditor under this Agreement, the Promissory Notes, the Assignment Agreements and any other Credit Documents. “Promissory Notes” shall refer to the promissory notes and extension sheets thereof, to be issued by Debtor under this Agreement to the order of Creditor, in the extension thereto, entered into by the Borrower in connection with this Agreement in the form attached hereto as EXHIBIT “J” which is notarized under the same repertoire number as this public deed, which is made a part hereof to all legal and contractual effects. “Prepayments” shall refer to the Voluntary Prepayments and Mandatory Prepayments. “Mandatory Prepayments” shall refer to any prepayment of principal that the Debtor shall be bound to pay upon occurrence of any of the events set forth in paragraph /Six.Two/ of Section Six hereof. “Voluntary Prepayments” shall refer to any prepayment of principal that the Debtor may freely made under the terms and conditions set forth in paragraph /Six.One/ of Section Six hereof. “Parties” shall jointly referred to the Debtor, Creditor, Agent Bank, and Guarantors as set for in the recitals hereof. “Person” shall refer to any individual or corporation, as well as any association, entity or any other kind of organization or body. “Interest Period” shall refer to each period that begins on an Interest Payment Date and ends on the Interest Payment Date immediately subsequent thereto, except for the first Period of Interest that begins on the Disbursement date and ends on the Interest Payment Date immediately subsequent, in both cases, including the first day and excluding the last day thereof. “Related Persons” shall have the meaning given to it in Section 100 of the Ley sobre Mercado de Valores (Chilean Securities Law) No. 18.045 published in the Official Gazette on October 22, 1981 as amended. “Pesos” shall refer to Chilean pesos, currency of legal tender in Chile. “Committed Pledges” shall refer to the first lien pledges on shares and the prohibitions to encumber and sell to be levied on Corpbanca Shares, CorpBanking Shares and Saga Shares in favor of the Collateral Agent for the benefit and on behalf of Itaú Nassau as security for the Obligations in accordance with the form contained in EXHIBIT “A” of this Agreement under the terms set forth in paragraph /r/ of Section 10 of this Agreement. “Acquirable Loans” shall refer to those loans currently outstanding due by Debtor or by any of the companies controlled by the Controlling Shareholders and which are listed in detail in EXHIBIT “K” of this instrument, which is notarized under the same number of repertoire as this public deed, and is made an integral part of this Agreement for all legal purposes, and the acquisition of which shall decrease the Committed Amount by an amount equal to the price paid by the Creditor to the assignee of the respective loan. “First Availability Period” shall refer to the period of time until the September 30, 2014. “Permitted Reorganization” shall refer to the corporate reorganization including the merger and changes of ownership, under the terms set forth in the “Transaction Agreement” executed in English on the date hereof by and among the Debtor, Corpbanca, Banco Corpbanca Colombia S.A., Itaú Unibanco Holding, S.A., Banco Itaú Chile and Itaú BBA Colombia, S.A. Corporación Financiera. For the purpose of this Agreement, it shall be understood that the Permitted Reorganization has been completed upon fulfillment of all of the following conditions and/or events: /i/ That all approvals from the relevant national and international authorities shall have been obtained and that they shall be listed in the Transaction Agreement; /ii/ that the shareholders’ agreement shall have been executed under the terms set forth in the Transaction Agreement, and ; /iii/ that the Committed Pledges shall have been levied to the full satisfaction of Creditor under the terms set forth in paragraph /8//r/ of Section Ten of this Agreement. “Second Availability Period” shall refer to period of time from the date of the authorization of the Chilean Superintendency of Banks and Financial Institutions to carry out the Permitted Reorganization under the terms set forth in the Transaction Agreement until December 31. 2014. “Disbursement Application” shall refer to the written application delivered by the Debtor to the Creditor requesting the disbursement of the Loan, in the form stated in EXHIBIT “M” hereof and which is notarized under the same number of repertoire as this public deed, and is made an integral part of this Agreement for all legal purposes. “Interest Rate” shall refer to LIBOR plus the Applicable Margin to be determined on the first Banking Business Day of each Interest Period of the Loan. “LIBOR” shall refer, for each bank business day: /a/ the rate determined by the “British Bankers Association” for 360-day Dollar deposits and published in the “LIBORM” Reuters page, and in default thereof, in the page that replaces it, in both cases at 11.00 am London time, on the second business day before the commencement of each Interest Period; /b/ in the event the LIBOR could not be determined in accordance with the foregoing, it shall refer to the average of the respective annual rates for 360-day Dollar deposits offered by five referential banks /to be defined by the Agent Bank / on the London interbank market at 11 a.m., London time, on the second business day immediately preceding the commencement date of each Interest Period of the Loan. Debtor hereby accepts any variation in the interest rates that may arise as a consequence of the foregoing statement and the test and verification procedures of the variable interest rates referred to above as valid sufficient and final for the determination of the interest rates mentioned above, unless manifest calculation error, and that the system established in this Agreement to determine the interest rate is consistent with the provisions set forth in Section 6 of Decree Law No. 1533/1976. “Third Availability Period” shall refer to the period of time from January 1, 2015 to December 31, 2015. “Unidad De Fomento” or “UF” shall refer in any determination date, to the indexing unit set by the Central Bank of Chile, in accordance with the provisions set forth in Section 35, subsection 9 of Article I of Law No. 18.840 and in Chapter II.B.Three “Indexing Systems Authorized by the Banco Central de Chile /Agreement No. 05-07-900105/” of the Compendium of Financial Regulations of the Central Bank of Chile and published in the most recent determination date in the Official Gazette or on the website date : www.bcentral.cl . SECTION THREE: OPENING OF CREDIT FACILITY. /Three.One/ Committed Amount. By this Agreement Itaú Nassau opens a non-revolving credit facility, under which, subject to the fulfillment of the conditions set forth in this Section, undertakes to grant the Debtor, certain loans for the maximum total principal amount of up to US$1,200,000,000 in three availability tranches, the first one for up to the sum of US$920,000,000 on account of principal and the remaining availability tranches /in the aggregate/ up to the sum of US$280,000,000 on account of principal, hereinafter referred to as the “Committed Amount” to be disbursed by Itaú Nassau to the Debtor in one or more disbursements under the terms and conditions set forth in this Section. The total amount owed by Debtor to Itaú Nassau under the loan to be actually granted under the Committed Amount shall be hereinafter referred to as the “Credit Facility”. The Credit Facility shall be non-revolving, so that any repayments or prepayments to be made by Debtor under the Credit Facility shall not entitle the Debtor to apply for new Disbursements charged to the Committed Amount. /Three.Two/ Disbursement. Availability Period. The Debtor may request Itaú Nassau one or more disbursements under the Committed Amount, each of them shall be hereinafter referred to as a “Disbursement”, which may be made in three availability tranches and according to the Disbursement schedule included in EXHIBIT “N” to this Agreement and which is notarized under the same repertoire number as this public deed, and is made a part hereof for all legal purposes, the first one up to the sum of US$920,000,000 as principal, which may be disbursed by Debtor from the date hereof until September 30, 2014, inclusive, hereinafter referred to as the “First Availability Period”, the second one, up to the sum of US$280,000,000 as principal which may be disbursed by Debtor in a single Disbursement from the date on which the authorizations required to accomplish the Permitted Reorganization until December 31, 2014, inclusive, hereinafter referred to as the “Second Availability Period”, and the third one, up to the sum of US$280,000,000 as principal /provided always that the Disbursement during the Second Availability Period has not been made /which may be disbursed by the Debtor in a single Disbursement from January 1, 2015 until December 31, 2015, hereinafter referred to as the “Third Availability Period”. /Three.Three/ Disbursement Conditions. The obligation of Itaú Nassau to make the Credit Facility Disbursement is subject to the fulfillment of the following conditions precedents, all of which shall be met not only on the date of filing the Disbursement Application but also on the Disbursement Date, unless otherwise provided for in the respective condition: a/ That

Itaú Nassau, through the Agent Bank, shall have received at least five Banking Business days prior to the date that on which the Debtor wishes to make a Disbursement, a disbursement application signed by one or more attorneys-in-fact authorized by the Debtor, hereinafter referred to as the “Disbursement Application”, which shall indicate: /i/ the date requested for the disbursement, which must fall on a Banking Business Day during the First Availability Period or during the Second Availability Period, or during the Third Availability Period, as applicable, and according to the Disbursement schedule listed in EXHIBIT “N” hereto, hereinafter referred to as the “Disbursement Date”; /ii/ the amount requested to be disbursed which shall consist, at the most, in the amount required to pay, when due or in advance, the principal or the Acquirable Loans reported in the respective Disbursement Application to be paid under the respective Disbursement plus any Stamp Taxes, break costs and prepayment fees under the terms currently agreed upon in the respective funding to be paid or on market conditions, if applicable, and other expenses associated to the Disbursement; /iii/ with express instructions to withhold and pay out of the amount of the requested Disbursement, the Stamp Tax in force on the Disbursement Date levied on the Credit Facility; /b/ that Itaú Nassau shall have received as of the Disbursement Date, an original copy of the Promissory Note evidencing the Disbursement, duly subscribed by one or more authorized attorneys-in-fact of the Debtor, and duly secured by the Guarantors /except for CorpBanking, until the condition precedent to which the Joint and Several Guarantee granted by it has been met,/ in accordance with the provisions set forth in Paragraph /Three.Eight/ below; /c/ that the Representations and Warranties made by the Debtor in Section 9 hereof shall continue to be true and accurate in any material respect, which shall be expressly declared by a written notice sent to the Creditor by the duly authorized attorneys-in-fact of the Debtor on the Disbursement Date; /d/ that the Debtor shall have fulfilled all the affirmative and negative covenants established in Section 10 and Section 11 hereof, and that none of the Events of Default set forth in Section 12 hereof, or any Default shall not have occurred or remain uncured; /e/ that the Debtor shall have obtained and maintains in full force and effect, all corporate authorizations and approvals required to execute the Credit Documents to the satisfaction of Itaú Nassau ; /f/ That all fees, commissions, charges and expenses of the Creditor under this Agreement, as well as the applicable Stamp Tax and any other relevant taxes that may be applicable, accrued before the Disbursement shall have been paid to date by Debtor; /g/ that the Debtor shall have instructed the Creditor, through the Agent Bank, to pay on the Disbursement Date, the Stamp Tax to be levied on the Disbursement, the commissions, fees and expenses accrued until the Disbursement Date or to be accrued on such date, including any notarial fees and expenses; /h/ that the First Availability Period or the Second Availability Period, or the Third Availability Period, as appropriate, shall have not ended; /i/ that the Joint and Several Surety Bonds and the Committed Pledges which are to be issued or executed under the terms and conditions set forth in paragraph /r/ of Section 10 of this Agreement, shall have been executed and fully implemented and still be in full force and effect, /j/ the absence of any pending litigation, lawsuits, investigations or proceedings that may have or cause a Material Adverse Effect; / /k/ That the Debtor, on the Disbursement date shall have not incurred in any default or mere delay in the fulfillment of its obligations to the Creditor, irrespective of their nature, cause or origin; /l/ that as of the Disbursement date, there shall be a minimum hedge ratio of 1.2 times, which is defined as the ratio between: /one/ the value of the shares delivered as security for the Credit under the Share Pledge Agreements, the Collateral of which are entirely executed and in full force and effect/, without duplication, according to the valuation formula shown in EXHIBIT “L” of this Agreement and which is notarized under the same repertoire number as this public deed, as is made a part of this Agreement for all legal purposes, and /two/ the outstanding principal balance under the Credit Facility; /m/ that the Debtor shall have instructed the Agent Bank, to its entire satisfaction, to pay out of the disbursed funds, the Acquirable Loans to be paid out of the respective Disbursement, and shall grant the relevant powers of attorney and subscribe the instruments that the Agent Bank may require to such effect and, in the event the payment of the respective Acquirable Loans that have been reported in the Disbursement Application not be made on the same Disbursement Date, that the Debtor invests such funds in one or more term deposits with the Agent Bank, and endorses them in favor of the Collateral Agent for the benefit of the Creditor, as security for the Obligations, with instructions to the Collateral Agent to proceed to settle, on the date on which the payment of the respective Acquirable Loans is to be made, such deposit and make such payment out of the proceeds arising from such settlement /principal and interest/; /n/ that Corpbanca Shares at present held by any one of the companies controlled by the Controlling Shareholder and not pledged as collateral to the Creditor o to other creditors shall remain in escrow as set forth in paragraph /v/ of Section 10 of this Agreement. Three.Four/ Additional Conditions to the first Disbursement during the First Availability Period. In addition to the conditions precedent set forth in paragraph /Three.Three/ above, the first Disbursement to be made during the First Availability Period shall be subject to the fulfillment of the following conditions precedent, all of which shall be met not only on the date of filing the Disbursement Application but also on the Disbursement Date, unless otherwise provided for in the respective condition: /a/ that the “Transaction Agreement” executed in English by and among the Debtor Corpbanca, Banco Corpbanca Colombia S.A., Itaú Unibanco Holding, S.A., Banco Itaú Chile and Itaú BBA Colombia, S.A. Corporación Financiera, which gives rise to the Permitted Reorganization shall have been subscribed. /b/ That CorpBanking and Saga, acting jointly, be the direct owners of all Corpbanca Shares at present directly or indirectly held by the Controlling Shareholder and which represent 51.40539% of the Corpbanca Shares issued. /c/ That the first Disbursement be made no later than March 31, 2014. /d/ That Saga shall have been transformed into a Sociedad por Acciones (joint-stock company)./e/ that the Joint and Several Surety Bonds and the Committed Pledges which are required by paragraph /one/r/ of Section Ten of this Agreement, shall have been entirely executed as of the Disbursement Date and be in full force and effect, according to their own terms. /f/ That Corpbanca Shares currently owned by any of the companies controlled by the Controlling Shareholder and which as of the date hereof are not pledged in favor of other creditors shall have been delivered and/or deposited in escrow according to the provisions se forth in paragraph /v/ of Section Ten of this Agreement. /g/ That the Creditor, through the Agent Bank, shall have received a favorable legal opinion of the legal advisors of the Creditor regarding the effectiveness and legality of the Debtor and Guarantors and the powers granted to its agents to subscribe the Credit Documents, to the entire satisfaction of the Creditors. /Three.Five/ Additional Conditions to the Disbursement during the Second Availability Period. In addition to the conditions precedent set forth in paragraph /Three.Three/ above, the first Disbursement to be made during the Second Availability Period shall be subject to the fulfillment of the following conditions precedent, all of which shall be met not only on the date of filing the Disbursement Application but also on the Disbursement Date, unless otherwise provided for in the respective condition: /a/ That at least one Disbursement during the First Availability Period shall have been made. /b/ That the authorization of the Superintendencia de Bancos e Instituciones Financieras (Chilean Superintendency of Banks and Financial Institutions) shall have been obtained to carry out the Permitted Reorganization as well as any other authorizations that may be relevant to accomplish the merger in Chile contemplated in the Permitted Reorganization, all of which in compliance with the provisions set forth in the Transaction Agreement. /c/ That the Debtor shall have repaid the principal amount of the loan in full force and effect as of this date to the Creditor amounting to US$250,000,000 or that this loan shall be paid out of the proceeds of the Disbursement to be made during this Second Availability Period. /d/ That, no later than on the Disbursement date, the Debtor creates the Committed Pledges, to the entire satisfaction of the Creditor, on 139,969,954,146 Corpbanca Shares representing 80% of the Corpbanca Shares at present owned by any one of the companies controlled by the Controlling Shareholder, or the number that may be appropriate as set forth in paragraph /8/ /r/ of Section Ten of this Agreement. /Three.Six/ Additional Conditions to the Disbursement during the Third Availability Period. In addition to the conditions precedent set forth in paragraph /Three.Three/ above, the first Disbursement to be made during the Third Availability Period shall be subject to the fulfillment of the following conditions precedent, all of which shall be met not only on the date of filing the Disbursement Application but also on the Disbursement Date, unless otherwise provided for in the respective condition: /a/ That the Debtor and Creditor shall have agreed on the applicable margin to establish the interest rate applicable to the Disbursement made during the Third Availability Period. /b/ That at least one Disbursement during the First Availability Period shall have been made./c/ That no Disbursement shall have been made during the Second Availability Period. /d/ That the authorization of the Superintendencia de Bancos e Instituciones Financieras (Chilean Superintendency of Banks and Financial Institutions) shall have not been obtained to carry out the Permitted Reorganization nor any other authorizations that may be relevant to accomplish the merger in Chile contemplated in the Permitted Reorganization, all of which in compliance with the provisions set forth in the Transaction Agreement. /e/ That once the authorization of the Superintendencia de Bancos e Instituciones Financieras (Chilean Superintendency of Banks and Financial Institutions) to carry out the Permitted Reorganization or any other authorizations that may be relevant to accomplish the merger in Chile contemplated in the Permitted Reorganization has been obtained, all of which in compliance with the provisions set forth in the Transaction Agreement, the Disbursement shall have been made before the expiration of the term of 60 days; such term may be extended for 30 additional days provided that the payment process of the Acquirable Loan shall have begun to be paid out of the Disbursement funds, or for the additional term that the Debtor and Creditor may agree to such effect. /f/ That the Debtor shall have repaid the principal amount of the loan in full force and effect as of this date to the Creditor amounting to US$250,000,000 or that this loan shall be paid out of the proceeds of the Disbursement to be made during this Third Availability Period. /g/ That, no later than on the Disbursement date, the Debtor creates the Committed Pledges, to the entire satisfaction of the Creditor, on 139,969,954,146 Corpbanca Shares representing 80% of the Corpbanca Shares at present owned by any one of the companies controlled by the Controlling Shareholder, or the number that may be appropriate as set forth in paragraph /8/ /r/ of Section Ten of this Agreement. /Three.Seven/ Procedure for the Disbursement of the Credit Facility. Once fulfillment of the conditions precedent established in the foregoing paragraphs has been verified or deemed fulfilled, Itaú Nassau shall make available to the Debtor, on the date stated in the Disbursement Application, the US Dollar amount requested to be disbursed by the Debtor in the relevant Disbursement Application, in immediately available funds, less any expenses incurred in granting such Disbursement. /Three.Eight/ Evidence of the Disbursements. Disbursements to be made by Itaú Nassau out of the Committed Amount shall be evidenced by one or more Promissory Notes, duly subscribed by Debtor to the order of Itaú. Nassau, and duly secured by the Guarantors /except for CorpBanking, until the condition precedent to which the Joint and Several Guarantee granted by it has been met/ to the entire satisfaction of Itaú Nassau in the form contained in EXHIBIT “J” of this Agreement. It is hereby expressly placed on record that the issuance and delivery of the Promissory Notes shall in no event constitute any novation of the obligations and shall not limit, reduce or affect in any manner whatsoever the obligations of the Debtor, of the Guarantors or the Controlling Shareholder under this Agreement. /Three.Nine/ Use of the Credit Facility Funds. It is hereby expressly placed on record that funds under the Credit Facility disbursed by Itaú Nassau under this Agreement shall be allocated to the Debtor to refinance current liabilities of the Debtor, including the Acquirable Loans. SECTION FOUR: REPAYMENT OF PRINCIPAL. The Debtor hereby unconditionally agrees to pay to the Creditor, the principal amount outstanding under the Credit Facility in one single installment due on a day that is seven years and fifteen days from the Disbursement date corresponding to the first Disbursement made during the First Availability Period, hereinafter referred to as the “Maturity Date”, and the payment of the principal made on such date to the Creditor, shall be hereinafter referred to as a “Repayment”. If the Maturity Date of the Credit Facility falls on a day other than a Banking Business Day, the Maturity Date shall be postponed until the next Banking Business Day. SECTION FIVE: INTEREST. /Five.One/ Interest Rate. The outstanding principal under the Credit Facility shall accrue interest on a daily basis from the respective Disbursement Date and until the Maturity Date or until the date of its actual and full repayment, whichever occurs first, at an interest rate equivalent to LIBOR plus the Applicable Margin, hereinafter referred to as the “Interest Rate”, which is applicable to each Interest Period. LIBOR shall be automatically and successively determined on the first Banking Business Day of each Interest Period and shall be applied plus the Applicable Margin. /Five.Two/ Interest Payment Dates. The interest calculated by application of the Interest Rate on the outstanding principal under the Loan shall be paid to the Creditor in annual installments, all of them on the outstanding principal of the Credit Facility, the first of them maturing within 1 year and 15 days from the Disbursement Date of the first Disbursement, made during the First Availability Period; the subsequent installments shall expire on each anniversary date of the first interest payment date stated above; and the last of them, shall be paid on the same Maturity Date of the principal. To the effects of this Agreement, each of the interest payment dates indicated above shall refer to as an “Interest Payment Date”, and each period that begins on an Interest Payment Date and which ends on the Interest Payment Date immediately thereafter, including the first day and excluding the last one, shall be referred to as an “Interest Period”, except for the first Interest Period of each Disbursement, which shall begin on the Disbursement Date and shall end on the Interest Payment Date immediately thereafter, in both cases, including the first date and excluding the last one. In any case, should any Interest Payment Date stated above fall on a non- Banking Business Day, the Interest Payment Date shall be postponed to the immediately following Banking Business Day; however, in such a case, any interest accrued until the date of payment shall be included therein. Interest shall be calculated based on a year of three hundred and thirty-five (360) days and months of 30 days, for the exact and actual number of elapsed days. Without prejudice to the provisions set forth in paragraph / Five.Three / below, interest not paid on their respective maturity dates may be capitalized in accordance with the relevant legal regulations, without prejudice to the right of the Creditor to demand immediate and total payment of the outstanding obligation under the terms of this Agreement. /Five.Three/ Capitalization of Interest. 10 Banking Business Days in advance to each Interest Payment Date, the Debtor may request the Creditor, on the next Interest Payment Date, to capitalize any interest that would be due on such date, provided always that all the following conditions precedent have been met: /i/ that at least, 24 months shall have elapsed from the Disbursement Date corresponding to the first Disbursement made during the First Availability Period; /ii/ that the Permitted Reorganization shall have been concluded; /iii/ that as of the date requested to capitalize the interest, there shall be a minimum hedge ratio of 1.2 times, which is defined as the ratio between: /one/ the value of the shares delivered as security for the Credit Facility, without duplication according to the valuation formula shown in EXHIBIT “L” of this Agreement and /two/ the outstanding principal balance under the Credit Facility; /iv/ that as of the date of the capitalization, Itaú Nassau shall have received an original copy of the extension sheets of the Promissory Notes, in order to evidence the capitalization of interest, to the entire satisfaction of Itaú Nassau substantially in the form annexed to EXHIBIT “J” of this Agreement, duly executed by one or more attorneys-in-fact duly authorized by the Debtor, and duly secured by the Guarantors; /v/ that as of the date of the capitalization, the Debtor shall have paid the Stamp Tax in force on such date on the interest amount to be capitalized, and that such fact shall have been notified to Itaú Nassau, through the Agent Bank and to its entire satisfaction, or that the Debtor shall have directed the Agent Bank to pay on the capitalization date, the Stamp Tax to be imposed on the capitalization and shall have made available to the Agent Bank the sufficient funds to make such payment; and /vi/ that the Distributions, with regard to the shares pledges as security for the Credit Facility, made in the same fiscal year, or agreed to be made in such fiscal year, be insufficient to pay the interest on the Credit Facility on the next Interest Payment Date, the Debtor shall be able to require the capitalization for the differential interest amount that may not be paid out of such Distributions. Once the conditions mentioned above have been fulfilled, any interest the payment of which may not be made out of such Distributions shall be capitalized and the interest so capitalized shall be subject to the Interest Rate in force under the Credit Facility on the respective capitalization date. SECTION SIX: PREPAYMENTS OF THE CREDIT FACILITY. /Six.One/ Voluntary Prepayments. The Debtor may prepay the Credit Facility, either totally or partially, hereinafter referred to as the “Voluntary Prepayments” provided the following conditions are met: /a/ Debtor shall give prior written notice thereof to the Agent Bank, with a copy to the Creditor, of its intention to make a Voluntary Prepayment at least 10 Banking Business Days in advance to the date suggested to make such payment, by indicating the amount to be paid, as set forth in this Section; /b/ Each total or partial payment shall be made on an Interest Payment Date. Should the Debtor wish to make a Voluntary Prepayment on a date other than an Interest Payment Date, Debtor shall additionally pay the Creditor the Prepayment Break Cost; /c/ each total or partial payment shall be made to the Creditor in immediately available funds; /d/ Debtor shall pay Creditor the total interest accrued on the Credit Facility until the date of the relevant prepayment on the prepaid principal; /e/ the prepayment consists of minimum amounts of US$10,000,000, except in the event of the prepayment of the total Credit Facility; /f/ any Voluntary Prepayments made by Debtor shall be allocated in the order set forth in paragraph /Eight.Two/ of Section Eight; /g/ All Voluntary Prepayments that fail to meet the conditions stated above shall be rejected by the Creditor. /Six.Two/ Mandatory Prepayments. Debtor is bound to prepay all or part of the principal amount under the Credit Facility upon the occurrence of any of the following events and in the amounts indicated below, hereinafter referred to as the “Mandatory Prepayments”: /a/ From the first Distribution to be made out of the results of the fiscal year 2016 and onwards, 100% of the amount received as Distribution in respect of shares pledged as security for the Credit Facility / available after the payment of interest and other costs under the Credit, including any potential expenses and income tax to be paid by Debtor on the Distribution earned/, shall be fully allocated to a Mandatory Prepayment of the Credit Facility. The Mandatory Prepayment referred to herein shall be made on the same date of the Distribution giving rise to it or, at the Debtor’s election, on the next Interest Payment Date, but in this last case the Debtor shall invest such funds in a fixed-term deposit with the Agent Bank for the Distribution amount to be endorsed in favor of the Collateral Agent for the benefit of the Creditor, as security for the Obligations, with instructions to the Collateral Agent to proceed to settle, on the next Interest Payment Date, such deposit and allocate the proceeds arising from such settlement /principal and interest/ to the Mandatory Prepayment referred to herein; /b/ Along with each

Mandatory Prepayment, the Debtor shall additionally paid the Creditor the Prepayment Break Cost, if applicable. /c/ The Mandatory Prepayments shall be made to the Creditor in immediately available funds. /f/ Any Mandatory Prepayments shall be allocated in the order set forth in paragraph /Eight.Two/ of Section Eight. SECTION SEVEN: PENALTY INTEREST. Any default or mere delay in the full and timely payment of any principal and/or interest amounts under the Credit Facility shall cause interest to be capitalized as provided for in section 9 of Chilean Law No. 18.010, and shall accrue a penalty interest equivalent to the one resulting from adding two percentage points to the Credit Facility Interest Rate. The penalty interest shall be calculated on the outstanding principal under the Credit Facility in arrears or payment of which is delayed, either on a regular or accelerated basis, and shall run from the date of the default or simple delay until the date of the actual payment of the amount due, all of which shall be without prejudice to any other rights that may be enjoyed by the Creditor according to law. SECTION EIGHT: GENERAL PROVISIONS ON PAYMENTS. /Eight.One/. Payment Terms. /a/ The Debtor shall pay the Creditor the obligations assumed under this Agreement and the Promissory Notes, on the due dates and / or the payments dates agreed upon and shall be paid to the Creditor through the Agent Bank. To this effect, Debtor shall make available to the Agent Bank, for the Creditor, all US dollar amounts corresponding to the interest accrued and the Repayment, no later than 11:00 a.m, Time of Chile/ on the maturity date of the respective payment, in funds available in the same day and time of the relevant transfer, or otherwise in immediately available funds. /b/ Once the payment has been received, the Agent Bank shall make that payment to the Creditor on the maturity date or relevant payment, to the account indicated by Creditor by electronic transfer with immediate availability. Cost of these transfers shall be borne by Debtor and shall be made no later than 02:00 p.m., time of Chile, on the maturity date or payment date, in funds available in the same day and time of the relevant transfer, or otherwise in immediately available funds. The Debtor and Creditor expressly release the Agent Bank from liability for any delay, restriction or impediment that may suffer it, and not attributable to it, in making the payments to Creditor on behalf of the Debtor. In any case, any amount paid or to be paid by Debtor to the Agent Bank as and when required on the maturity dates and/or payment dates agreed upon shall release Debtor of any liabilities toward the Creditor. /c/ Any disbursed amount that is paid in advance or on the maturity date may not be disbursed again by the Debtor. /Eight.Two/ Allocation to the Payment. The Debtor represents and acknowledges that the payments to be made under this Agreement shall be allocated to cancel its debt in the following order, when appropriate: a/ Prepayment Break Cost; /b/ default interest; /c/ taxes; /d/ collection and/or foreclosure expenses; /e/ judicial costs; /f/ ordinary interest;/g/ principal. /Eight.Three/ Any payments made by Debtor under this Agreement and the Promissory Notes shall be net and free of any tax withholdings either present or future established by the Chilean laws on this kind of loans, except for the first category tax or any other tax levied on income, revenue or equity of the Creditor Any present or future taxes levied on this Agreement or on those instruments evidencing the Credit Facility shall be solely and exclusively borne by the Debtor, who agrees to pay them at the Creditor’s sole request. Should the Debtor be required by law to make any tax deduction on any amount payable under this Agreement and the Promissory Notes, /i/ the amount owed and to be paid shall be grossed up by the required amount so that, after making all required deductions, the Creditor shall receive a net amount equal to the one that it would have received if such deductions had not been made; /ii/ the Debtor shall be bound to make such deductions, and /iii/ the Debtor shall pay the total deducted amount to the tax authority or to any other competent authority in accordance with the applicable law. Moreover, the Debtor agrees to pay any stamp tax, documentary tax or any other kind of taxes, charges or any other similar fees, either present or future, including the Additional Tax to be accrued on any payment made under this Agreement or on the subscription, delivery, registration, payment, collection or forced foreclosure or which may otherwise be levied on this Agreement. Should the Debtor or the Agent Bank on account of the Debtor have made any payment in excess to the Creditor, the Creditor shall deliver such amount in excess to the Debtor as soon as practicable, and shall give due notice thereof to the Agent Bank within 3 days immediately following receipt of such payment in excess. Likewise, Creditor shall give notice to the Agent Bank of all payments made by Debtor under this Agreement, the Credit Facility, the Promissory Notes and any other Credit Documents, as well as any balances owed by Debtor after each of the payments within 30 days following each of the respective payment dates, a circumstance that is expressly accepted by the Debtor. SECTION NINE: REPRESENTATIONS AND WARRANTIES. /Nine.One/ Debtor and Guarantors hereby represent and warrant to the Creditor as follows: /a/ that they are companies legally incorporated and validly existing in compliance with the laws in force in the Republic of Chile; that they have been granted the powers and authorities required to be the owners of their assets and carry out their businesses, the absence of which could have a Material Adverse Effect against them. Moreover, they represent that, to the best of their knowledge and belief, there is no petition, procedure or application seeking their winding up or early dissolution, un less what has been established in Permitted Reorganization; /b/ that they have been granted the powers and authorities required to execute, subscribe and perform this Agreement and the other Credit Documents; /c/ that the execution, subscription and delivery of the Credit Documents are included within the functions designed to achieve their corporate purpose; and that the execution, delivery and performance of the Credit Documents do not violate or infringe any laws, regulations or resolutions now in force, or their bylaws or any contract, agreement, arrangement or agreement in force to which the Debtor or any Guarantor or any company that is part of CorpGroup, including those subscribed or to be subscribed under the Permitted Reorganization; does not involve a breach of any contract, agreement, or covenant, convention or unilateral or otherwise binding obligation of the Debtor and the Guarantors, except those that evidence the Acquirable Loans, without prejudice to the Guarantees, the Borrower and the Guarantor, except those who realize the Possible Purchase Loans, subject to the Collateral, does not result or cause the levy of any Lien on their assets and that each of the Credit Documents is a legal, valid, binding, enforceable, and mandatory document of or upon the Debtor and the Guarantors; /d/ that none of the Debtor, any of the Guarantors or any company that is a member of CorpGroup requires any governmental authorizations, statutory approvals, or third parties’ consent, unless those already obtained and which are in full force and effect to execute, deliver and subscribe the Credit Documents, as well as to fulfill the obligations assumed thereunder; /e/ That, as to date, there is no pending or threatened against the Debtor or any of the Guarantors or any company that is a member of CorpGroup any lawsuit, action, or proceeding, nor any claims, subpoenas, summons, preliminary injunctions, attachments, investigations, processes or any similar actions, to the best of their knowledge and belief, in any court or Governmental Authority that have or could have a Material Adverse Effect; /f/ that they have not begun, nor has any third party begun, or have them been warned of the filing against the Debtor or the Guarantors or any of the companies that is a member of CorpGroup, of any petition in bankruptcy, winding up, receivership, judicial or extrajudicial agreements or any other similar measure; /g/ that as to date there has been no Material Adverse Effect; /h/ that this Agreement is governed by the laws and private law in force and that the Debtor and the Guarantors do not enjoy any jurisdiction immunity regarding any court or procedure under the laws in force in Chile; /i/ that the Debtor and the Guarantors shall allocate the funds disbursed hereunder for the purposes set forth in this Agreement and shall seek and shall ensure that the rest of the companies that are members of CorpGroup Group or that are controlled by the Controlling Shareholder allocate them for the same purposes; /j/ that the financial, economic and legal background provided prior to this date to the Creditor by the Debtor and the Guarantors in respect of themselves, their partners or shareholders are true, complete and accurate in all material respects, and contain no background or omissions that may be misleading ; /k/ That the Debtor, each of the Guarantors and each of the companies forming part of Group Corp Group have complied with all legal and statutory rules applicable to them, including but not limited to any tax, labor, social security laws, maintaining the permits and authorizations of any relevant nature, except for those statutory regulations that are being discussed by an appropriate procedure and in respect of which all relevant provisions have been made according to the IFRS; /l/ that they are the legitimate owners and have good and valid title to all the assets necessary for the conduct of its business and enjoy all authorizations, concessions, licenses or permits to operate such property in the manner they have been doing so to the date of this Agreement provided that the lack or absence of such legitimacy, validity of title, authorizations, concessions, licenses or permits shall not cause any Material Adverse Effect; /m/ that, to the best of their knowledge and belief, as of the date hereof, no Event of Default or Default has occurred or, if occurred, remains uncured; /n/ that they have fulfilled all their affirmative and negative covenants established in Sections 10 and 11 of this Agreement; /ñ/ that the rights or requirements of the Creditor against the Debtor, if any, under this Agreement and the other Credit Documents shall rank pari passu with any the rights or requirements of the other creditors of the same class. /Nine.Two/ Representations and warranties established in this Section, although initially made on the execution date of this Agreement with regard to the circumstances existing or known as of such date, shall be construed as repeated and made again by the Debtor at upon delivery of the certificate issued on December 31 of each year, referred to in paragraph /c/ of Section 10 of this Agreement. SECTION TEN: AFFIRMATIVE

COVENANTS. Without prejudice to any other obligations undertaken by the Debtor and Guarantors in this Agreement and while there is any outstanding amount due to the Creditor under this Agreement or any of the Credit Documents, the Debtor, Guarantors, and CorpFinancial, as appropriate in each case, are bound to fulfill the following affirmative covenants, which are expressly accepted by the Creditor: /a/ The Debtor, Guarantors and CorpFinancial are bound to deliver on an annual basis their individual financial information, if appropriate, consolidated by the Debtor and the Guarantors, and any other relevant information of the companies that are members of CorpGroup including any information required to verify the debt ceiling referred to in paragraph /a/ of Section Eleven below, no later than 20 days from the expiration date of each of such annual periods. To such effects, all information that on account of its nature could be considered as a Material Event shall be considered as relevant information, according to the provisions set forth in the General Rule No. 30, of the Chilean Superintendency of Securities and Insurance or any other rule that may supplement or replace them. /b/ The Debtor and the Guarantors are bound to deliver semiannually unaudited financial information, whether individual and consolidated of the Debtor and the Guarantors, in the same format as the audited financial information is delivered, but without the need to include any explanatory notes, including a certificate regarding compliance with the debt ceiling referred to paragraph /a/ Section Eleven below, no later than 90 days following the expiration of each semiannual period, in terms satisfactory to the Creditor. /c/ Simultaneously with the delivery of the information identified in the previous paragraph, Debtor agrees to deliver to the Agent Bank, on a semi-annual basis, on June 30 and December 31 of each year, a certificate signed by the general manager or by his substitute, evidencing compliance with Debtor’s Obligations. /d/ The Debtor agrees to subordinate and cause the relevant creditors to pledge their respective rights to the debts that the Debtor could have to its shareholders or partners, Related persons, in terms substantially identical to the Pledge and Subordination Agreement, in the form indicated in EXHIBIT “F” hereof, and which is notarized under the same repertoire number as this public deed, and is made a part of this Agreement to all legal effects, at a market interest rate prevailing on such date for such transactions. /e/ The Debtor agrees to pledge any loan to be granted in the future by the Debtor out of the proceeds of the Credit Facility to any company that is a member of CorpGroup or any company controlled by the Controlling Shareholder, in the form indicated in EXHIBIT “E” hereof, and which is notarized under the same repertoire number as this public deed, and is made a part of this Agreement to all legal effects. /f/ The Debtor and the Guarantors agree to allocate all the resources under the Credit Facility only for the purposes referred to in this Agreement. The Debtor undertakes to ensure that at any time, its obligations under the Credit Documents shall rank pari passu and payment priority under the law that any other payment obligations, either present or future, of the same class. /g/ The Debtor and the Guarantors agree to procure that all the transactions carried out with Related Persons either directly or through other Related Persons be consistent with fair conditions similar to those usually prevailing in the market. /i/ The Debtor agrees to inform in writing to the Creditor, through the Agent Bank and as soon as possible, but no later than within five Banking Business Days from the date on which any executive of the Debtor becomes aware of: /i/ the occurrence of any Event of Default or any Default; /ii/ any pending action, lawsuit or judicial or administrative proceedings concerning this Agreement or the Credit Documents or the Collateral; or /iii/ any circumstance or event that is affecting or that may potentially affect materially and adversely the business, transactions or financial condition of the Debtor, the rest of the companies that are members of CorpGroup and the Guarantors. /j/ The Debtor agrees to give notice to the Creditor, through the Agent Bank, of any amendments to the bylaws of the Debtor, the Guarantors, the rest of the companies that are members of CorpGroup, as well as of the modification or revocation of the powers regarding the Debtor and the Guarantors, within the term of 60 days from occurrence thereof. /k/ The Debtor and the Guarantors agree to endeavor to maintain its legal existence, ordinary course of business and affairs, all relevant rights, licenses, permits, trademarks, franchises, concessions or patents in full force. /l/ The Debtor and the Guarantors agree to fulfill all the obligations under any act, agreement or contract, the breach of which causes or may cause, individually or in the aggregate, a Material Adverse Effect. /m/ The Borrower and the Guarantor agree to fulfill, and ensure that the companies that are members of CorpGroup met with the current laws and regulations as may be applicable to them in relation to the development of their business and the ownership of their properties and assets. /n/ The Debtor and Guarantors agree to timely pay all their tax, social security and labor obligations that cause or may cause a Material Adverse Effect. /ñ/ The Debtor and the Guarantors agree to keep their accounting books and records in accordance with the Chilean law and the IFRS and to hire independent auditors acceptable to the Creditor, or any other among those listed in the Register Book of External Auditors of the Chilean Superintendency of Securities and Insurance. /o/ The Borrower agrees to quote jointly with the Creditor, or with any of the related companies of the Creditor, either in Chile or abroad, any financial derivatives in order to hedge the risk variation of the Interest Rate or currency of the Credit Facility, including among them, any type of master agreements, individual contracts and confirmations of such hedges after their closing. /p/ The Debtor and the Guarantor agree to quote and procure that any company that is a member of CorpGroup quotes jointly with the Creditor any other financial product, debt and share issues and other financial or advisory services related to the Credit Facility or the total or partial refinancing of the Credit Facility. /q/ The Debtor and the Guarantors agree to procure that all the companies that create the Committed Pledges shall become /simultaneously with the creation of such pledges/ also a surety and co-debtor jointly and severally liable, in the form annexed to EXHIBIT “D”, hereof, and which is notarized under the same repertoire number as this public deed, which is made a part hereof to all legal and contractual effects, as security for the Obligations and subscribe an extension sheet of the Promissory Notes, thus becoming a guarantor thereof. /r/ The Debtor and the Guarantors agree to maintain the first lien pledges under the Share Pledge Agreements that are relevant in each case: /one/ from the date of the first Disbursement to be made during the First Availability Period and until the date on which the Permitted Reorganization is completed, the 5.6% of the CorpBanking Shares equivalent to 12,802,928 shares; /two/ from the date hereof and during the process of consummation of the Permitted Reorganization, and while the Obligations are kept in full force and effect, create pledges on first lien shares and prohibitions to encumber and sell the Corpbanca Shares pledged as security for the Acquirable Loans, which shall be conducted simultaneously with the payment out of the proceeds of the Credit Facility or simultaneously with the execution of the respective Assignment Agreement, if the Acquirable Loan acquired by the Creditor is secured by such collateral; /three/ from the execution date hereof, during the implementation process of the Permitted Reorganization, and for as long as the Obligations are in full force and effect, to create first lien pledges on the shares and prohibitions to sell and encumber Corpbanca Shares at present pledged as collateral of other creditors and as soon as such pledges are released; /four/ as from the date of this Agreement and during the consummation process of the Permitted Reorganization and until the completion date of the Permitted Reorganization, create first lien pledges and prohibitions to encumber and sell the CorpBanking Shares and Saga Shares which are currently pledged as collateral to other creditors and as soon as such pledges are released, and until reaching CorpBanking Shares representing 100% less 1 of the CorpBanking shares issued and until reaching 100% of the Saga Shares issued; /five/ as from the date of this Agreement and during the consummation process of the Permitted Reorganization and while the Obligations are in full force and effect, create first lien pledges and prohibitions to encumber and sell CorpBanca Shares not currently pledged as collateral to other creditors, those companies controlled by the Controlling Shareholder are forbidden as of the date hereof to pledge them as collateral on account of prohibitions and/or stipulations contained in other agreements, as soon as such prohibitions or stipulations allow them pledging such shares as collateral; /six/ as from the date hereof and during the consummation process of the Permitted Reorganization, and until the completion date of the Permitted Reorganization, to create first lien pledges and prohibitions to encumber and sell CorpBanking Shares and Saga Shares which are not currently pledged as collateral to other creditors, the companies controlled by the Controlling Shareholder are forbidden as of the date hereof to pledge them as collateral on account of the prohibitions and/or stipulations contained in other agreements, as soon as such prohibitions or stipulations allow them to pledge such shares and until reaching CorpBanking Shares representing 100% less 1 of the CorpBanking Shares issued and until reaching 100% of the Saga Shares issued; /seven/ in the event that, from the date hereof and during the consummation process of the Permitted Reorganization, any company controlled by the Controlling Shareholder agrees to a capital increase in CorpBanking and/or in Saga, 100% of the shares and/or rights received as payment of such capital increase regarding the CorpBanking Shares and Saga Shares delivered as Collateral for the Obligations, creating a pledge on them under the terms of the Share Pledge Agreement; and /eight/ no later than on the same date of the Disbursement under the Second Availability Period, or /ii/ on the same date of the Disbursement under the Third Availability Period; or /iii/ on the completion date of the Permitted Reorganization, or /iv/ on January 1, 2016; or /v/ on the date on which the Chilean Superintendency of Banks and Financial Institutions rejects the Permitted Reorganization, whichever occurs first and for as long as the Obligations are in full force and effect, 139,969,954,146 Corpbanca Shares representing 80% of the Corpbanca Shares owned by the companies controlled by the Controlling Shareholder. Simultaneously with the creation of the pledge on Corpbanca Shares which completes the total of 139,969,954,146 Corpbanca Shares pledged to the Creditor or the relevant proportion, the latter shall release the pledges and prohibitions to sell that had been created under the provisions set forth in paragraphs /one/, /four/, /six/, /seven/ above. Furthermore, should the Debtor have not disbursed or fail to disburse the total Committed Amount, then the pledge and prohibition mentioned above may be levied on the number of Corpbanca Shares proportionately appropriate for the amount actually paid plus the amount to be Disbursed during the Second Availability Period or the Third Availability Period. /s/ The Debtor and the Guarantors are bound to maintain a minimum hedge ratio of guarantee of 1.2 times, it being construed as the ratio between: /one/ the value of the shares pledged as Collateral under the Credit Facility /according to the Share Pledge Agreements, the Collateral of which are entirely implemented and in full force and effect/, without duplication, according to the valuation formula shown in EXHIBIT “L” of this Agreement and which is notarized under the same repertoire number as this public deed, and is made a part hereof to all legal effects, and /two/ any principal balance outstanding under the Credit Facility. Exceptionally, the reported hedge ratio may be less than 1.2 times and in any case it may never be less than 1 time, if such decline is explained solely by the variation of the exchange rate. However, the Debtor always may, in order to maintain the required hedge ratio: /one/ make Voluntary Prepayments according to paragraph /Six.One/ of Section Six of this Agreement; and/or grant additional security interests to the satisfaction of the Creditor. /t/ CorpBanking and Saga agree, from the date of the first Disbursement to be made during the First Availability Period, to retain the full title and ownership to the Corpbanca Shares that are at present owned by the companies controlled by the Controlling Shareholders, except for the transfers permitted under the Permitted Reorganization. /u/ The Debtor and the Guarantors agree to subscribe, simultaneously with each Assignment Agreement, and each of the other instruments and documents to be executed to evidence the obligations underlying such loans once acquired by Creditor, and in favor of the Creditor, including any debt acknowledgments, promissory notes, extension sheets, restructurings and/or rescheduling, and any other instrument that Creditor may reasonably require to subscribe or which is to be subscribed for the purpose of restructuring any acquired loans under the same terms and conditions and the same guarantees established in this the Credit Facility Agreement, and including any security interests or guarantees securing them which shall be assigned jointly with such Loans to the Creditor, duly amended to secure the Obligations, /but the personal guarantees that are assigned shall remain restricted to the amount of the Acquirable Loan secured by them, and which shall be released once the first lien pledge on 139,969,954,146 Corpbanca Shares has been duly levied and legally consummated, as established in paragraph /8//r/ of this Section Ten. The Parties place on record that the Debtor may request the Creditor to acquire one or more of the Acquirable Loans, in which case the same terms and conditions established in this Agreement to make a Disbursement shall be applied, each Assignment Agreement being considered for such purpose as a Disbursement and each Assignment Agreement is to be executed to the full satisfaction of the Creditor. In any case, with regard to the loan granted to the Debtor by the Deutsche Bank AG, London Branch on December 20, 2013, provided it is acquired by the Creditor, only the pledges on Corpbanca Shares shall be assigned to the Creditor and the Creditor shall release the remaining shares. /vi/ The Debtor and the Guarantor undertake to deliver the physical certificates and / or deposit in the escrow account of Itaú BBA Corredor de Bolsa Limitada opened on behalf of the respective holder of CorpBanca Shares, as applicable, under the escrow agreement that is usually executed for this type of transactions, or cause the holders of the shares to deliver the physical certificates and / or deposit in the escrow account of the custody of Itaú BBA Corredor de Bolsa Limitada, as appropriate, Corpbanca Shares that are currently held by the companies controlled by the Controlling Shareholder which as of that date are not pledged as security to other creditors and deposit them in the escrow account and/or deliver the physical certificates of the other Corpbanca Shares owned by any of the companies that are controlled by the Controlling Shareholder which are at present pledged as security to other creditors as soon as the latter return them to their respective holder. Securities held in the escrow account under this subparagraph not levied by the Committed Pledges as established in paragraph /r/ of Section Ten hereof, shall be returned to their relevant shareholders as soon as the Committed Pledges have been created in compliance with what is set forth in paragraph /8/ /r/ of Section Ten of this Agreement. SECTION ELEVEN: NEGATIVE COVENANTS. Without prejudice to any other obligations undertaken by the Debtor, the Guarantors and CorpFinancial in this Agreement or in any other of the Credit Documents, and while there is any outstanding amount due to the Creditor under this Agreement: /a/ The Debtor, CorpFinancial and the Guarantors /other than CorpBanking and Saga which are subject to the prohibitions set forth in paragraph /f/ below/ are forbidden to maintain, and shall procure that any of the companies forming part of CorpGroup maintains, credits or loans or Financial Debt for an amount in excess to the US$1,700,000,000, on a cumulative basis and including the Credit Facility. The foregoing provision does not apply to refinance loans or loans that are included in such ceiling. /b/ The Debtor may not grant loans or any financing to Related out of the proceeds of the Credit Facility, except for those that are pledged in favor of the Collateral Agent for the benefit of the Creditor, under the terms set forth in the paragraph /e / of the Section Ten of this Agreement. /c/ The Debtor and the Guarantor shall not perform any act or enter into any agreement to settle, wind up or dissolve their transactions or business, except as provided for in the Permitted Reorganization. /d/ The Debtor and the Guarantors may not agree or perform any act or enter into any agreement for a split-up or merger without the prior consent of the Creditor, except for those acts performed under the Permitted Reorganization. /e/ While the Permitted Reorganization has not been completed, the Debtor and the Guarantors are forbidden to sell or transfer any shares, rights and/or equity interests of any company, fund or entity participating, either directly or indirectly, in Saga and/or CorpBanking and / or Corpbanca, except in the case of transfers arising from the consummation of the Permitted Reorganization and/or the agreements to be entered into under the Permitted Reorganization. Once the Permitted Reorganization has concluded, CorpBanking and Saga shall be forbidden to transfer and sell the shares pledged as security for the Obligations. /f/ While the Permitted Reorganization has not concluded, CorpBanking y Saga shall be forbidden: /i/ to borrow any new credits, loans or assume any Financial Debts, /ii/ to grant loans or credit facilities to the Related Persons, except for loans granted out of the proceeds of the Distributions made in fiscal years 2013 and 2014; /iii/ deliver, or create or levy any kind of guarantees or security interests or personal guarantees or surety bonds, and/or any other kind of Liens as security for any monetary debts. Those guarantees to be granted by law are excluded from this prohibition; and /iv/ sell and/or transfer Corpbanca Shares held by it, except for those transfers made under the Permitted Reorganization or in order to perform any of the agreements that derive from the Permitted Reorganization; it is also forbidden to pledge them as security or encumber them in any way, except for those granted under the Permitted Reorganization. SECTION TWELVE: EVENTS OF DEFAULT. /Twelve. One / Events of Default. The following events of default or of prepayment of the Credit Facility, shall be hereinafter referred to as the “ Events of Default”, to wit: /a/ Debtor’s default or mere delay in the regular or mandatory prepayment of the principal and interest on the Credit Facility ; /b/ Debtor’s default or mere delay in the payment of any other amount owed under the Credit Documents, and fails to cure any of them within 5 Banking Business Days following the date of the default or mere delay; /c/ if any of the representations and warranties made by Debtor and the Guarantors under Section 9 hereof, proves not to be true or is inaccurate or incomplete in any material respect when made, and the Debtor and/or the Guarantors fail to remedy it within 5 Banking Business days following the date on which they have been given notice of the untruthfulness, inaccuracy or incompleteness of the respective representation and warranty; /d/ If Debtor or any of the Guarantors or any company forming part of CorpGroup fails to pay any Debt or monetary obligation to the Creditor or any third party, whether on account of principal, interest or premiums, or if the Debit or the Guarantors fail to fulfill any other obligations under the Debt, which may cause it to become immediately due and payable either by acceleration of the maturity date or otherwise. For purposes of this paragraph and the following one, the term “Debt” shall refer to all cash obligations and charges that are deemed as such in accordance with the IFRS. With regard to any debts or obligations to third parties other than the Creditor and other than the companies related to the Creditor, in Chile or abroad, the Event of Default described herein may be invoked by the Creditor only if such Debt or monetary obligation is for a nominal amount equal to or greater than the amount equivalent to US$30,000,000, considered individually or cumulatively, and to the extent that such breach is not cured within 30 days thereafter or that the Company that is a member of CorpGroup becomes insolvent or suspends its payment or acknowledges in writing its inability to pay its debts upon maturity, or makes a general assignment or abandons its assets for the benefit of its creditors; or if a petition in bankruptcy or insolvency or any other legal action or proceedings is brought against the Debtor, any of the Guarantors or any company that is a member of CorpGroup requesting its or their dissolution, winding up, reorganization, insolvency, composition with creditors or scheme of arrangement to pay its/their debts or its assets under any bankruptcy, insolvency or reorganization law involving debtors; or the appointment of a receiver, trustee, auditor, expert, comptroller or any other similar officer in respect of the Debtor, any of the Guarantors, or any of the companies that is a member of CorpGroup or of a substantial part of the assets of any of them, or if the Debtor, any of the Guarantors, or any of the companies that is a member of CorpGroup takes any action to allow performance of any of the acts referred to above; and in the foregoing cases to the extent that such default or breach is not cured within 15 days from its occurrence; /h/ If any administrative or governmental authority seeks to seize, confiscate, attach, expropriate, unlawfully take, or assume the custody or control of, all or a substantial part of the assets of the Debtor, or the Guarantors or any other company that is a member of CorpGroup or in respect of any of them, would have taken any action to replace directors or to restrict its powers to run its or their business, and if such orders are not released or discharged within 15 calendar days from the effective date thereof; /i/ if, for any reason, this Agreement, the Promissory Notes or any of the Credit Documents is revoked, annulled or becomes void or ceases to be valid and enforceable according to their terms; /j/ If any of the Guarantees granted or to be granted as security for the fulfillment of the obligations assumed by the Debtor under this Agreement, the Credit and the Promissory Notes or any of the Credit Documents ceases to be valid or enforceable against the grantors thereof, or have been extinguished, except for the provisions set forth in the Permitted Reorganization; /k/ If the Debtor or any of the Guarantors or any of the Companies that is controlled by the Controlling Shareholder, incurs in default of any of the obligations, charges and duties set forth in Section Five.Two of the shareholders’ agreement to be entered into in order to perform the agreement executed in English and known as “Transaction Agreement”, entered into on the date hereof by and among the Debtor, Corpbanca, Banco Corpbanca Colombia S.A., Itaú Unibanco Holding, S.A., Banco the Debtor, Itaú Chile and Itaú BBA Colombia, S.A. Corporación Financiera and provided always that such defaults have not been cured under the terms, conditions and deadlines set forth in the shareholders’ agreement; /l/ if as of January 1, 2016, no authorization has been obtained from the Chilean Superintendency of Banks and Financial Institutions to implement the Permitted Reorganization as well as any other authorizations that may be relevant to accomplish the merger in Chile contemplated in the Permitted Reorganization all of which in compliance with the provisions set forth in the Transaction Agreement, or if such body rejects or fails to expressly authorize to achieve the Permitted Reorganization within the term set forth above; except that in both cases the conditions established in EXHIBIT “O” hereof are fulfilled, which is notarized under the same repertoire number as this public deed, and is made a part hereof to all legal effects; /m/ upon termination of the agreement executed in English and known as “Transaction Agreement” by and among the Debtor, Corpbanca, Banco Corpbanca Colombia S.A., Itaú Unibanco Holding, S.A., Banco Itaú Chile and Itaú BBA Colombia, S.A. Corporación Financiera, or upon termination of the shareholders’ agreement to be entered into in compliance with the provisions set forth in such “Transaction Agreement”. In any case, if occurrence of the event described herein has been verified, the Debtor shall be entitled to request a refinancing of the Credit Facility within 180 calendar days thereafter and, in default thereof, the event of default or of prepayment provided for in this paragraph shall be deemed fulfilled; /n/ if the Debtor, the Guarantors or the companies that are members of CorpGroup fail to fulfill any other obligation under the Credit Documents other than those contemplated above, and if such default or breach remains uncured within 30 calendar days from the date such default has been notified in writing by the Creditor or the Agent Bank to the Debtor; /ñ/ if the Debtor, jointly with any of the entities that are members of CorpGroup maintains in full force and effect the Financial Debt /including this Credit Facility/ over and above the amount equivalent to US$1,700,000,000 on a cumulative basis; /o/ if once the Permitted Reorganization has concluded, no first lien pledges and prohibitions to encumber and sell are created, which represent 80% of Corpbanca Shares issued at present held by any of the companies that is controlled by the Controlling Shareholders, in favor of the Collateral Agent, for the benefit and on behalf of Itaú Nassau as security for the fulfillment of the Obligations, in the format annexed to EXHIBIT “A” hereof, and which is notarized under the same repertoire number as this public deed, and is made a part of this Agreement for all legal purposes. Furthermore, if Debtor has failed to disburse the total Committed Amount, then the pledge and the prohibition referred to above may be created on the number of Corpbanca Shares which proportionally corresponds according to the amount actually disbursed of the Credit Facility; and /p/ in general, in all those cases when the law requires the early enforcement of the obligations established herein, un those cases not provided for in this Agreement. /Twelve.Two/ Credit Facility Acceleration Procedure. /a/ Upon the occurrence of any of the Events of Default listed in paragraph /Twelve.One/ hereof, the Creditor may, at its sole discretion, declare the total principal amount of the Credit Facility and any interest thereon as well as any other amount owed to Creditor under this Agreement and the Promissory Notes immediately due and payable. /b/ it is expressly stated herein that all the Events of Default mentioned above have been established for the sole benefit of the Creditor, who may therefore, exercise them or not, and should the Creditor decide not to exercise them, such decisions shall not be construed as an impairment or detriment to the rights granted by this Agreement or the law . /Twelve.Three/ Authorizations. Any authorization or waiver requested by the Debtor regarding the Events of Default shall be deemed approved if the Creditor has consented to it in writing . In any case, the authorization granted under this Section shall be valid only for the specific case and for the specific purpose for which it has been granted. SECTION THIRTEEN: COLLATERAL AGENT. /Thirteen.One/ Power of Attorney. /a/ The Creditor hereby grants an irrevocable power of attorney to Itaú Chile under the terms set forth in section 18 of Law No. 20190 enacted on June 5, 2007 to act as Collateral Agent. /b/ The Collateral Agent will be fully empowered to perform all the acts, enter into all the agreements and subscribe all public and private instruments that may be required, including all rectification and/or clarification deeds that may be relevant in order to cause the creation and legal implementation of the Collateral or the adequacy of the existing ones. The Collateral Agent shall also be liable to perform the following acts, including but not limited to receiving the respective stock certificates and contracts, keeping them in custody, managing them and fulfilling the legal requirements applicable to each of them, as appropriate, as well as for managing and foreclosing the Collateral, and the delivery of the proceeds thereof to the Creditor, if required. /Thirteen. Two/ Powers of the Collateral Agent. /a/ In order to the exercise this power of attorney, and without prejudice to the broad powers granted to it, the Collateral Agent shall be broadly and expressly empowered to self-contract, and also, acting in the name and on behalf of the Creditor, to receive and keep in custody securities, stock certificates, corporate rights, contractual documents, or any others that are to be delivered to and be received by the Creditor for the total implementation of the Collateral; perform any acts, enter into any agreements, take all steps, proceedings and formalities, execute any public or private documents, and make all registrations or publications that may be relevant, necessary and/or advisable to levy and implement entirely and according to law, the Collateral described herein, or any others that may be granted under the Credit Documents, being also authorized to required a notary public to attest to the notifications, registrations, publications and/or annotations that may be relevant in compliance with the law for such purposes, as well as to require or delegate a power of attorney to require the customarily annotations and registrations and publications that may be relevant and receive any titles, certificates or instruments that may be relevant to such effect; to require any kind of customarily annotations and registrations and publications that may be relevant; keep custody of all stock certificates, corporate rights, contractual documents and any other kind of documents that may be required by the law; to perform any other acts, take any steps and measures that may be relevant, and shall also be empowered to collect and receive, for which purpose the Collateral Agent shall have the prior authorization of the Creditor; /b/ In addition, the Collateral shall be entitled to represent the Creditor in all trials and judicial proceedings relating to the Collateral, which are relevant in which they may have an interest either at present or in the future, in any jurisdiction, ordinary, special, arbitral, or administrative court, or otherwise, to which the Creditor may be act as plaintiff, defendant or third party of any kind whatsoever, until the complete execution of the judgment, and shall be entitled to file any kind of ordinary, executive, special, non-contentious actions or otherwise; in order to exercise this power of attorney with regard to the execution and foreclosure of the Collateral, the Collateral Agent shall be empowered by the Credit to act in the Creditor’s name and behalf with all ordinary and extraordinary powers to perform judicial acts contemplated in both subsections of section 7 of the Code of Civil Procedure of Chile, which are deemed as fully reproduced herein, on a one-by-one basis, and shall also be empowered, without the following enumeration being restrictive in any way, to sue, file complaints, bring any other kind of judicial proceedings either in a voluntary or contentious jurisdiction, answer to complaints, desist, withdraw and discontinue all kind of legal actions and proceedings, defenses, pleas-in-bar, remedies and appeals; waive remedies or legal terms, answer interrogatories, enter into compromises, appoint arbitrators collect and receive monies, enter into accord and satisfaction, to settle or is authorized to represent the company with all the ordinary and extraordinary powers granted in this power of attorney, being empowered to file any voluntary nonsuit in the court of original jurisdiction or lower court, file and answer complaints, accept the complaint brought by the opposite party, answer interrogatories or give testimony, waive remedies or legal terms, compromise, settle, grant arbiter’s powers to the arbitrators, change venues, participate in conciliations and settlements, approve agreements, to collect and receive; it being expressly stated that the power to settle also includes out-of-court settlements, appoint legal counsels and attorneys-in-fact with all the powers granted herein. The Collateral Agent shall also be empowered to release the Collateral either totally or partially. The Collateral Agent may delegate and resume such powers, either totally or partially as many times as it may deem convenient. The foregoing is without prejudice to the right of the Creditor to bring and foreclose the Collateral in those cases in which this Agreement authorizes it to enforce collection of any amounts outstanding under this Agreement, in compliance with the provisions set forth in section 2428 of the Civil Code. /Thirteen.Three/ Acceptance. /a/ The Collateral Agent hereby accepts the appointment and power of attorney hereby granted to it by the Creditor under the terms set forth above. /b/ Moreover, the Debtor hereby expressly accepts the collateral agency and the appointment of the Collateral Agent evidenced herein. /Thirteen. Four/ Provision of Funds. Should the Collateral be foreclosed either in or out of court, Creditor shall provide the Collateral Agent with all sufficient funds that may be necessary or required to satisfy the due and complete management thereof, without prejudice to the Creditor’s right that such funds be reimbursed to it by the Debtor. /Thirteen. Five/ Other Stipulations. /a/ The Collateral Agent may fulfill any of its obligations as such through its agents or attorneys-in-.and shall be entitled to receive legal advice concerning those matters related to such obligations. /b/ The Collateral Agent shall not be liable for the performance of any act that is not expressly stated in this Agreement, it being understood that there are no implied obligations concerning it. In any case, the Collateral Agent shall not be bound to fulfill or perform instructions if such fulfillment or performance may cause it to be held legally liable or if such instructions are contrary to law or to the provisions of this Agreement. /c/ The Collateral Agent shall be liable for having acted with ordinary negligence in the fulfillment of the Collateral Agent’s obligations under this Agreement. /d/ If with regard to any proposed action to be taken, the Collateral Agent should determine in good faith that the provisions of this Agreement or of any other documents executed under it, regarding the obligations or functions or discretionary powers of the Collateral Agent, are or may be ambiguous or inconsistent, the Collateral Agent shall give immediate written notice thereof to the Creditor, identifying the proposed action and the provisions that it considers are or may be ambiguous or inconsistent, and may refuse to execute the function, or assume such responsibility, or exercise that discretion unless it has received written confirmation from the Creditor that the action proposed by the Collateral Agent is consistent with the terms of this Agreement or any other document arising herefrom, or that it is otherwise appropriate. The Collateral Agent shall be fully protected when acting or refraining from acting with the Creditor’s confirmation to that effect, and such confirmation shall be binding on the Collateral Agent and the Creditor. /e/ In order to prove if the Collateral Agent has been instructed to perform or refrain from performing any act by the Creditor, the delivery of a written notice by the Creditor shall be sufficient. The Collateral Agent shall be entitled to request such notice from the Creditor. /f/ In the event that, as ordered by a final judgment duly executed, the Collateral Agent suffers any damages, losses, expenses including but not limited to any reasonable legal fees or expenses, which derive from the acts or omissions arising from the instructions given by the Creditor in connection with this Agreement or any other documents executed under it, the Creditor shall indemnify and hold the Collateral Agent harmless, unless a final and conclusive judgment rendered by a competent court, which may not be challenged on appeal, declares that such claim, damage, loss, liability or expense has been caused by the ordinary negligence of the Collateral Agent /g/ The Debtor shall be liable for the reimbursement and payment of any reasonable and duly evidenced costs or expense incurred by the Collateral Agent during the preparation, execution and strict performance of this Agreement. /h/ Any communications or notices that are to be given under this Agreement or any other Credit Documents to be executed to the Agent Bank shall also be given to the Collateral Agent in its capacity as such. SECTION FOURTEEN: AGENT BANK /a/ The Agent Bank shall remit or report to the Creditor as soon as practicable, any written notice or communication received from the Debtor in its capacity as Agent Bank under the terms of this Agreement. It is hereby expressly stated that the Agent Bank shall not be bound to verify the authenticity and truthfulness of the communications and notices sent by the parties to this Agreement through it, nor to review that they have fulfilled their obligations hereunder. /b/ The Agent Bank shall not be liable for the performance of any act that is not expressly stated in this Agreement, it being understood that there are no implied obligations concerning it. In any case, the Agent Bank shall not be bound to fulfill or perform instructions if such fulfillment or performance may cause it to be held legally liable or if such instructions are contrary to law or to the provisions of this Agreement. /c/ The Agent Bank shall be liable for having acted with ordinary negligence in the fulfillment of the Agent Bank’s obligations under this Agreement. /d/ The Creditor states that, independently of the Agent Bank and exclusively based on the financial, economic and legal background provided by the Debtor, the Creditor has made is own and individual credit analysis of the Credit. Moreover, the Creditor further represents that during the effective term of this Agreement, it shall continue making any particular and individual examination, analysis and review of the Debtor’s conditions and that based on such analysis, the Creditor shall take all decisions that may be relevant under this Agreement. /e/ The provisions established in paragraphs /b/, /d/, /e/, /f/, and /g/ of /Thirteen.Five/ of Section Thirteen of this Agreement shall be applied to the Agent Bank, mutatis mutandis. SECTION FIFTEEN: PROMISSORY NOTES. For the purposes set forth in section 434, subsection 4 of the Code of Civil Procedure, the Parties hereby expressly place on record that the Promissory Notes along with their respective extension sheets are completely separate and independent of this Agreement, the sole purpose of which is to establish the terms and conditions applicable to the granting of credit facility and the obligations related thereto and the Debtor hereby acknowledges that the Promissory Notes to be considered as a “título ejecutivo” (a document on which direct enforcement of the debt may be obtained) separate and apart of this Agreement . The Creditor shall state in each of the respective Promissory Notes the partial payments made of the principal amount due under the Credit Facility, as established in section 85 of the Ley sobre Letra de Cambio y Pagaré (Law governing the Bills of Exchange and Promissory Note). SECTION SIXTEEN: ASSIGNMENTS. The Debtor may not assign and/or transfer this Agreement and the Promissory Notes as well as any of the rights or obligations arising from the other Credit Document without the prior written consent granted by the Creditor. The Creditor may assign and/or transfer the rights and credits arising from this Agreement and the Promissory Notes, in favor of one or more financial institutions, without any cost to the Borrower, and with the prior consent of the Debtor who may not unreasonably deny it; except upon the occurrence of an Event of Default which remains uncured, in which case no prior notice be required and the Debtor agrees to bear all costs and pay the new taxes levied on such assignment, and the assignee shall assume all the obligations set forth in this Agreement. SECTION SEVENTEEN: EXPENSES AND TAXES. The foregoing always to the extent that they are reasonable and duly evidenced. SECTION EIGHTEEN: SET-OFF. Upon Debtor’s default or mere delay in the payment of any of the obligations under this Agreement, or if Debtor’s payment in advance of any of them is required under the terms hereof, Debtor hereby expressly and irrevocably authorizes the Creditor to offset the payment of such obligations against all the monies, deposits and securities maintained, held, or received by the Creditor in favor of the Debtor, thus extinguishing either partially or totally the obligations owed to Creditor up to the concurrence of their relevant amounts. The foregoing is without prejudice to any other power that the law or administrative rules may confer or grant to the Creditor. SECTION NINETEEN: WAIVERS. The Creditor’s failure to exercise or delay in the exercise of any of its rights under this Agreement or under the other Credit Documents and the Promissory Notes shall not constitute a waiver thereof or the separate or partial exercise of any right shall prevent the subsequent exercise of such rights or any other rights. The rights and remedies referred to herein are cumulative and do not exclude any other right or remedy acknowledged by the law. SECTION TWENTY: NOTICES. COMMUNICATIONS. All notices and communications to be reciprocally given among the Parties under this Agreement shall be sent to their attorneys-in-fact duly authorized by them to receive them or to the addresses specified for each Party in EXHIBIT “Ñ” hereto, and which is notarized under the same repertoire number as this public deed, which is made a part of this Agreement to all legal effects. Notices and communications shall be deemed received from the date of receipt if delivered through a Notary Public, or from the third day after delivery thereof to a reputable prepaid courier service, or, if sent by facsimile or mail, after having obtained the automatic receipt confirmation, from which dates they shall be deemed valid to all legal effects Should any of the recipients indicated in EXHIBIT “Ñ” or any of the data from such recipients be changed or modified, a written notice stating such circumstance given to the Agent Bank as stated above shall be sufficient, ant the Agent Bank shall then proceed to notify it to each of the Parties. SECTION TWENTY-ONE: LEGAL SUCCESSORS AND ASSIGNS. The provisions hereof shall be mandatory for and inure to the benefit of the Parties and their respective legal successors and assigns. SECTION TWENTY-TWO. HEADINGS OF THE SECTIONS. Titles and headings given by the parties hereto to the several provisions of this agreement have been established only for reference and ease of reading, and shall not affect the meaning or scope that the relevant Section in its entirety may have different from them. SECTION TWENTY-THREE: CONFIDENTIALITY. It is hereby expressly placed on record that the Parties agree to keep all privileged or confidential information reciprocally submitted by the Parties for the execution of this Agreement in the strictest confidentiality and in secret. It is hereby stated that the preceding confidentiality obligation is without prejudice to the legal duty to provide the information referred to above to the party concerned when required by order of a court of the Republic of Chile, the Federative Republic of Brazil, any governmental authority and/or by virtue of any legal or statutory provisions. SECTION TWENTY-FOUR: LAW APPLICABLE TO THE AGREEMENT. This Agreement and all the provisions contained herein are governed and shall be construed according to the laws in force in the Republic of Chile. SECTION TWENTY-FIVE: DOMICILE AND JURISDICTION. To all legal effects arising herefrom, the appearing parties establish their domiciles in the city and commune of Santiago, and agree to submit to the jurisdiction of the Ordinary Courts therein located. LEGAL CAPACITIES TO REPRESENT THE PARTIES. The legal capacity of the representatives of BANCO ITAÚ BBA S.A., NASSAU BRANCH, arises from the instrument executed on January 16, 2014 in the City of Sao Paulo, State of Sao Paulo, Brazil, before Nelly Fontes Ferreira, the Authorized Civil-Law Notary. The legal capacity of the representatives of BANCO ITAÚ CHILE, arises from the public deeds executed on November 18, 2011 at the notarial office in Santiago of José Musalem Saffie and on December 3, 2009 at the notarial office in Santiago of Patricio Raby Benavente. The legal capacity of the representatives of INVERSIONES CORPGROUP INTERHOLD LIMITADA, arises from the public deeds executed on May 29, 2012 at the notarial office in Santiago of José Musalem Saffie. The legal capacity of the representatives of COMPAÑÍA INMOBILIARIA Y DE INVERSIONES SAGA S.A., arises from the public deed executed on June 17, 2009 at the notarial office in Santiago of José Musalem Saffie. The legal capacity of the representatives of CORP GROUP BANKING S.A., arises from the public deeds executed on April 30, 2012 at the notarial office in Santiago of José Musalem Saffie. The legal capacity of the representatives of CORPGROUP FINANCIAL S.A. arises from the public deeds executed on April 30, 2012 at the notarial office in Santiago of José Musalem Saffie. Such legal capacities are not inserted herein because they are known to the parties and the authorizing Notary Public and at their express request. . In witness whereof, the parties have signed these presents after reading them. The appearing parties are delivered a copy hereof. It is hereby expressly stated that this public deed has been recorded in the Record Book of Public Instruments kept at this Notarial Office on this same date. I attest.

[ILLEGIBLE SIGNATURES]

p.p. BANCO ITAÚ S.A. - NASSAU BRANCH

[ILLEGIBLE SIGNATURES]

p.p. BANCO ITAÚ CHILE

[ILLEGIBLE SIGNATURES]

p.p. INVERSIONES CORPGROUP INTERHOLD LIMITADA

p.p. COMPAÑÍA INMOBILIARIA Y DE INVERSIONES SAGA LIMITADA

p.p. CORPGROUP BANKING S.A.

p.p. CORPGROUP FINANCIAL S.A.

THIS IS A TRUE CERTIFIED COPY OF THE ORIGINAL DEED.

February 4, 2014

Exhibit A

PLEDGE ON SHARES

[*]

TO

BANCO ITAÚ CHILE

AS

COLLATERAL AGENTS

In the City of Santiago de Chile, on this [*], before me, [*], [*], attorney-at-law, holder of national identity card number [*], Notary Public of the [*] Notarial Office of Santiago, located at [*] [*], there appeared: /One/ Messrs. [•], [nationality], [marital status], [profession or occupation], holder of national identity card [•], who acts in the name and on behalf, as it shall be hereinafter evidenced, of BANCO ITAÚ CHILE, a sociedad anónima (joint-stock corporation) doing business as a banking entity, organized and existing according to the laws in force in Chile, rol único tributario (taxpayer’s identification number) [                        ], all of them domiciled in this city at Avenida Apoquindo No. 3457, in the commune of Las Condes, in Santiago, hereinafter and indistinctly referred to as “Itaú Chile” or the “Agent Bank” or the “Collateral Agent”; which appears in its own name and on behalf of BANCO ITAÚ BBA S.A., NASSAU BRANCH, a sociedad anónima (joint-stock corporation) doing business as banking entity, organized and existing under the laws in force in Bahamas, hereinafter and indistinctly referred to as “Itaú Nassau” or the “Creditor”; all of them domiciled for the purposes hereof at Avenida Apoquindo No. 3457, in the commune of Las Condes, in Santiago; /Two/ Messrs. [•], [nationality], [marital status], [profession or occupation], holder of national identity card [•], and [•], [nationality], [marital status], [profession or occupation], holder of national identity card [•], both of them acting, as it shall be hereinafter evidenced in the name and on behalf of the PLEDGOR, a limited liability company, rol único tributario (taxpayer’s identification number) [*], all of them domiciled at [*], hereinafter indistinctly referred to as [*] or the “Pledgor”; all appearing parties who are of age and have evidenced their identities by the identity cards mentioned above, state that, they have agreed to enter into the following share pledge agreement, hereinafter indistinctly referred to as the “Pledge Agreement” under the terms and conditions set forth herein. SECTION ONE: BACKGROUND. /One.One/ Credit Facility. /a/ By public deed executed on [*] at the notarial office of Santiago of [*], “Itaú Nassau” and “Inversiones Corpgroup Interhold Limitada”, a limited liability company, rol único tributario (taxpayer’s identification number) [*], hereinafter referred to as the “Debtor” entered into a Credit Facility Agreement, hereinafter referred to as the “Facility Agreement” by virtue of which and subject to the conditions set forth therein, the Creditor agreed to grant the Debtor certain loans for the maximum principal amount of US$1,200,000,000, hereinafter referred to as the “Credit Facility”. /b/ Promissory Notes. The Credit Facility to be granted under the Credit Facility Agreement shall be evidenced by one or more Promissory Notes and the relevant extension sheets thereof, subscribed by the Debtor to the order of the Creditor. /One.Two/. Collateral Agent. /a/ According to the provisions set forth in section Thirteen of the Credit Facility Agreement, the Creditor granted an irrevocable power of attorney to Banco Itaú Chile in compliance with the terms set forth in section 18 of Law No. 20.180, authorizing it to act as Collateral Agent and to represent it in the creation, modification, or extinguishment of the Collateral and to exercise the rights arising from the Collateral with express powers to self-contract. /b/ The Collateral Agent is fully empowered to execute and subscribe any public and private documents that may be required, and to accept any encumbrances or liens that may be levied in favor of the Collateral Agent, acting for the benefit of the Creditor, and also to agree in such documents to all those terms that are its essence, nature or merely accidental, that it may deem advisable for the due implementation of such collateral; the Collateral Agent shall also be empowered to take any steps and proceedings that may be required or necessary for the implementation thereof as well as to require and sign all registration, sub registrations, annotations and cancellations that may be relevant and wherever appropriate. /One.Three/: Definitions. Capitalized terms used but not expressly defined herein shall have the meanings ascribed to them in the Credit Facility Agreement. SECTION TWO: SHARES. /Two.One/ Pledged Shares. The Pledgor is the sole owner of the shares issued by the Company [*], hereinafter referred to as the “Pledged Shares”, which are evidenced in the stock certificate number [*] in the name of [*] representing [*] shares, which have been fully subscribed and paid-up. /Two.Two/ Representation. The Pledgor hereby declares through its representatives duly identified in the recitals hereof, that the Pledgor is the sole and exclusive owner of the Pledged Shares, that they are duly registered in its own name in the Register Book of Shareholders of the Company and that they are totally paid-up, were issued with voting rights and are free of any liens, encumbrances, attachments, preliminary injunctions, title restriction, price balances, promises to purchase and sale, shareholders’ agreements, pledge, prohibition or litigation and any other right in rem other than the ownership, except for the pledges created or committed to be created under the Permitted Reorganization, as such term is defined in the Credit Facility Agreement. Likewise, the Pledgor further states that there is no impediment, both with respect to the Pledged Shares, as to himself, to enter into this Pledge Agreement and pledge such shares. Should this Pledgor’s statement be false or incorrect, the Collateral Agent shall be empowered to declare the Secured Obligations immediately enforceable and payable. SECTION THREE: PLEDGE ON SHARES IN FAVOR OF THE BANKS. The Pledgor, duly represented as stated in the recitals hereof, creates in favor of the Collateral Agent, who acts on the account and for the benefit of the Creditor a pledge on the securities in favor of the banks in compliance with the provisions set forth in Law No. 4.287 on February 22, 1928 on all the Pledged Shares already identified in the preceding section, in order to secure the faithful, full and timely fulfillment of all the Debtor’s present or future obligations assumed or to be assumed by the Debtor to the Creditor and its future assigns and/or legal successors derived from the Credit Facility Agreement, the Promissory Notes and other Credit Documents, as such term is defined in the Credit Facility Agreement, including any agreed and penalty interest thereon, adjustments, judicial or extrajudicial costs and expenses, fees and any other amount owed or to be owed to Creditor, and all obligations derived from the acts and agreements indicated above, whether such obligations are of the essence or of the nature of such acts or agreements, including also any extensions, renewals, reschedules, modifications, amendments, changes in interest rates, substitutions of collateral, capitalizations of interest, any changes or variations in the time, manner and method of paying the obligations agreed upon between the Borrower and the Lender or its assigns, without limitation, as also loans and documents substituting or replacing all or part of the secured obligations, either through novation, rescheduling or otherwise or for any other reason, hereinafter referred to as the “Secured Obligations”. The registered pledge created herein is also levied on all interest, including penalty interest, commissions, fees and any other obligations collateral to the Secured Obligations in favor of the Creditor under the Credit Facility Agreement. The pledge hereby levied shall further secure the reimbursement to the Creditor and the Collateral Agent of all legal costs and collection expenses, whether judicial or extrajudicial, including reasonable attorneys’ fees, if any, which may be incurred as a result of any proceedings or demands brought for the collection or foreclosure of the pledges in favor of the Creditor; and it shall also encumber any other obligation evidenced in instruments that may be granted or accepted by the Debtor in the future, under the Credit Facility Agreement, the Promissory Notes and any other Credit Documents as well as by virtue of any other document that in the future may supplement such agreements. It is hereby expressly stated that the full payment of all the Secured Obligations under the pledge hereby created shall be considered indivisible, so that payment thereof may not be made in installments unless the prior and expressly written consent of the Creditor or Collateral Agent and therefore, they may enforce all or part of the Secured Obligations. SECTION FOUR: NO SALE & NO LIENS. Pledgor hereby agrees not to encumber, sell, dispose of, or otherwise perform any act or enter into any agreement involving the Pledged Shares during the effective term thereof, without the prior written authorization of the Collateral Agent, who hereby authorizes to create the committed pledges under the Permitted Reorganization, as such term is defined in the Credit Facility Agreement. Such prohibitions shall be recorded in the Register Book of Shareholders of “[*]”. The appearing parties hereby declare that “lien” shall refer to any collateral or security interest or any charge, encumbrance, prohibition, right in favor of third parties, attachment, impediment or restriction that may adversely affect or impair the free use, enjoyment or disposition of the Pledged Shares. SECTION FIVE: ACCEPTANCE. The Collateral Agent, duly represented as stated in the recitals hereof, hereby accepts the pledge and the prohibitions created herein and acquires the relevant pledge on the shares on the account and for the benefit of the Creditor. SECTION SIX: DELIVERY OF STOCK CERTIFICATES. The Pledgor hereby delivers to the representatives of the Collateral Agents the certificates of the Pledged Shares. The Collateral Agent, duly represented as stated above, acknowledges receipt thereof to its entire satisfaction and is bound to keep them in custody during the effective term of the pledges evidenced herein. SECTION SEVEN: EXTENSION. The pledges and prohibitions created under this agreement shall automatically include and encumber all increases in the value of the Pledged Shares as well as to each of the equity rights granted by them to their holders, and shall also include all proceeds and benefits that may derive from or be produced by them, including but not limited to any dividends and profits, bonus shares, preemptive rights or options (puts and calls) of any kind whatsoever, rights of first refusal, bonds convertible into shares or any other securities that may grant future rights on the company issuing such shares, as appropriate. Moreover, to the extent required by law, all pledges created hereunder shall also encumber the Pledgor’s right to receive any compensation for expropriation of the Pledged Shares, such compensation shall subrogate the Pledged Shares for all legal and contractual purposes and contract that may be required. In this way, the Collateral Agent, on behalf of the Creditor, shall be entitled to collect and receive all dividends and proceeds of any nature that may derive from the pledged shares and the Collateral Agent is expressly authorized to allocate such proceeds to the fulfillment of the Secured Obligations only when they are overdue and enforceable. Furthermore, the Collateral Agent shall be entitled, on behalf of the Creditor, to collect and receive any capital reimbursement related to the pledged shares and to allocate them to the payment of the Secured Obligations when they are overdue and enforceable. In consideration of the foregoing, the issuer of the Pledged Shares may not pay any mount specified in this agreement except through the Collateral Agent, and the Pledgors are forbidden to collect and receive directly or through a third party other than the Collateral Agent, any amounts to be paid to them by the Debtor, whatever the concept or nature of such payment may be. SECTION EIGHT. EXTENSION. /a/ Pledgor hereby agrees to extend the pledge and the prohibitions affecting the Shares under this agreement to any other cash shares that may be acquired under a capital increase as a consequence of the preemptive rights inherent in the Pledged Shares or securities issued granting such future rights on the shares that the Pledgor may acquire in the future for any reason by virtue of the preemptive rights inherent in such Pledged Shares. For these purposes, the Pledgor agrees to subscribe, at the mere written request of the Collateral Agent, and immediately after receipt of such request, a new public deed of pledge of shares and prohibition to encumber and sell such shares or securities to be acquired in the future in accordance with the provisions set forth in this Section, in terms substantially similar to those set forth herein. /b/ Notwithstanding the Pledgor’s obligation to appear at the subscription subscribe in due course of the relevant pledges and prohibitions, the Pledgor hereby grants a special and irrevocable power of attorney, coupled with an interest as the Creditor is also interested in the execution thereof, in accordance with Section 241 of the Commercial Code as broad as is legally required, to the Collateral Agent, who accepts it, in order that the Collateral Agent, acting in the name and on behalf of the grantor, and at its sole discretion, immediately after the date of issue or acquisition of such shares or securities, as the case may be, and at its sole discretion, to create and sign all the relevant pledges and prohibitions in the name and on behalf of the Pledgor, under the terms and conditions substantially similar to those set forth herein. /c/ In order to fulfill this power of attorney, the Collateral Agent shall be empowered to agree on any terms, covenants and conditions whether of the essence and nature of the acts and agreement that may be required, as well as any other incidental thereto as necessary; as well as to clarify, supplement or amend them; subscribe and execute any public or private instruments that may be required; execute any public or private instruments that may be required as well as to take any further steps and proceedings that may be required for the due achievement of this power of attorney with express powers to self-contract. The Collateral Agent may also, in the agreement to be executed by it, grant a special power of attorney to any of the individuals identified in Section Fourteen hereof, so that any one of them, may receive for, and in the name and behalf of the Pledgor any judicial and/or extrajudicial notices and demands, in any proceedings, legal actions or lawsuit related to such pledges and secured obligations, irrespective of the applicable procedure or the competent court or authority having jurisdiction over them may be, so that any notice or request of any legal proceedings or lawsuit served upon the attorney-in-fact shall be construed as validly served on the Pledgor. Furthermore, this special and irrevocable power of attorney may not be invoked by the Pledgor as a ground to justify pledgor’s breach of the obligations assumed by it hereunder. /d/ This special and irrevocable power of attorney may not be invoked by Pledgor as a ground to justify Pledgor’s breach of any of the obligations arising herefrom. Furthermore, the Pledgor hereby releases the Collateral Agent from any liability in which it may incur in the fulfillment of the irrevocable powers of attorneys hereby granted to it. SECTION NINE: SPLIT-UP OR MERGER. In the event of split-up or merger of the company issuing the Pledged Shares, it is expressly agreed upon herein that the pledges and prohibitions created hereunder shall also encumber any other shares in the new companies to be organized as a consequence of the split-up or merger, or which survive any of them, which belong or would belong to Pledgor as owner of the Pledged Shares affected by the pledges and prohibitions created in this agreement. The Collateral Agent is hereby exclusively authorized to withdraw the relevant stock certificates in any relevant casers and to cause the registration of the pledges and prohibitions with the corresponding Register Book of Shareholders, thus the Pledgor waives demanding such delivery for its own account or on the account of a third party. SECTION TEN: RIGHT TO A VOICE AND VOTE. While the Secured Obligations shall not become overdue and enforceable, the Pledgor shall retain the full exercise of the rights to a voice and vote to which it is entitled as legitimate owner of the Pledged Shares as well as the exercise of any other political rights that may be enjoyed by it. Upon the expiration and enforceability of any of the Secured Obligations /including any cure period, maximum amounts, and other terms contemplated in each of them/ as such term is defined in the Credit Facility Agreement, by the Creditor’s merely giving written notice thereof to the company issuing the Pledged Shares, with a copy to the Pledgor, and form the date of such notice, and without any further requirement and without having to prove to any individual the maturity or the enforceability of the relevant obligation, the Creditor shall enjoy all the rights that would otherwise belong to the Pledgor as legitimate owner of the Pledged Shares. In this case, the Pledgor shall refrain from exercising such rights as well as any other right to which it would have been entitled as a consequence of its share holding, all of which shall be transferred as a matter of law to be exercised solely and exclusively by the Creditor, for which purposes the Pledgor hereby irrevocably authorizes the Creditor, who accepts it, to exercise the right to a voice and vote inherent in the Pledged Shares. SECTION ELEVEN: GOOD AND SUFFICIENT TITLE. The Pledgor acknowledges that a faithful and authorized copy of this deed is a good and sufficient title to bring and further all relevant legal actions and remedies regarding any of the Shares Pledged as security for the fulfillment of the Secured Obligations. SECTION TWELVE: OTHER OBLIGATIONS. During the effective term of the pledge and prohibitions created hereunder, the Pledgor agrees to: /a/ bring any judicial or extra-judicial actions that may be required to maintain the ownership and free possession of the Pledged Shares; /b/ give notice to the Creditor by means of a registered letter sent to the Collateral Agent at the address specified in the recitals hereof, of any attachment, seizure, material loss or material damage or impairment suffered by any of the Pledged Shares, within five business days following the occurrence thereof. /c/ give notice of the existence of the pledge created hereunder to the creditor who subsequently levies an attachment on the Pledged Shares, according to the same procedure and within the same period of time referred to in subparagraph /b/ above. SECTION THIRTEEN: ACCELERATION AND FORECLOSURE. Without prejudice to any of the Events of Default established in the Credit Facility Agreement, the Secured Obligations may become enforceable upon the occurrence of any of the following circumstances: /a/ If the Pledgor does not have or loses title to any of the Pledged Shares. /b/ upon failure to give notice of the pledges and prohibitions on the Pledged Shares to the company issuing the pledged Shares by an Attesting Officer within the term of 15 calendar days following the date hereof. /b/ If any of the Pledged Shares is encumbered or shall become encumbered in the future by other liens, title restrictions, prohibitions, attachments, preliminary injunctions and/or litigations, except for the pledges created or promised to be created under the Permitted Reorganization, as such term is defined in the Credit Facility Agreement. /d/ If any of the Pledgor’s representations herein made is false or inaccurate; /e/ if the Pledgor fails to fulfill the obligations not to encumber or sell the Pledged Shares except for the pledges created or promised to be created under the Permitted Reorganization, as such term is defined in the Credit Facility Agreement. /f/ If the Pledgor fails to fulfill any of the obligations evidenced herein, other than the obligations not to encumber or sell the Pledged Shares, and fails to cure such default within 10 days from receipt of notice thereof by the Collateral Agent. /g/ In any other cases where the law or the Credit Facility requires the early enforceability of the obligation. It is expressly stated herein that all the Events of Default mentioned above have been established for the sole benefit of the Creditor, who may therefore, exercise them or not, and should the Creditor decide not to exercise them, such decisions shall not be construed as an impairment or detriment to the rights granted by this Agreement or the law. SECTION FOURTEEN: POWER OF ATTORNEY GRANTED FOR THE SERVICE OF NOTICES. /a/ The Debtor hereby grants a power of attorney to [—], [nationality], [marital status], [profession], holder of national identity card number [—] and to [—], [nationality], [marital status], [profession], holder of national identity card number [—], of age, who evidence their identities as specified above, and having the same domicile as the Pledgor specified in the recitals hereof, so that, any of them acting indistinctly, may receive, for and on behalf of their principals, any judicial and/or extrajudicial notices and demands, in any action or legal proceedings or litigation concerning this pledge agreement as well as the Secured Obligations, irrespective of whether the applicable procedure or the competent court or authority having jurisdiction over them may be, so that any notice or request of any legal proceedings or lawsuit served upon the attorney-in-fact shall be construed as validly served on the Pledgor. Pursuant to this irrevocable power of attorney, the attorney-in-fact shall be broadly empowered to judicially represent the Pledgor including, without limitation, to receive all kinds of notices, answer complaints and perform any judicial powers set forth in both subsections of section seven of the Code of Civil Procedure, which are deemed expressly and entirely reproduced herein. The Debtor hereby expressly represents that the power of attorney hereby granted is irrevocable in compliance with the provisions set forth in section 241 of the Commercial Code; because the Creditor is interested in the fulfillment thereof. /b/ [*] and [*] identified above and personally present upon the execution hereof, hereby declare that they accept the power of attorney hereinabove granted and agree not to waive it without the written consent of the Collateral Agent. The power of attorney hereby [*] granted does not revoke any other power of attorney granted heretofore or on the date hereof. SECTION FIFTEEN: OTHER GUARANTEES. It is hereby expressly placed on record that the pledge and prohibition created herein are without prejudice to any other security interests, and prohibition that could have been granted by the Debtor, the Pledgor and/or any third parties, w created by the Pledgor and/or third parties, either in personam or in rem, to secure fulfillment of the Pledgor’s obligations to the Creditor. The agreements evidenced in this public deed shall not construed under any circumstance as an amendment, substitution, or restriction on the rights granted to the Creditor, the Collateral Agent under the Credit Facility Agreement, the Credit Facility, the Promissory Notes and other Credit Documents, or any amendments thereto. SECTION SIXTEEN: RELEASE AND DISCHARGE. The Creditor, acting through the Collateral Agent shall subscribe a deed of release of the pledge and prohibition created or levied hereunder after the entire and total fulfillment of all the Secured Obligations. SECTION SEVENTEEN: NULLITY OR INEFFECTIVENESS. Should, for any reason, one or more of the provisions of this Agreement be declared null and void and ineffective, either in whole or in part, such declaration shall not affect the validity of the remaining provisions hereof or of the Credit Facility Agreement. SECTION EIGHTEEN: WAIVERS. The failure of the Collateral Agent or the Creditor to exercise or delay in the exercise of any of its rights hereunder shall not constitute a waiver thereof, nor shall the separate or partial exercise of any right shall prevent the subsequent exercise of such rights or any other rights in the future. The rights and remedies referred to herein are cumulative and do not exclude any other right or remedy acknowledged by the law. SECTION NINETEEN: EXPENSES AND SUPPLEMENTARY DEEDS. All expenses, taxes, notarial and registration fees as well as any kind of disbursements related to the execution or registration hereof, as well as those derived from the execution of any supplementary public deeds that may be necessary to clarify, rectify or modify this instrument, as well as those that may arise from the relevant releases of this pledge shall be paid by the Pledgor. The Pledgor hereby grants a special and irrevocable power of attorney to [*] and to [*] in order that, any of them acting jointly with the attorneys-in-fact of the other Parties hereto may draft any text required to correct or amend this public deed to achieve the full registration of the pledges and prohibitions hereby created as appropriate. The attorneys-in-fact, pursuant to the powers granted to them, are authorized to correct and rectify the contents of the public deed, the identification of the Parties and the Pledged Collateral, or complete the data that are necessary to execute the agreements undertaken by the Parties. Likewise, the attorneys-in-fact are empowered to record these presents in a public deed and register them along with this instrument with the relevant registers. SECTION TWENTY: SUCCESSORS AND ASSIGNS. The pledges and provisions established herein shall inure to the benefit of the Creditor and the rights granted by it shall be exercised through the Collateral Agent, or any successor or assigns as well as by those who may legally or customarily subrogate in their rights. Such successors or assigns and those who may legally or customarily subrogate in their rights shall enjoy and enforce against Pledgor the same rights and benefits that this public deed grants to the Pledgee, which are considered valid to all legal and contractual effects that may be relevant. SECTION TWENTY-ONE: HEADINGS OF THE SECTIONS. Titles and headings given by the Parties hereto to the several provisions of this agreement have been established only for reference and ease of reading, and shall not affect the meaning or scope that the relevant section in its entirety may have different from them. SECTION TWENTY-TWO:  LAW APPLICABLE TO THE AGREEMENT. This Agreement and all the provisions contained herein are governed and shall be construed according to the laws in force in the Republic of Chile. SECTION TWENTY-THREE: DOMICILE AND JURISDICTION. To all legal effects arising herefrom, the appearing parties establish their domiciles in the city and commune of Santiago, and agree to submit to the jurisdiction of the Ordinary Courts therein located. LEGAL CAPACITIES TO REPRESENT THE PARTIES. The legal capacity of the representatives of BANCO ITAÚ CHILE, arises from the public deeds executed on [*] at the notarial office [*]. The legal capacity of BANCO ITAÚ CHILE, to act in the name and on behalf of BANCO ITAÚ BBA S.A., NASSAU BRANCH as Collateral Agent under the pledge hereby created, arises from the public deed executed on executed on [*] at the notarial office [*]. The legal capacity of the representatives of the PLEDGOR arises from the instrument executed on [*] at the notarial office [*]. Such legal capacities are not inserted herein because they are known to the parties and the authorizing Notary Public and at their express request. In witness whereof, the parties have signed these presents after reading them. The appearing parties are delivered a copy hereof. It is hereby expressly stated that this public deed has been recorded in the Record Book of Public Instruments kept at this Notarial Office on this same date. I attest.

EXHIBIT “B”

FORM OF SURETY BOND AND JOINT AND SEVERAL CO-INDEBTEDNESS

ALVARO SAIEH BENDECK

TO

BANCO ITAÚ CHILE

AS

COLLATERAL AGENT

In the City of Santiago de Chile, on this [*], before me, [*], [*], attorney-at-law, holder of national identity card number [*], Notary Public of the [*] Notarial Office of Santiago, located at [*] [*], there appeared:

/One/ ALVARO SAIEH BENDECK, a Chilean citizen, married [duly separated with regard to marital or community property, as it shall be hereinafter evidenced], entrepreneur, holder of national identity card number [*], domiciled at [*], hereinafter indistinctly referred to as the “Surety”;

/Two/ Messrs [*], [nationality], [marital status], [profession], holder of national identity card number [*], and Mr. [*], [nationality], [marital status], [profession], holder of national identity card number [*], both of them acting in the name and on behalf, as it shall be hereinafter evidenced, of who acts in the name and on behalf, as it shall be hereinafter evidenced, of BANCO ITAÚ CHILE, a sociedad  anónima (joint-stock corporation) doing business as a banking entity, organized and existing according to the laws in force in Chile, rol único tributario (taxpayer’s identification number) [                        ], hereinafter and indistinctly referred to as “Itaú Chile” or the “Agent Bank” or the “Collateral Agent”; which appears in its own name and on behalf of BANCO ITAÚ BBA S.A., NASSAU BRANCH, a sociedad anónima (joint-stock corporation) doing business as banking entity, organized and existing under the laws in force in Bahamas, hereinafter and indistinctly referred to as “Itaú Nassau” or the “Creditor”; all of them domiciled for the purposes hereof at Avenida Apoquindo No. 3457, in the commune of Las Condes, in Santiago. All the appearing parties are of age, and have evidenced their identities by means of their identity cards indicated ut supra, hereinafter also referred to as the “Parties”, and state that:

SECTION ONE: BACKGROUND

/One.One/ Credit Facility. /a/ By public deed executed on [*] at the notarial office of Santiago of [*], “Itaú Nassau” and “Inversiones Corpgroup Interhold Limitada”, a limited liability company, rol único tributario (taxpayer’s identification number) [*], hereinafter referred to as the “Debtor” entered into a Credit Facility Agreement, hereinafter referred to as the “Credit Facility Agreement” by virtue of which and subject to the conditions set forth therein, the Creditor agreed to grant the Debtor certain loans for the maximum principal amount of US$1,200,000,000, hereinafter referred to as the “Credit Facility”.

/b/ Pagarés (Promissory Notes). The Credit Facility to be granted under the Credit Facility Agreement shall be evidenced by one or more Promissory Notes and the relevant extension sheets thereof, subscribed by the Debtor to the order of the Creditor.

/One.Two/ Collateral Agent.

/a/ According to the provisions set forth in section Thirteen of the Credit Facility Agreement, the Creditor granted an irrevocable power of attorney to Banco Itaú Chile in compliance with the terms set forth in section 18 of Law No. 20.180, authorizing it to act as Collateral Agent and to represent it in the creation, modification, or extinguishment of the Collateral and to exercise the rights arising from the Collateral with express powers to self-contract.

/b/ The Collateral Agent is fully empowered to execute and subscribe any public and private documents that may be required, and to accept any encumbrances or liens that may be levied in favor of the Collateral Agent, acting for the benefit of the Creditor, and also to agree in such documents to all those terms that are of its essence, nature or merely accidental, that it may deem advisable for the due implementation of such collateral; the Collateral Agent shall also be empowered to take any steps and proceedings that may be required or necessary for the implementation thereof as well as to require and sign all registration, sub registrations, annotations and cancellations that may be relevant and wherever appropriate.

/One.Three/ Definitions.

Capitalized terms used but not expressly defined herein shall have the meanings ascribed to them in the Credit Facility Agreement.

SECTION TWO: FORM OF SURETY BOND AND JOINT AND SEVERAL CO-INDEBTEDNESS

/One/ Surety Bond.

Alvaro Saieh Bendeck, subject to the condition hereinafter set forth, hereby becomes a surety and co-debtor jointly and severally liable under the terms provided for in title XXXVI of Book IV of the Civil Code, hereinafter referred to as the “Conditional Surety Bond” section 2013 of the Civil Code, in order to secure the faithful, full and timely fulfillment of all the Debtor’s present or future obligations assumed or to be assumed by the Debtor to the Creditor and its future assigns and/or legal successors derived from the Credit Facility Agreement, the Promissory Notes and the other Credit Documents, including any agreed and penalty interest thereon, adjustments, judicial or extrajudicial costs and expenses, fees and any other amount owed or to be owed to the Creditor, and all obligations derived from the acts and agreements indicated above, whether such obligations are of the essence or of the nature of such acts or agreements, including also any extensions, renewals, reschedules, modifications, amendments, changes in interest rates, substitutions of collateral, capitalizations of interest, any changes or variations in the time, manner and method of paying the obligations agreed upon between the Debtor and Creditor or its assigns, without limitation, as well as the loans and documents substituting or replacing all or part of the secured obligations, either through novation, rescheduling or otherwise or for any other reason, hereinafter referred to as the “Secured Obligations”. The Surety hereby accepts all extensions of time, renewals and other modifications that the Creditor may agree with the Debtor, and total or partial assignments of the Credit that may be made by the Creditor pursuant to the provisions of [Section Sixteen] of the Credit Facility Agreement. The obligations of Alvaro Saieh Bendeck, by virtue of this instrument, shall be considered indivisible. Moreover, the Surety hereby accepts and agrees for the benefit of the Creditor, represented by the Collateral Agent that given that the condition noted below has been complied with, and in the event that any of the Events of Default established in the Credit Facility Agreement has occurred and remains uncured after the expiration of any cure periods provided for therein or after the expiration or enforceability of any of the Secured Obligations occurred, Alvaro Saieh Bendeck shall be bound to immediately, early and irrevocably pay as if they were in arrears, all Secured Obligations as well as consequently the Conditional Surety Bond. Álvaro Saieh Bendeck, hereby expressly waives with regard to the Conditional Surety Bond granted herein the benefits of discussion and withdrawal contemplated in sections 2357 and 2339 of the Civil Code. Moreover, the Surety hereby expressly agrees not to take any action or enforce any right against the secured Debtor until the latter has fully complied with the Secured Obligations, including but not limited to the action for reimbursement that may be brought by Don Alvaro Saieh Bendeck to recover all amounts paid by him on behalf of the Debtor, any action or remedy that may be enjoyed by him, it has paid by Borrower, any action or right due to you for legal or contractual subrogation or the right to claim compensation for damages under the general rules. This surety bond also extends to all interest, including penalty interest, commissions and fees and any other ancillary obligations to the Secured Obligations, including but not limited to any obligations involving legal costs, expenses, taxes, finance charges, reimbursable expenses, disbursements and any other item, as well as any other obligation of the Debtor to the Creditor under Credit Facility Agreement, the Credit Facility, the Promissory Notes and the other Credit Documents, and it further ensures the extensions and renewals that may be agreed upon with regard to the obligations secured hereunder. The Pledgor, furthermore, secures the reimbursement of all legal costs and collection expenses, whether judicial or extrajudicial, including reasonable attorneys’ fees, if any, that may be incurred as a result of any proceedings or demands for the collection or foreclosure of this pledge, as well as any other obligation undertaken by the Debtor by means of any instrument that it may execute or accept in the future, in substitution or in lieu of those that Debtor could have been executed and delivered to the Creditor or the Collateral Agent, as applicable, under the Credit Facility Agreement, the Credit Facility, the Promissory Notes and the other Credit Documents, as well as any other documents that may supplement them in the future.

/Two/ Acceptance. The Collateral Agent, acting on behalf of the Creditor as indicated in the recitals hereof, accepts the Conditional Surety Bond granted by Alvaro Saieh Bendeck under this instrument, and agrees not to exercise or enforce the rights enjoyed by the Collateral Agent under this Conditional Surety Bond but in compliance with the terms and conditions of this Agreement. Notwithstanding the foregoing, the Parties specifically agree that if Debtor has failed to fully comply with the Secured Obligations on the maturity date thereof, and provided always that the condition stated in the following Section has been verified, the Creditor may exercise all the rights enjoyed by it under the Conditional Surety Bond with regard to those Secured Obligations not met, without having to prove to the Surety, or any other individual, that such rights are being exercised in accordance with the provisions set forth in the Credit Facility.

SECTION THREE: CONDITION

The surety bond and joint and several co-indebtedness evidencing herein shall be subject to the fulfillment of any of the following conditions precedent: /i/ that before the creation of the Committed Pledges under the terms set forth in paragraph /8//r/ of Section Ten of the Credit Facility Agreement, any of the Events of Default set forth in paragraph /Twelve.One/ of Section Twelve of the Credit Facility Agreement shall have occurred; or /ii/ that the Credit Facility shall have been restructured in terms of paragraph /l/ of Section Twelve of the Credit Facility Agreement and that the occurrence of any of the Events of Default set forth in the documents to be executed according to paragraph /l/ of Section Twelve of the Credit Facility Agreement shall have been verified. Should any one of the conditions precedent referred to above have been met, the Conditional Surety Bond shall become enforceable as a matter of law, without any judicial or extrajudicial notice or demand being required, and shall be in full force and effect until the Debtor has fully complied with the Secured Obligations.

SECTION FOUR: AUTHORIZATION

The Surety, hereby expressly, formally and irrevocably authorizes the Creditor, in order that, once the condition set forth in the preceding Section has been verified, and if the Debtor has incurred in default or mere delay in the payment of any of the Secured Obligations, or if any of them has become enforceable in advance, Creditor may allocate to the payment of such obligations, any kind of monetary deposits or securities that the Creditor may have or may receive on behalf of the Surety for any reason whatsoever, thus extinguishing either partially or totally the obligations owed to Creditor. The foregoing is without prejudice to any other power that the law or administrative rules may confer or grant to the Creditor.

SECTION FIVE: GOOD AND SUFFICIENT TITLE

The Surety expressly represents that in any proceedings to collect the Secured Obligations, it shall acknowledge this instrument as a valid and sufficient evidence to collect and/or foreclose the obligations secured hereby.

SECTION SIX: SPECIAL POWER OF ATTORNEY

/a/ Without prejudice to any appointment of agents heretofore made or to be made in the future, the Surety hereby grants a power of attorney to [NAME], [nationality], [marital status], [profession], holder of national identity card number [—], domiciled at [—], in the commune of [—], in the City of Santiago, and to [NAME], [nationality], [marital status], [profession], holder of national identity card number [—], domiciled at [—], in the commune of [—], in the City of Santiago, who evidence their identities by the identity cards referred to above, so that any of them acting indistinctly, may receive, for and on behalf of their principals, any judicial and/or extrajudicial notices and demands, in any action or legal proceedings or litigation concerning this agreement as well as the Secured Obligations, irrespective of the applicable procedure or the competent court or authority having jurisdiction over them, so that any notice or request of any legal proceedings or lawsuit served upon the attorney-in-fact shall be construed as validly served on the Surety. Pursuant to this irrevocable power of attorney, each of the attorneys-in-fact shall be broadly empowered to judicially represent the Surety including, without limitation, to receive all kinds of notices, answer complaints and perform any judicial powers set forth in both subsections of section seven of the Code of Civil Procedure, which are deemed expressly and entirely reproduced herein. The Pledgor hereby expressly represents that the power of attorney hereby granted is irrevocable in compliance with the provisions set forth in section 241 of the Commercial Code; because the Creditor is interested in the fulfillment thereof. /b/ [NAME] and [NAME], already identified above, hereby declare that they accept the power of attorney hereinabove granted to them and agree not to waive it without the Creditor’s written consent. The power of attorney hereby granted does not revoke any other power of attorney granted heretofore or on the same date hereof.

SECTION SEVEN: OTHER GUARANTEES

It is hereby expressly placed on record that the surety bond created herein is without prejudice to any other security interests and prohibition that could have been granted by the Surety, the Debtor and/or any third parties, either in personam or in rem, to secure fulfillment of the Secured Obligations to the Creditor. The agreements evidenced in this public deed shall not be construed under any circumstance as an amendment, substitution, or restriction on the rights granted to the Creditor, the Collateral Agent under the Credit Facility Agreement or any amendments thereto.

SECTION EIGHT: NULLITY OR INEFFECTIVENESS

Should, for any reason, one or more of the provisions of this Agreement be declared null and void and ineffective, either in whole or in part, such declaration shall not affect the validity of either the remaining provisions hereof or the Credit Facility Agreement.

SECTION NINE: WAIVERS

The failure of the Collateral Agent or the Creditor to exercise or delay in the exercise of any of its rights hereunder shall not constitute a waiver thereof, nor shall the separate or partial exercise of any right shall prevent the subsequent exercise of such rights or any other rights in the future. The rights and remedies referred to herein are cumulative and do not exclude any other right or remedy acknowledged by the law.

SECTION TEN: EXPENSES AND SUPPLEMENTARY DEEDS

All expenses, taxes, notarial and registration fees as well as any kind of disbursement related to the execution or registration hereof, as well as those derived from the supplementary public deeds that may be necessary to execute to clarify, rectify or modify this instrument, shall be paid by the Surety. The Surety hereby grants a special and irrevocable power of attorney to [NAME] and to [NAME] in order that, any of them acting jointly with the attorneys-in-fact of the other Parties hereto may draft any text required to correct or amend this public deeds. The attorneys-in-fact, pursuant to the powers granted to them, are authorized to correct and rectify the contents of the public deed, the identification of the Parties or complete the data that are necessary to execute the agreements undertaken by the Parties. Likewise, the attorneys-in-fact are empowered to record such texts in a public deed.

SECTION ELEVEN: SUCCESSORS AND ASSIGNS.

The Conditional Surety Bond hereby created shall inure to the benefit of the Creditor and the rights granted by it shall be exercised through the Collateral Agent, or any successor or assigns of the Creditor, as well as through those who may legally or customarily subrogate in their rights. Such successors or assigns and those who may legally or customarily subrogate in their rights shall enjoy and enforce against the Surety the same rights and benefits that this public deed grants to the Creditor, which are considered valid to all legal and contractual effects that may be relevant.

SECTION TWELVE: HEADINGS OF THE SECTIONS.

Titles and headings given by the Parties hereto to the several provisions of this agreement have been established only for reference and ease of reading, and shall not affect the meaning or scope that the relevant Section in its entirety may have different from them.

SECTION THIRTEEN: LAW APPLICABLE TO THE AGREEMENT.

This Agreement and all the provisions contained herein are governed and shall be construed according to the laws in force in the Republic of Chile.

SECTION FOURTEEN: DOMICILE JURISDICTION

To all legal effects arising herefrom, the Parties establish their domiciles in the city and commune of Santiago, and agree to submit to the jurisdiction of the Ordinary Courts therein located.

[SECTION FIFTEEN: CORPORATE AUTHORIZATION.

It is hereby expressly stated that at the Extraordinary Shareholders’ Meeting of the Surety held on [*], the minutes of which were recorded as a public deed on the [*] at the Notarial Office of Santiago of [*], under repertoire number [*], it was resolved to grant the surety bond and joint and several co-debt evidenced herein.]

LEGAL CAPACITIES TO REPRESENT THE PARTIES.

The legal capacity of the representatives of BANCO ITAÚ CHILE is evidenced in public deed executed on [date] in the Notarial Office of Santiago of Mr. [*].

The legal capacity of BANCO ITAÚ CHILE, to act in the name and on behalf of BANCO ITAÚ BBA S.A., NASSAU BRANCH as Collateral Agent under the pledge hereby created [sic], arises from the Credit Facility Agreement referred to in Section one hereof.

Such legal capacities are not inserted herein because they are known to the parties and the authorizing Notary Public and at their express request. In witness whereof, the parties have signed these presents after reading them. The appearing parties are delivered a copy hereof. It is hereby expressly stated that this public deed has been recorded in the Record Book of Public Instruments kept at this Notarial Office on this same date. I attest.

[INSERT: [SURETY’S MARRIAGE CERTIFICATE]

EXHIBIT “C”

FORM OF SURETY BOND AND JOINT AND SEVERAL CO-INDEBTEDNESS

CORP GROUP BANKING S.A.

TO

BANCO ITAÚ CHILE

AS

COLLATERAL AGENT

In the City of Santiago de Chile, on this [*], before me, [*], [*], attorney-at-law, holder of national identity card number [*], Notary Public of the [*] Notarial Office of Santiago, located at [*], there appeared:

/One/ Mr. [*], [nationality], [marital status], [profession], holder of national identity card number [*], and Mr. [*], [nationality], [marital status], [profession], holder of national identity card number [*], both of them acting in the name and on behalf, as it shall be hereinafter evidenced, of CORP GROUP BANKING S.A., a sociedad anónima cerrada (closed stock company), doing business as an investment company, rol único tributario (taxpayer’s identification number) [*], all of them domiciled at [*], to be hereinafter and indistinctly referred to as “CorpBanking” and/or the “Surety”;

/Two/ Messrs [*], [nationality], [marital status], [profession], holder of national identity card number [*], and Mr. [*], [nationality], [marital status], [profession], holder of national identity card number [*], both of them acting in the name and on behalf, as it shall be hereinafter evidenced, of BANCO ITAÚ CHILE, a sociedad anónima (joint-stock corporation) doing business as a banking entity, organized and existing according to the laws in force in Chile, rol único tributario (taxpayer’s identification number) [                        ], hereinafter and indistinctly referred to as “Itaú Chile” or the “Agent Bank” or the “Collateral Agent”; which appears in its own name and on behalf of BANCO ITAÚ BBA S.A., NASSAU BRANCH, a sociedad anónima (joint-stock corporation) doing business as banking entity, organized and existing under the laws in force in Bahamas, hereinafter and indistinctly referred to as “Itaú Nassau” or the “Creditor”; all of them domiciled for the purposes hereof at Avenida Apoquindo No. 3457, in the commune of Las Condes, in Santiago. All the appearing parties are of age, and have evidenced their identities by means of their identity cards indicated ut supra, hereinafter also referred to as the “Parties”, and state that:

SECTION ONE: BACKGROUND

/One.One/ Credit Facility.

/a/ By public deed executed on [*] at the notarial office of Santiago of [*], “Itaú Nassau” and “Inversiones Corpgroup Interhold Limitada”, a limited liability company, rol único tributario (taxpayer’s identification number) [*], hereinafter referred to as the “Debtor” entered into a Credit Facility Agreement, hereinafter referred to as the “Credit Facility Agreement” by virtue of which and subject to the conditions set forth therein, the Creditor agreed to grant the Debtor certain loans for the maximum principal amount of US$1,200,000,000, hereinafter referred to as the “Credit Facility”.

/b/ Promissory Notes. The Credit Facility to be granted under the Credit Facility Agreement shall be evidenced by one or more Promissory Notes and the relevant extension sheets thereof, subscribed by the Debtor to the order of the Creditor.

/One.Two/ Collateral Agent. /a/ According to the provisions set forth in section Thirteen of the Credit Facility Agreement, the Creditor granted an irrevocable power of attorney to Banco Itaú Chile in compliance with the terms set forth in section 18 of Law No. 20.180, authorizing it to act as Collateral Agent and to represent it in the creation, modification, or extinguishment of the Collateral and to exercise the rights arising from the Collateral with express powers to self-contract. /b/ The Collateral Agent is fully empowered to execute and subscribe any public and private documents that may be required, and to accept any encumbrances or liens that may be levied in favor of the Collateral Agent, acting for the benefit of the Creditor, and also to agree in such documents to all those terms that are its essence, nature or merely accidental, that it may deem advisable for the due implementation of such collateral; the Collateral Agent shall also be empowered to take any steps and proceedings that may be required or necessary for the implementation thereof as well as to require and sign all registration, sub registrations, annotations and cancellations that may be relevant and wherever appropriate.

/One.Three/ Definitions.

Capitalized terms used but not expressly defined herein shall have the meanings ascribed to them in the Credit Facility Agreement.

SECTION TWO: FORM OF SURETY BOND AND JOINT AND SEVERAL CO-INDEBTEDNESS

/One/ Surety Bond. CorpBanking duly represented as stated in the recitals hereof and, subject to the condition hereinafter set forth, hereby becomes a surety and co-debtor jointly and severally liable under the terms provided for in title XXXVI of Book IV of the Civil Code, hereinafter referred to as the “Conditional Surety Bond”, in order to secure the faithful, full and timely fulfillment of all the Debtor’s present or future obligations assumed or to be assumed by the Debtor to the Creditor and its future assigns and/or legal successors derived from the Credit Facility Agreement, the Promissory Notes and the other Credit Documents, including any agreed and penalty interest thereon, adjustments, judicial or extrajudicial costs and expenses, fees and any other amount owed or to be owed to the Creditor, and all obligations derived from the acts and agreements indicated above, whether such obligations are of the essence or of the nature of such acts or agreements, including also any extensions, renewals, reschedules, modifications, amendments, changes in interest rates, substitutions of collateral, capitalizations of interest, any changes or variations in the time, manner and method of paying the obligations agreed upon between the Debtor and Creditor or its assigns, without limitation, as well as the loans and documents substituting or replacing all or part of the secured obligations, either through novation, rescheduling or otherwise or for any other reason, hereinafter referred to as the “Secured Obligations”. The Surety hereby accepts all extensions of time, renewals and other modifications that the Creditor may agree with the Debtor, and total or partial assignments of the Credit that may be made by the Creditor pursuant to the provisions of Section Sixteen of the Credit Facility Agreement. The obligations of CorpBanking by virtue of this instrument, shall be considered indivisible. Moreover, the Surety, duly represented as stated in the recitals hereof, hereby accepts and agrees for the benefit of the Creditor, represented by the Collateral Agent that given that the condition noted below has been complied with, and in the event that any of the Events of Default established in the Credit Facility Agreement has occurred and remains uncured after the expiration of any cure periods provided for therein or after the expiration or enforceability of any of the Secured Obligations occurred, Alvaro Saieh Bendeck shall be bound to immediately, early and irrevocably pay as if they were in arrears, all Secured Obligations as consequently the , Conditional Surety Bond. CorpBanking, duly represented as stated in the recitals hereof, hereby expressly waives with regard to the Conditional Surety Bond granted herein the benefits of discussion and withdrawal contemplated in sections 2357 and 2339 of the Civil Code. Moreover, the Surety hereby expressly agrees not to take any action or enforce any right against the secured Debtor until the latter has fully complied with the Secured Obligations, including but not limited to the action for reimbursement that may be brought by CorpBanking to recover all amounts paid by him on behalf of the Debtor, any action or remedy that may be enjoyed by him it has paid by Borrower, any action or right due to you for legal or contractual subrogation or the right to claim compensation for damages under the general rules. This surety bond also extends to all interest, including penalty interest, commissions and fees and any other ancillary obligations to the Secured Obligations, including but not limited to any obligations involving legal costs, expenses, taxes, finance charges, reimbursable expenses, disbursements and any other item, as well as any other obligation of the Debtor to the Creditor under Credit Facility Agreement, the Credit Facility, the Promissory Notes and the other Credit Documents, and it further ensures the extensions and renewals that may be agreed upon with regard to the obligations secured hereunder. Furthermore, it secures the reimbursement of all legal costs and collection expenses, whether judicial or extrajudicial, including reasonable attorneys’ fees, if any, that may be incurred as a result of any proceedings or demands for the collection or foreclosure of this pledge, as well as any other obligation undertaken by the Debtor by means of any instrument that it may execute or accept in the future, in substitution or in lieu of those that Debtor could have been executed and delivered to the Creditor or the Collateral Agent, as applicable, under the Credit Facility Agreement, the Credit Facility, the Promissory Notes and the other Credit Documents, as well as any other documents that may supplement them in the future.

/Two/ Acceptance. The Collateral Agent, acting on behalf of the Creditor as indicated in the recitals hereof, accepts the Conditional Surety Bond granted by CorpBanking under this instrument, and agrees not to exercise or enforce the rights enjoyed by the Collateral Agent under this Conditional Surety Bond but in compliance with the terms and conditions of this Agreement. Notwithstanding the foregoing, the Parties specifically agree that if Debtor has failed to fully comply with the Secured Obligations on the maturity date thereof, and provided always that the condition stated in the following Section has been verified, the Creditor may exercise all the rights enjoyed by it under the Conditional Surety Bond with regard to those Secured Obligations not met, without having to prove to the Surety, or any other individual, that such rights are being exercised in accordance with the provisions set forth in the Credit Facility.

SECTION THREE: CONDITION

The surety bond and joint and several co-indebtedness evidenced herein shall be subject to the fulfillment of any of the following conditions precedent: /a/ that the payment of the bonds issued under the Indenture entered into by and between CorpBanking and Deutsche Bank Trust Company Americas and governed by the laws in force in the State of New York, whereby an issuance of bonds in US dollars was agreed upon, which were issued in accordance with the provisions set forth in Regulation S under the US Securities Act of 1933, shall have been made; or, /b/ that the condition precedent referred to in paragraph /i/ above shall have not been met at the expiration of the Third Availability Period. Should any one of the conditions precedent referred to above have been met, the Conditional Surety Bond shall become enforceable as a matter of law, without any judicial or extrajudicial notice or demand being required, and shall be in full force and effect until the Debtor has fully complied with the Secured Obligations.

SECTION FOUR: POWER OF ATTORNEY AND AUTHORIZATION

/One/ Power of Attorney.

The Surety, duly represented as stated in the recitals hereof, hereby grants to the Collateral Agent, for the benefit of the Creditor, a commercial and irrevocable power of attorney coupled with an interest as the Creditor is also interested in the performance thereof, under the terms set forth in section 241 of the Commercial Code in order that, once the fulfillment of the condition set forth in the previous Section has been verified, the Collateral Agent shall subscribe as guarantor, without any restrictions, the Promissory Notes evidencing the Credit Facility, through any of its attorneys-in-fact, in the name and on behalf of the Surety.

/Two/ Authorization:

Moreover, the Surety, duly represented as stated in the recitals hereof, hereby expressly, formally and irrevocably authorizes the Creditor, in order that, once the fulfillment of the condition set forth in the preceding Section has been verified, and if the Debtor has incurred in default or mere delay in the payment of any of the Secured Obligations, or if any of them has become enforceable in advance, Creditor may allocate to the payment of such obligations, any kind of monetary deposits or securities that the Creditor may have or may receive on behalf of the Surety for any reason whatsoever, thus partially or total extinguishing the obligations owed to Creditor. The foregoing is without prejudice to any other powers that the law or administrative rules may confer or grant to the Creditor.

SECTION FIVE: GOOD AND SUFFICIENT TITLE

The Surety hereby expressly represents that in any proceedings to collect the Secured Obligations, it shall acknowledge this instrument as a valid and sufficient evidence to collect and/or foreclose the obligations secured hereby.

SECTION SIX: SPECIAL POWER OF ATTORNEY

/a/ Without prejudice to any appointment of agents heretofore made or to be made in the future, the Surety hereby grants a power of attorney to [NAME], [nationality], [marital status], [profession], holder of national identity card number [—], domiciled at [—], in the commune of [—], in the City of Santiago, and to [NAME], [nationality], [marital status], [profession], holder of national identity card number [—], domiciled at [—], in the commune of [—], in the City of Santiago, who evidence their identities by the identity cards referred to above, so that any of them acting indistinctly, may receive, for and on behalf of their principals, any judicial and/or extrajudicial notices and demands, in any action or legal proceedings or litigation concerning this agreement as well as the Secured Obligations, irrespective of the applicable procedure or the competent court or authority having jurisdiction over them, so that any notice or request of any legal proceedings or lawsuit served upon the attorney-in-fact shall be construed as validly served on the Surety. Pursuant to this irrevocable power of attorney, each of the attorneys-in-fact shall be broadly empowered to judicially represent the Surety including, without limitation, to receive all kinds of notices, answer complaints and perform any judicial powers set forth in both subsections of section seven of the Code of Civil Procedure, which are deemed expressly and entirely reproduced herein. The Pledgor hereby expressly represents that the power of attorney hereby granted is irrevocable in compliance with the provisions set forth in section 241 of the Commercial Code; because the Creditor is interested in the fulfillment thereof. /b/ [NAME] and [NAME], already identified above, hereby declare that they accept the power of attorney hereinabove granted to them and agree not to waive it without the Creditor’s written consent. The power of attorney hereby granted does not revoke any other power of attorney granted heretofore or on the same date hereof.

SECTION SEVEN: OTHER GUARANTEES

It is hereby expressly placed on record that the surety bond evidenced herein is without prejudice to any other security interests and prohibitions that could have been granted by the Surety, the Debtor and/or any third parties, either in personam or in rem, to secure fulfillment of the secured obligations to the Creditor. The agreements evidenced in this public deed shall not be construed under any circumstance as an amendment, substitution, or restriction on the rights granted to the Creditor, the Collateral Agent under the Credit Facility Agreement or any amendments thereto.

SECTION EIGHT: NULLITY OR INEFFECTIVENESS

Should, for any reason, one or more of the provisions of this Agreement be declared null and void and ineffective, either in whole or in part, such declaration shall not affect the validity of the remaining provisions hereof or of the Credit Facility Agreement.

SECTION NINE: WAIVERS

The failure of the Collateral Agent or the Creditor to exercise or delay in the exercise of any of its rights hereunder shall not constitute a waiver thereof, nor shall the separate or partial exercise of any right shall prevent the subsequent exercise of such rights or any other rights in the future. The rights and remedies referred to herein are cumulative and do not exclude any other right or remedy acknowledged by the law.

SECTION TEN: EXPENSES AND SUPPLEMENTARY DEEDS

All expenses, taxes, notarial and registration fees as well as any kind of disbursement related to the execution or registration hereof, as well as those derived from the supplementary public deeds that may be necessary to execute to clarify, rectify or modify this instrument, shall be paid by the Surety. The Surety hereby grants a special and irrevocable power of attorney to [NAME] and to [NAME] in order that, any of them acting jointly with the attorneys-in-fact of the other Parties hereto may draft any text required to correct or amend this public deed. The attorneys-in-fact, pursuant to the powers granted to them, are authorized to correct and rectify the contents of the public deed, the identification of the Parties or complete the data that are necessary to execute the agreements undertaken by the Parties. Likewise, the attorneys-in-fact are empowered to record these presents in a public deed.

SECTION ELEVEN: SUCCESSORS AND ASSIGNS

The Conditional Surety Bond hereby created shall inure to the benefit of the Creditor and the rights granted by it shall be exercised through the Collateral Agent, or any successor or assigns of the Creditor, as well as through those who may legally or customarily subrogate in their rights. Such successors or assigns and those who may legally or customarily subrogate in their rights shall enjoy and enforce against the Surety the same rights and benefits that this public deed grants to the Creditor, which are considered valid to all legal and contractual effects that may be relevant.

SECTION TWELVE: HEADINGS OF THE SECTIONS

Titles and headings given by the Parties hereto to the several provisions of this agreement have been established only for reference and ease of reading, and shall not affect the meaning or scope that the relevant section in its entirety may have different from them.

SECTION THIRTEEN: LAW APPLICABLE TO THE AGREEMENT

This Agreement and all the provisions contained herein are governed and shall be construed according to the laws in force in the Republic of Chile.

SECTION FOURTEEN: DOMICILE JURISDICTION

To all legal effects arising herefrom, the appearing parties establish their domiciles in the city and commune of Santiago, and agree to submit to the jurisdiction of the Ordinary Courts therein located.

[SECTION FIFTEEN: CORPORATE AUTHORIZATION.

It is hereby expressly stated that at the Extraordinary Shareholders’ Meeting of the Surety held on [*], the minutes of which were recorded as a public deed on the [*] at the Notarial Office of Santiago of [*], under repertoire number [*], it was resolved to grant the surety bond and joint and several co-debt evidenced herein.]

LEGAL CAPACITIES TO REPRESENT THE PARTIES.

The legal capacity of the representatives of BANCO ITAÚ CHILE is evidenced in public deed executed on [date] in the Notarial Office of Santiago of Mr. [*]. The legal capacity of BANCO ITAÚ CHILE, to act in the name and on behalf of BANCO ITAÚ BBA S.A., NASSAU BRANCH as Collateral Agent under the pledge hereby created, arises from the Credit Facility Agreement referred to in Section One hereof. The legal capacity of the representatives of CORP GROUP BANKING S.A., is evidenced in public deed executed on [date] in the Notarial Office of Santiago of [*]. Such legal capacities are not inserted herein because they are known to the parties and the authorizing Notary Public and at their express request. In witness whereof, the parties have signed these presents after reading them. The appearing parties are delivered a copy hereof. It is hereby expressly stated that this public deed has been recorded in the Record Book of Public Instruments kept at this Notarial Office on this same date. I attest.

EXHIBIT “D”

FORM OF SURETY BOND AND JOINT AND SEVERAL CO-INDEBTEDNESS

[*]

BANCO ITAÚ CHILE

AS

COLLATERAL AGENT

In the City of Santiago de Chile, on this [*], before me, [*], [*], attorney-at-law, holder of national identity card number [*], Notary Public of the [*] Notarial Office of Santiago, located at [*] [*], there appeared:

/One/ Mr. [*], [nationality], [marital status], [profession], holder of national identity card number [*], and Mr. [*], [nationality], [marital status], [profession], holder of national identity card number [*], both of them acting in the name and on behalf, as it shall be hereinafter evidenced, of [*], a company [*], doing business as [*], rol único tributario (taxpayer’s identification number) [*], all of them domiciled at [*], to be hereinafter and indistinctly referred to as “[*]” and/or the “Joint and Several Surety” or the “Surety”;

/Two/ Mr. [*], [nationality], [marital status], [profession], holder of national identity card number [*], and Mr. [*], [nationality], [marital status], [profession], holder of national identity card number [*], both of them acting in the name and on behalf, as it shall be hereinafter evidenced, of BANCO ITAÚ CHILE, a sociedad anónima (joint-stock corporation) doing business as a banking entity, organized and existing according to the laws in force in Chile, rol único tributario (taxpayer’s identification number) [                        ], hereinafter and indistinctly referred to as “Itaú Chile” or the “Agent Bank” or the “Collateral Agent”; which appears in its own name and on behalf of BANCO ITAÚ BBA S.A., NASSAU BRANCH, a sociedad anónima (joint-stock corporation) doing business as banking entity, organized and existing under the laws in force in Bahamas, hereinafter and indistinctly referred to as “Itaú Nassau” or the “Creditor”; all of them domiciled for the purposes hereof at Avenida Apoquindo No. 3457, in the commune of Las Condes, in Santiago. All the appearing parties are of age, and have evidenced their identities by means of their identity cards indicated ut supra, hereinafter also referred to as the “Parties”, and state that:

SECTION ONE: BACKGROUND

/One.One/ Credit Facility.

/a/ By public deed executed on [*] at the notarial office of Santiago of [*], “Itaú Nassau” and “Inversiones Corpgroup Interhold Limitada”, a limited liability company, rol único tributario (taxpayer’s identification number) [*], hereinafter referred to as the “Debtor” entered into a Credit Facility Agreement, hereinafter referred to as the “Credit Facility Agreement” by virtue of which and subject to the conditions set forth therein, the Creditor agreed to grant the Debtor certain loans for the maximum principal amount of US$1,200,000,000, hereinafter referred to as the “Credit Facility”. /b/ Pagaré

[Promissory Note] The Credit Facility to be granted under the Credit Facility Agreement shall be evidenced by one or more Promissory Notes and the relevant extension sheets thereof, subscribed by the Debtor to the order of the Creditor.

/One.Two/ Collateral Agent.

/a/ According to the provisions set forth in section Thirteen of the Credit Facility Agreement, the Creditor granted an irrevocable power of attorney to Banco Itaú Chile in compliance with the terms set forth in section 18 of Law No. 20.180, authorizing it to act as Collateral Agent and to represent it in the creation, modification, or extinguishment of the Collateral and to exercise the rights arising from the Collateral with express powers to self-contract.

/b/ The Collateral Agent is fully empowered to execute and subscribe any public and private documents that may be required, and to accept any encumbrances or liens that may be levied in favor of the Collateral Agent, acting for the benefit of the Creditor, and also to agree in such documents to all those terms that are its essence, nature or merely accidental, that it may deem advisable for the due implementation of such collateral; the Collateral Agent shall also be empowered to take any steps and proceedings that may be required or necessary for the implementation thereof as well as to require and sign all registration, sub registrations, annotations and cancellations that may be relevant and wherever appropriate.

/One.Three/ Definitions.

Capitalized terms used but not expressly defined herein shall have the meanings ascribed to them in the Credit Facility Agreement.

SECTION TWO: FORM OF SURETY BOND AND JOINT AND SEVERAL CO-INDEBTEDNESS

The [SURETY], jointly and severally liable and duly represented as stated in the recitals hereof subject to the condition hereinafter set forth, hereby becomes a surety and co-debtor jointly and severally liable under the terms provided for in title XXXVI of Book IV of the Civil Code, hereinafter referred to as the “Surety Bond” section 2013 of the Civil Code, in order to secure the faithful, full and timely fulfillment of all the Debtor’s present or future obligations assumed or to be assumed by the Debtor to the Creditor and its future assigns and/or legal successors derived from the Credit Facility Agreement, the Promissory Notes and the other Credit Documents, including any agreed and penalty interest thereon, adjustments, judicial or extrajudicial costs and expenses, fees and any other amount owed or to be owed to the Creditor, and all obligations derived from the acts and agreements indicated above, whether such obligations are of the essence or of the nature of such acts or agreements, including also any extensions, renewals, reschedules, modifications, amendments, changes in interest rates, substitutions of collateral, capitalizations of interest, any changes or variations in the time, manner and method of paying the obligations agreed upon between the Debtor and Creditor or its assigns, without limitation, as well as the loans and documents substituting or replacing all or part of the secured obligations, either through novation, rescheduling or otherwise or for any other reason, hereinafter referred to as the “Secured Obligations”.

The Joint and Several Surety hereby accepts all extensions of time, renewals and other modifications that the Creditor may agree with the Debtor, and total or partial assignments of the Credit Facility that may be made by the Creditor pursuant to the provisions of [Section Sixteen] of the Credit Facility Agreement. The obligations of [THE SURETY] by virtue of this instrument shall be considered indivisible. Moreover, the Surety, duly represented as stated in the recitals hereof, hereby accepts and agrees for the benefit of the Creditor, that in the event that any of the Events of Default established in the Credit Facility Agreement has occurred and remains uncured after the expiration of any cure periods provided for therein, or after the expiration or enforceability of any of the Secured Obligations, the [SURETY] shall be bound to immediately, in advance and irrevocably pay as if they were in arrears, all Secured Obligations and the surety bond and joint and several cod-indebtedness created herein.

[THE SURETY] duly represented as stated in the recitals hereof, hereby expressly waives with regard to the Surety Bond granted herein the benefits of discussion and withdrawal contemplated in sections 2357 and 2339 of the Civil Code. Moreover, the Surety hereby expressly agrees not to take any action or enforce any right against the secured Debtor until the latter has fully complied with the Secured Obligations, including but not limited to the action for reimbursement that may be brought by [THE SURETY] to recover all amounts paid by him on behalf of the Debtor, any action or remedy that may be enjoyed by him due to the legal or contractual subrogation or the right to claim compensation for damages under the general rules. This surety bond also extends to all interest, including penalty interest, commissions and fees and any other ancillary obligations to the Secured Obligations, including but not limited to any obligations involving legal costs, expenses, taxes, finance charges, reimbursable expenses, disbursements and any other item, as well as any other obligation of the Debtor to the Creditor under Credit Facility Agreement, the Credit Facility, the Promissory Notes and the other Credit Documents, and it further ensures the extensions and renewals that may be agreed upon with regard to the obligations secured hereunder. It furthermore, secures the reimbursement of all legal costs and collection expenses, whether judicial or extrajudicial, including reasonable attorneys’ fees, if any, that may be incurred as a result of any proceedings or demands for the collection or foreclosure of this collateral, as well as any other obligations undertaken by the Debtor by means of any instruments that it may execute or accept in the future, in substitution or in lieu of those that Debtor could have been executed and delivered to the Creditor or the Collateral Agent, as applicable, under the Credit Facility Agreement, the Credit Facility, the Promissory Notes and the other Credit Documents, as well as any other documents that may supplement them in the future.

SECTION THREE: ACCEPTANCE

The Collateral Agent, acting on behalf of the Creditor as indicated in the recitals hereof, accepts the Surety Bond granted by [the SURETY] under this instrument, and agrees not to exercise or enforce the rights enjoyed by the Collateral Agent under this Surety Bond but in compliance with the terms and conditions of this Agreement. Notwithstanding the foregoing, the Parties specifically agree that if Debtor has failed to fully comply with the Secured Obligations on the maturity date thereof, the Creditor may exercise all the rights enjoyed by it under the Surety Bond with regard to those Secured Obligations not met, without having to prove to the Surety, or any other individual, that such rights are being exercised in accordance with the provisions set forth in the Credit Facility Agreement.

SECTION FOUR: AUTHORIZATION

Moreover, the Surety, duly represented as stated in the recitals hereof, hereby expressly, formally and irrevocably authorizes the Creditor, in order that if the Debtor has incurred in default or mere delay in the payment of any of the Secured Obligations, or if any of them has become enforceable in advance, Creditor may allocate to the payment of such obligations, any kind of monetary deposits or securities that the Creditor may have or may receive on behalf of the Surety for any reason whatsoever, thus extinguishing either partially or totally the obligations owed to Creditor. The foregoing is without prejudice to any other power that the law or administrative rules may confer or grant to the Creditor.

SECTION FIVE: GOOD AND SUFFICIENT TITLE

The Surety expressly represents that in any proceedings to collect the Secured Obligations, it shall acknowledge this instrument as a valid and sufficient evidence to collect and/or foreclose the obligations secured hereby.

SECTION SIX: SPECIAL POWER OF ATTORNEY

/a/ Without prejudice to any appointment of agents heretofore made or to be made in the future, the Surety hereby grants a special power of attorney to [NAME], [nationality], [marital status], [profession], holder of national identity card number [—], domiciled at [—], in the commune of [—], in the City of Santiago, and to [NAME], [nationality], [marital status], [profession], holder of national identity card number [—], domiciled at [—], in the commune of [—], in the City of Santiago, who evidence their identities by the identity cards referred to above, so that any of them acting indistinctly, may receive, for and on behalf of their principals, any judicial and/or extrajudicial notices and demands, in any action or legal proceedings or litigation concerning this agreement as well as the Secured Obligations, irrespective of the applicable procedure or the competent court or authority having jurisdiction over them, so that any notice or request of any legal proceedings or lawsuit served upon the attorney-in-fact shall be construed as validly served on the Surety. Pursuant to this irrevocable power of attorney, each of the attorneys-in-fact shall be broadly empowered to judicially represent the Surety including, without limitation, to receive all kinds of notices, answer complaints and perform any judicial powers set forth in both subsections of section seven of the Code of Civil Procedure, which are deemed expressly and entirely reproduced herein. The Pledgor hereby expressly represents that the power of attorney hereby granted is irrevocable in compliance with the provisions set forth in section 241 of the Commercial Code; because the Creditor is interested in the fulfillment thereof.

/b/ [NAME] and [NAME], already identified above, hereby declare that they accept the power of attorney hereinabove granted to them and agree not to waive it without the Creditor’s written consent. The power of attorney hereby granted does not revoke any other power of attorney granted heretofore or on the same date hereof.

SECTION SEVEN: OTHER GUARANTEES

It is hereby expressly placed on record that the surety bond evidenced herein is without prejudice to any other security interests, and prohibition that could have been granted by the Surety, the Debtor and/or any third parties, either in personam or in rem, to secure fulfillment of the secured obligations to the Creditor. The agreements evidenced in this public deed shall not be construed under any circumstance as an amendment, substitution, or restriction on the rights granted to the Creditor, the Collateral Agent under the Credit Facility Agreement or any amendments thereto.

SECTION EIGHT: NULLITY OR INEFFECTIVENESS.

Should, for any reason, one or more of the provisions of this Agreement be declared null and void and ineffective, either in whole or in part, such declaration shall not affect the validity of the remaining provisions hereof or of the Credit Facility Agreement.

SECTION NINE: WAIVERS

The failure of the Collateral Agent or the Creditor to exercise or delay in the exercise of any of its rights hereunder shall not constitute a waiver thereof, nor shall the separate or partial exercise of any right shall prevent the subsequent exercise of such rights or any other rights in the future. The rights and remedies referred to herein are cumulative and do not exclude any other right or remedy acknowledged by the law.

SECTION TEN: EXPENSES AND SUPPLEMENTARY DEEDS

All expenses, taxes, notarial and registration fees as well as any kind of disbursement related to the execution or registration hereof, as well as those derived from the supplementary public deeds that may be necessary to execute to clarify, rectify or modify this instrument, shall be paid by the Surety. The Surety hereby grants a special and irrevocable power of attorney to [NAME] and to [NAME] in order that, any of them acting jointly with the attorneys-in-fact of the other Parties hereto may draft any text required to correct or amend this public deed. The attorneys-in-fact, pursuant to the powers granted to them, are authorized to correct and rectify the contents of the public deed, the identification of the Parties or complete the data that are necessary to execute the agreements undertaken by the Parties. Likewise, the attorneys-in-fact are empowered to record these presents in a public deed.

SECTION ELEVEN: SUCCESSORS AND ASSIGNS

The Surety Bond hereby created shall inure to the benefit of the Creditor and the rights granted by it shall be exercised through the Collateral Agent, or any successor or assigns of the Creditor, as well as through those who may legally or customarily subrogate in their rights. Such successors or assigns and those who may legally or customarily subrogate in their rights shall enjoy and enforce against the Surety the same rights and benefits that this public deed grants to the Creditor, which are considered valid to all legal and contractual effects that may be relevant.

SECTION TWELVE: HEADINGS OF THE SECTIONS

Titles and headings given by the Parties hereto to the several provisions of this agreement have been established only for reference and ease of reading, and shall not affect the meaning or scope that the relevant section in its entirety may have different from them.

SECTION THIRTEEN: LAW APPLICABLE TO THE AGREEMENT

This Agreement and all the provisions contained herein are governed and shall be construed according to the laws in force in the Republic of Chile.

SECTION FOURTEEN: DOMICILE JURISDICTION

To all legal effects arising herefrom, the appearing parties establish their domiciles in the city and commune of Santiago, and agree to submit to the jurisdiction of the Ordinary Courts therein located.

SECTION FIFTEEN: CORPORATE AUTHORIZATION

It is hereby expressly stated that at the Extraordinary Shareholders’ Meeting of the Surety held on [*], the minutes of which were recorded as a public deed on the [*] at the Notarial Office of Santiago of [*], under repertoire number [*], it was resolved to grant the surety bond and joint and several co-debt evidenced herein.]

LEGAL CAPACITIES TO REPRESENT THE PARTIES.

The legal capacity of the representatives of BANCO ITAÚ CHILE is evidenced in public deed executed on [date] in the Notarial Office of Santiago of Mr. [*]. The legal capacity of BANCO ITAÚ CHILE, to act in the name and on behalf of BANCO ITAÚ BBA S.A., NASSAU BRANCH as Collateral Agent under the pledge hereby created, arises from the Credit Facility Agreement referred to in Section One hereof. The legal capacity of the representatives of [THE SURETY] is evidenced in public deed executed on [date] in the Notarial Office of Santiago of [*]. Such legal capacities are not inserted herein because they are known to the parties and the authorizing Notary Public and at their express request.

In witness whereof, the parties have signed these presents after reading them. The appearing parties are delivered a copy hereof. It is hereby expressly stated that this public deed has been recorded in the Record Book of Public Instruments kept at this Notarial Office on this same date. I attest.

EXHIBIT “E”

FORM OF

COMMERCIAL PLEDGE ON LOAN AGREEMENT

INVERSIONES CORPGROUP INTERHOLD LIMITADA

TO

BANCO ITAÚ CHILE

AS

COLLATERAL AGENT

In the City of Santiago de Chile, on this [*], before me, [*], attorney-at-law, Notary Public in charge of the [*] Notarial Office of Santiago, located at [*] [*], there appeared:

/One/ Mr. [*], [nationality], [marital status], [profession], holder of national identity card number [*], and Mr. [*], [nationality], [marital status], [profession], holder of national identity card number [*], both of them acting in the name and on behalf, as it shall be hereinafter evidenced, of BANCO ITAÚ CHILE, a sociedad anónima (joint-stock corporation) doing business as a banking entity, organized and existing according to the laws in force in Chile, rol único tributario (taxpayer’s identification number) 76.645.030-k, hereinafter and indistinctly referred to as “Itaú Chile” or the “Agent Bank” or the “Collateral Agent”; which appears in its own name and on behalf of BANCO ITAÚ BBA S.A., NASSAU BRANCH, a sociedad anónima (joint-stock corporation) doing business as banking entity, organized and existing under the laws in force in Bahamas, hereinafter and indistinctly referred to as “Itaú Nassau” or the “Creditor”; all of them domiciled for the purposes hereof at Avenida Apoquindo No. 3457, in the commune of Las Condes, in Santiago. /Two/ Mr. [*], [nationality], [marital status], [profession], holder of national identity card number [*], and Mr. [*], [nationality], [marital status], [profession], holder of national identity card number [*], both of them acting in the name and on behalf, as it shall be hereinafter evidenced, of INVERSIONES CORPGROUP INTERHOLD LIMITADA, a limited liability company, rol único tributario (taxpayer’s identification number) [                        ], all of them domiciled in this city, at Rosario Norte number 660, 23rd. floor, in Las Condes, hereinafter indistinctly referred to as “Interhold” and/or the “Debtor”; /Three/ Mr. [*], [nationality], [marital status], [profession], holder of national identity card number [*], and Mr. [*], [nationality], [marital status], [profession], holder of national identity card number [*], both of them acting in the name and on behalf, as it shall be hereinafter evidenced, of the [RELATED PERSONS], [SHAREHOLDER] [PARTNER OF THE DEBTOR] [SURETY] [COMPANY MEMBER OF CORPGROUP], [a sociedad anónima / sociedad por acciones (joint stock company) / a limited liability company] doing business as such, incorporated and existing under the laws in force in [Chile, rol único tributario (taxpayer’s identification number) [*]], all of them domiciled to the effects hereof at [*] in the commune of [*], in the City of Santiago, hereinafter indistinctly referred to as [*]; all the appearing parties who are of age and evidenced their identities by the identity cards mentioned above, hereinafter also and indistinctly referred to as the “Parties”, hereby state that they have agreed to enter into a commercial pledge agreement on the credit facility, hereinafter indistinctly referred to as the “Pledge Agreement” or the “Pledge” under the terms and conditions set forth hereinbelow:

SECTION ONE: BACKGROUND

/One.One/ Credit Facility.

/a/ By public deed executed on [*] at the notarial office of Santiago of [*], the Debtor and the Creditor entered into a Credit Facility Agreement, hereinafter referred to as the “Credit Facility Agreement” by virtue of which and subject to the conditions set forth therein, the Creditor agreed to grant to the Debtor certain loans for the maximum principal amount of US$1,200,000,000, hereinafter referred to as the “Credit Facility”. /b/ Promissory Notes. The Credit Facility to be granted under the Credit Facility Agreement shall be evidenced by one or more Promissory Notes and the relevant extension sheets thereof, subscribed by the Debtor to the order of the Creditor.

/One.Two/ Collateral Agent. /a/ According to the provisions set forth in section [Thirteen] of the Credit Facility Agreement, the Creditor granted an irrevocable power of attorney to Banco Itaú Chile in compliance with the terms set forth in section 18 of Law No. 20.180, authorizing it to act as Collateral Agent and to represent it in the creation, modification, or extinguishment of the Collateral and to exercise the rights arising from the Collateral with express powers to self-contract. /b/ The Collateral Agent is fully empowered to execute and subscribe any public and private documents that may be required, and to accept any encumbrances or liens that may be levied in favor of the Collateral Agent, acting for the benefit of the Creditor, and also to agree in such documents to all those terms that are of its essence, nature or merely accidental, that it may deem advisable for the due implementation of such collateral; the Collateral Agent shall also be empowered to take any steps and proceedings that may be required or necessary for the implementation thereof as well as to require and sign all registration, sub registrations, annotations and cancellations that may be relevant and wherever appropriate.

/One.Three/ Definitions.

Capitalized terms used but not expressly defined herein shall have the meanings ascribed to them in the Credit Facility Agreement.

SECTION TWO: PLEDGED LOAN: [PROMISSORY NOTE / DEBT ACKNOWLEDGMENT].

Pursuant to the terms and conditions previously agreed upon in the Credit Facility Agreement, Interhold granted to the [RELATED PERSONS], [SHAREHOLDER] [PARTNER OF THE DEBTOR] [SURETY] [COMPANY MEMBER OF CORPGROUP] by means of an instrument executed on the date hereof, a loan for the total sum of [*] [Pesos / Unidades de Fomento / Dollar], as evidenced in [[Option Promissory Note: the promissory note number [[Option Debt Acknowledgment: the public deed executed on the date hereof at the notarial office in Santiago of [*], repertoire number [*], hereinafter referred to as the “Pledged Loan”.

SECTION THREE: COMMERCIAL PLEDGE ON LOANS / CREDIT FACILITIES Interhold, duly represented as stated in the recitals hereof, creates in favor of the Collateral Agent, who acts on the account and for the benefit of the Creditor a commercial pledge in compliance with the provisions set forth in sections 813 et seq. of the Commercial Code and with the terms and conditions hereof, on the rights, credits and accounts receivables derived or which may be derived from the Pledged Loan in favor of Interhold, as well as on any other right in favor of Interhold to collect any amount under the Pledged Loan already identified above, in order to secure the faithful, full and timely fulfillment of all present or future obligations assumed or to be assumed by Interhold to the Creditor, its future assignees and/or legal successors, under the Credit Facility Agreement, the Credit Facility, the Promissory Notes, and any other Credit Documents, as such term is defined in the Credit Facility Agreement, including any agreed and penalty interest thereon, adjustments, judicial or extrajudicial costs and expenses, fees and any other amount owed or to be owed to the Creditor, and all obligations derived from the acts and agreements indicated above, whether such obligations are of the essence or of the nature of such acts or agreements, including also any extensions, renewals, reschedules, modifications, amendments, changes in interest rates, substitutions of collateral, capitalizations of interest, any changes or variations in the time, manner and method of paying the obligations agreed upon between the Debtor and Creditor or its assigns, without limitation, as well as the loans and documents substituting or replacing all or part of the secured obligations, either through novation, rescheduling or otherwise or for any other reason, hereinafter referred to as the “Secured Obligations”. The pledge created herein is also levied on all interest, including penalty interest, commissions, fees and any other obligations collateral to the Secured Obligations in favor of the Creditor under the Credit Facility Agreement. The pledge hereby levied shall further secure the reimbursement to the Creditor and the Collateral Agent of all legal costs and collection expenses, whether judicial or extrajudicial, including reasonable attorneys’ fees, if any, which may be incurred as a result of any proceedings or demands brought for the collection or foreclosure of the pledges in favor of the Creditor; and it shall also encumber any other obligation evidenced in instruments that may be granted or accepted by the Debtor in the future, under the Credit Facility Agreement, the Credit Facility, the Promissory Notes and any other Credit Documents as well as by virtue of any other document that in the future may supplement such agreements. It is hereby expressly stated that the full payment of all the Secured Obligations under the pledge hereby created shall be considered indivisible, so that payment thereof may not be made in installments unless the prior and expressly written consent of the Creditor or Collateral Agent and therefore, they may enforce all or part of the Secured Obligations.

SECTION FOUR: COMPANY’S REPRESENTATION.

For the purposes of the provisions of subsection 2 of Section 815 of the Commercial Code, the Parties represent that the amount of the Secured Obligations in favor of the Creditor amounts to the amount that the Parties estimate to this effect that shall not exceed the principal sum of US$1,200,000,000 as principal plus any interest thereon, and any other payments that may be due, as agreed upon in the Credit Facility Agreement, the Promissory Notes, and in the other Credit Agreements and the provisions set forth herein.

SECTION FIVE: DELIVERY OF THE RELEVANT SECURITY CERTIFICATE / NEGOTIABLE INSTRUMENT

To the effects set forth in section 2389 of the Civil Code, the parties hereby represent that Interhold hereby delivers to the Chilean Collateral Agent, who receives it in the name and on behalf of the Creditor, [Option Debt Acknowledgment: an authorized copy of the public deed evidencing the Pledged Loan Debt Acknowledgment] [Option Promissory Notes: the promissory note evidencing the Pledged Loan, duly endorses as security interest]. This delivery is construed as the final implementation of the pledge by the parties and the conveyance of the security interests consisting in a pledge in favor of the Creditor. The representatives of the Collateral Agent duly identified in the recitals hereof acknowledge receipt of such title / certificate / to their full satisfaction.

SECTION SIX: NO SALE & NO LIENS

Interhold and the [RELATED PERSONS], [SHAREHOLDER] [PARTNER OF THE DEBTOR] [SURETY] [COMPANY MEMBER OF CORPGROUP] agree not to encumber, sell, dispose of, or otherwise perform any act or enter into any agreement involving the Pledged Loan, except for the payments authorized under this instrument and the Credit Facility Agreement, during the effective term thereof, without the prior written authorization of the Collateral Agent; the foregoing is notwithstanding the provisions set forth in Section Ten.

SECTION SEVEN ACCEPTANCE

The Collateral Agent, duly represented as stated in the recitals hereof, hereby accepts the pledge and the prohibitions created herein and acquires the relevant pledge on the shares on the account and for the benefit of the Creditor.

SECTION EIGHT: ADDITIONAL LIENS

The pledge and prohibitions created under this agreement shall automatically include and encumber as a matter of law, all increases in the value of the Pledged Loan. Moreover, and to the extent the law requires to confirm it in this Pledge Agreement, in case of expropriation of the Pledged Loan, the pledge and the prohibitions created hereunder shall also encumber Interhold’s right to receive any compensation for such expropriation, and such compensation shall subrogate to the Pledged Loan for all legal and contractual purposes that may be relevant.

SECTION NINE: NOTICE AND ACCEPTANCE OF DEBTOR

The [RELATED PERSONS], [SHAREHOLDER] [PARTNER OF THE DEBTOR] [SURETY] [COMPANY MEMBER OF CORPGROUP] personally present upon the execution hereof, and duly represented as indicated in the recitals hereof, declare(s) to be acquainted with and accept the pledges hereby created as well as all the terms and conditions thereof, and that it/they has/have received due notice thereof and that it/they further accept(s) the pledge and the prohibitions created in this Agreement.

SECTION TEN: REPAYMENT OF THE PLEDGED LOAN.

While an Event of Default / including any cure periods, amount limits, and other terms of each of them/ or any Breach or Default, the including limits amount and other terms of each / or a Breach is not verified, the [RELATED PERSONS, SHAREHOLDER / PARTNER OF DEBTOR / SURETY/ COMPANY MEMBER OF CORPGROUP] shall be entitled to repay the Pledged Loan to Interhold, and Interhold enjoyed by Interhold under the Pledged Loan. Once an Event of Default or a Default under the terms stated above, a fact that Interhold expressly declares not to be necessary to prove to the parties to this agreement or to third parties, the [RELATED PERSONS, SHAREHOLDER / PARTNER OF DEBTOR / SURETY/ COMPANY MEMBER OF CORPGROUP] shall make any payment under the Pledged Loan to the Collateral Agent, it being sufficient a written notice to such effect given by the Collateral Agent to the [RELATED PERSONS, SHAREHOLDER / PARTNER OF DEBTOR / SURETY/ COMPANY MEMBER OF CORPGROUP] and in this case, the [RELATED PERSONS, SHAREHOLDER / PARTNER OF DEBTOR / SURETY/ COMPANY MEMBER OF CORPGROUP] shall not pay any amount of the Pledged Loan but through the Collateral Agent, and Interhold shall be forbidden to collect and receive either directly or through a third party other than the Collateral Agent, all amounts to be repaid by [RELATED PERSONS, SHAREHOLDER / PARTNER OF DEBTOR / SURETY/ COMPANY MEMBER OF CORPGROUP] under the Pledged Loan, irrespective of the concept or nature of such payment.

SECTION ELEVEN: INTERHOLD’s REPRESENTATION

Interhold, duly represented as stated in the recitals hereof, hereby represents for the benefit of the Collateral Agent, acting on behalf of the Creditor, that it is the sole and exclusive owner of the Pledged Loan, which is free of any other encumbrances, liens and litigations, which are not subject to any other options (puts and calls), promises to sell, conditional sales, sales in installments, or to any other act or agreement that conveys, or is intended to convey title to the Pledged Loan or to pledge it as security for the fulfillment of any other obligations and that, to the date hereof, there are no impediments that may adversely affect the free disposition or creation of the pledge evidenced herein.

SECTION TWELVE: OTHER OBLIGATIONS

During the effective term of the pledge and prohibitions created hereunder, Interhold agrees to: /a/ bring any judicial or extra-judicial actions at its own cost and expenses, that may be required to maintain the ownership and free possession of the Pledged Loans; /b/ give notice to the Creditor by means of a registered letter sent to the Collateral Agent to the address specified in the recitals hereof, of any attachment, seizure, material loss or material damage or impairment suffered by the Pledged Loan, within [five] business days following the occurrence thereof; /c/ give notice of the existence of the pledge and prohibition created hereunder to the creditor who subsequently levies an attachment on the Pledged Loan, according to the same procedure and within the same period of time referred to in paragraph /b/ above.

SECTION THIRTEEN: GOOD AND SUFFICIENT TITLE

Interhold acknowledges that a faithful and authorized copy of this deed is a good and sufficient title evidencing the Pledged Loan to bring and further all relevant legal actions and remedies regarding the Pledged Loan.

SECTION FOURTEEN: SPECIAL POWER OF ATTORNEY

/a/ Interhold hereby grants a power of attorney to [—], [nationality], [marital status], [profession], holder of national identity card number [—] and to [—], [nationality], [marital status], [profession], holder of national identity card number [—], of age, who evidence their identities as specified above, and having the same domicile as the Pledgor specified in the recitals hereof, so that, any of them acting indistinctly, may receive, for and on behalf of their principals, any judicial and/or extrajudicial notices and demands, in any action or legal proceedings or litigation concerning this pledge agreement as well as the Secured Obligations, irrespective of whether the applicable procedure or the competent court or authority having jurisdiction over them may be, so that any notice or request of any legal proceedings or lawsuit served upon the attorney-in-fact shall be construed as validly served on Interhold. Pursuant to this irrevocable power of attorney, the attorney-in-fact shall be broadly empowered to judicially represent Interhold including, without limitation, to receive all kinds of notices, answer complaints and perform any judicial powers set forth in both subsections of section seven of the Code of Civil Procedure, which are deemed expressly and entirely reproduced herein. Interhold hereby expressly represents that the power of attorney hereby granted is irrevocable in compliance with the provisions set forth in section 241 of the Commercial Code; because the Creditor is interested in the fulfillment thereof.

/b/ [NAME] and [NAME], already identified above, and who are personally present upon the execution hereof, hereby declare that they accept the power of attorney hereinabove granted to them and agree not to waive it without the Collateral Agent’s written consent. The power of attorney hereby granted does not revoke any other power of attorney granted heretofore or on the date hereof.

SECTION FIFTEEN: OTHER GUARANTEES

It is hereby expressly placed on record that the pledge and prohibition created herein are without prejudice to any other security interests, and prohibition that could have been granted by the Debtor, and/or third parties, either in personam or in rem, to secure fulfillment of obligations to the Creditor.

The agreements evidenced in this public deed shall not construed under any circumstance as an amendment, substitution, or restriction on the rights granted to the Creditor, the Collateral Agent under the Credit Tactility Agreement, the Promissory Notes, the Hedge Agreements, the confirmations to be subscribed under the same and other Credit Documents, or any amendments thereto.

SECTION SIXTEEN: RELEASE AND DISCHARGE

The Creditor, acting through the Collateral Agent shall subscribe a deed of release of the pledge and prohibition created or levied hereunder after the entire and total fulfillment of all the Secured Obligations.

SECTION SEVENTEEN: NULLITY OR INEFFECTIVENESS.

Should, for any reason, one or more of the provisions of this Agreement be declared null and void and ineffective, either in whole or in part, such declaration shall not affect the validity of the remaining provisions hereof or of the Credit Facility Agreement.

SECTION EIGHTEEN: WAIVERS

The failure of the Collateral Agent or the Creditor to exercise or delay in the exercise of any of its rights hereunder shall not constitute a waiver thereof, nor shall the separate or partial exercise of any right shall prevent the subsequent exercise of such rights or any other rights in the future. The rights and remedies referred to herein are cumulative and do not exclude any other right or remedy acknowledged by the law.

SECTION NINETEEN: EXPENSES AND SUPPLEMENTARY DEEDS

All expenses, taxes, notarial and registration fees as well as any kind of disbursements related to the execution or registration hereof, as well as those derived from the execution of any supplementary public deeds that may be necessary to clarify, rectify or modify this instrument, as well as those that may arise from the relevant releases of this pledge shall be paid by the Debtor. The Debtor and the [RELATED PERSONS, SHAREHOLDER / PARTNER OF DEBTOR / SURETY/ COMPANY MEMBER OF CORPGROUP] hereby grants a special and irrevocable power of attorney to [*] and to [*] in order that, any of them acting jointly with the attorneys-in-fact of the other Parties hereto may draft any text required to correct or amend this public deed to achieve the full registration of the pledges and prohibitions hereby created as appropriate. The attorneys-in-fact, pursuant to the powers granted to them, are authorized to correct and rectify the contents of the public deed, the identification of the Parties and the Pledged Loan, or complete the data that are necessary to execute the agreements undertaken by the Parties. Likewise, the attorneys-in-fact are empowered to record these presents in a public deed and register them along with this instrument with the relevant registers.

SECTION TWENTY: SUCCESSORS AND ASSIGNS

The pledges and provisions established herein shall inure to the benefit of the Creditor and the rights granted by it shall be exercised through the Collateral Agent, or any successor or assigns as well as by those who may legally or customarily subrogate in their rights. Such successors or assigns and those who may legally or customarily subrogate in their rights shall enjoy and enforce against Pledgor the same rights and benefits that this public deed grants to the Creditor, which are considered valid to all legal and contractual effects that may be relevant.

SECTION TWENTY-ONE: HEADINGS OF THE SECTIONS

Titles and headings given by the Parties hereto to the several provisions of this agreement have been established only for reference and ease of reading, and shall not affect the meaning or scope that the relevant section in its entirety may have different from them.

SECTION TWENTY-TWO. LAW APPLICABLE TO THE AGREEMENT

This Agreement and all the provisions contained herein are governed and shall be construed according to the laws in force in the Republic of Chile.

SECTION TWENTY-THREE: DOMICILE JURISDICTION

To all legal effects arising herefrom, the appearing parties establish their domiciles in the city and commune of Santiago, and agree to submit to the jurisdiction of the Ordinary Courts therein located.

LEGAL CAPACITIES TO REPRESENT THE PARTIES

The legal capacity of the representatives of BANCO ITAÚ CHILE is evidenced in public deed executed on [date] in the Notarial Office of Santiago of Mr. [*]. The legal capacity of BANCO ITAÚ CHILE, to act in the name and on behalf of BANCO ITAÚ BBA S.A., NASSAU BRANCH as Collateral Agent of the pledge created herein, is evidenced in the public deed executed on [*] at the notarial office of [*]. The legal personality of the representatives of INVERSIONES CORPGROUP INTERHOLD LIMITADA, is evidenced in the public deed executed on [*] at the notarial office of Santiago of [*]. The legal capacity of the representatives of the [RELATED PERSONS, SHAREHOLDER / PARTNER OF DEBTOR / SURETY/ COMPANY MEMBER OF CORPGROUP] is evidenced in the public deed executed on [*] at the notarial office of Santiago of [*]. Such legal capacities are not inserted herein because they are known to the parties and the authorizing Notary Public and at their express request. In witness whereof, the parties have signed these presents after reading them. The appearing parties are delivered a copy hereof. It is hereby expressly stated that this public deed has been recorded in the Record Book of Public Instruments kept at this Notarial Office on this same date. I attest.

EXHIBIT “F”

FORM OF

COMMERCIAL PLEDGE ON LOANS AGREEMENT

[RELATED PERSONS, SHAREHOLDER / PARTNER OF DEBTOR / SURETY/ COMPANY MEMBER OF CORPGROUP]

TO

BANCO ITAÚ CHILE

AS

COLLATERAL AGENT

In the City of Santiago de Chile, on this [*], before me, [*], [*], attorney-at-law, a Notary Public of the [*] Notarial Office of Santiago, located at [*], there appeared: /One/ Messrs [*], [nationality], [marital status], [profession], holder of national identity card number [*], and Mr. [*], [nationality], [marital status], [profession], holder of national identity card number [*], both of them acting in the name and on behalf, as it shall be hereinafter evidenced, of BANCO ITAÚ CHILE, a sociedad anónima (joint-stock corporation) doing business as a banking entity, organized and existing according to the laws in force in Chile, rol único tributario (taxpayer’s identification number) [                        ], hereinafter and indistinctly referred to as “Itaú Chile” or the “Agent Bank” or the “Collateral Agent”; which appears in its own name and on behalf of BANCO ITAÚ BBA S.A., NASSAU BRANCH, a sociedad anónima (joint-stock corporation) doing business as banking entity, organized and existing under the laws in force in Bahamas, hereinafter and indistinctly referred to as “Itaú Nassau” or the “Creditor”; all of them domiciled for the purposes hereof at Avenida Apoquindo No. 3457, in the commune of Las Condes, in Santiago. /Two/ Mr. [*], [nationality], [marital status], [profession], holder of national identity card number [*], and Mr. [*], [nationality], [marital status], [profession], holder of national identity card number [*], both of them acting in the name and on behalf, as it shall be hereinafter evidenced, of INVERSIONES CORPGROUP INTERHOLD LIMITADA, a limited liability company, rol único tributario (taxpayer’s identification number) [*], all of them domiciled at [*], to be hereinafter and indistinctly referred to as “Interhold” and/or the “Debtor”. /Three/ Mr. [*], [nationality], [marital status], [profession], holder of national identity card number [*], and Mr. [*], [nationality], [marital status], [profession], holder of national identity card number [*], both of them acting in the name and on behalf, as it shall be hereinafter evidenced, of [RELATED PERSONS, SHAREHOLDER / PARTNER OF DEBTOR / SURETY/ COMPANY MEMBER OF CORPGROUP] is a [sociedad anónima / sociedad por acciones (joint-stock company) / a limited liability company] doing business as such, incorporated and existing according to the laws in force in [Chile], rol único tributario (taxpayer’s identification number),All of them domiciled, to the effects hereof at [*], in the commune of [*], in the City of Santiago, hereinafter indistinctly referred to as the “Pledgor”. All the appearing parties who are of age and evidenced their identities by the identity cards referred to above, hereinafter and also indistinctly referred to as the “Parties”, and stated as follows, that they have agreed to execute this pledge agreement on subordinated loans / commercial pledge on loans [sic], hereinafter indistinctly referred to as the “Pledge Agreement” or the “Pledge” under the terms and conditions set forth herein:

SECTION ONE: BACKGROUND

/One.One/ Credit Facility. /a/ By public deed executed on [*] at the notarial office of Santiago of [*], the Debtor and the Creditor entered into a Credit Facility Agreement, hereinafter referred to as the “Credit Facility Agreement” by virtue of which and subject to the conditions set forth therein, the Creditor agreed to grant to the Debtor certain loans for the maximum principal amount of US$1,200,000,000, hereinafter referred to as the “Credit Facility”. /b/ Promissory Notes. The Credit Facility to be granted under the Credit Facility Agreement shall be evidenced by one or more Promissory Notes and the relevant extension sheets thereof, subscribed by the Debtor to the order of the Creditor.

/One.Two/ Collateral Agent. /a/ According to the provisions set forth in section Thirteen of the Credit Facility Agreement, the Creditor granted an irrevocable power of attorney to Banco Itaú Chile in compliance with the terms set forth in section 18 of Law No. 20.180, authorizing it to act as Collateral Agent of the Loans and to represent it in the creation, modification, or extinguishment of the Collateral and to exercise the rights arising from the Collateral with express powers to self-contract. /b/ The Collateral Agent is fully empowered to execute and subscribe any public and private documents that may be required, and to accept any encumbrances or liens that may be levied in favor of the Collateral Agent, acting for the benefit of the Creditor, and also to agree in such documents to all those terms that are of its essence, nature or merely accidental, that it may deem advisable for the due implementation of such collateral; the Collateral Agent shall also be empowered to take any steps and proceedings that may be required or necessary for the implementation thereof as well as to require and sign all registration, sub registrations, annotations and cancellations that may be relevant and wherever appropriate.

/One.Three/ Subordination Obligation. Pursuant to the provisions set forth in the Credit Facility Agreement, the Debtor agreed to subordinate the payment of all the obligations under the Credit Facility Agreement, all loans to be granted in the future by their Related Persons, shareholders and partners, to be evidenced in one or more promissory notes or through a debt acknowledgment, subscribed and executed in the forms annexed hereto as Exhibits [*] and [*] of the Credit Facility Agreement, hereinafter referred to as the “Subordinated Debt”.

/One.Four/ Statement. The Pledgor, upon the execution hereof, through its attorneys-in-fact duly authorized who appeared herein, expressly declares to be acquainted with and fully accept the content and scope of each of the stipulations contained in the Credit Facility Agreement, in the Promissory Notes, and in the other Credit Documents, as such term is defined in the Credit Facility Agreement, in particular, all the payment obligations assumed under the documents referred to above, the affirmative covenants, the negative covenants, and the Events of Default contemplated therein.

/One.Five/ Definitions. Capitalized terms used but not expressly defined herein shall have the meanings ascribed to them in the Credit Facility Agreement.

SECTION TWO: PLEDGED LOAN: [PROMISSORY NOTE / DEBT ACKNOWLEDGMENT].

Pursuant to the terms and conditions previously agreed upon in the Credit Facility Agreement, the Pledgor granted to the Debtor by means of an instrument executed on the date hereof, a loan for the total sum of [*] [Pesos / Unidades de Fomento / Dollar], as evidenced in [[Option Promissory Note: the promissory note number [[Option Debt Acknowledgment: the private instrument notarized on the same date hereof, at the notarial office of Santiago of [*] under repertoire number [*], hereinafter referred to as the “Pledged Loan”. To the effects of this agreement, the Pledged Loan includes the obligation to repay to the Pledgor the principal and interest on the Subordinated Loan, including but not limited to the costs and expenses associated to such debt, legal costs, reimbursable expenses, compensation and other applicable amounts.

SECTION THREE: SUBORDINATION OF THE PLEDGED LOAN.

The Pledgor, by virtue of this instrument and in relation to the payments to be made by the Debtor under the Pledged Loan, undertakes to the Creditor to subordinate in order and preference, to the payments to be made by the Debtor to the Creditor, once an Event of Default has been verified /including any cure periods, amount limits, and other terms of each of them / or any Default and for as long as such Event of Default or Default or Breach remains uncured or until the full payment of the Secured Obligations, as such term is hereinafter defined herein, under the following terms and conditions, which are expressly accepted by the Debtor upon the execution hereof: /a/ The Pledgor hereby agrees, for the benefit of the Creditor, to all payment obligations and all repayments under the Pledged Loan shall be subordinated to the payment of all the obligations under the Secured Obligations, whether they enjoy any payment privilege or preference payment upon the occurrence of any of the Events of Default or any Default or Breach, under the terms stated in the first paragraph hereof, without it being required to prove to the parties hereto or to third parties, the verification of the relevant Event of Default or Default or Breach concerned, by merely giving written notice thereof by the Collateral Agent to the Debtor and the Pledgor. /b/ Pursuant to the foregoing, upon the occurrence of any of the Events of Default or any Default or Breach, under the terms stated in the first paragraph hereof, the Debtor shall be forbidden to pay, and the Pledgor shall be forbidden to receive in payment, any amount under the Pledged Loan, without it being required to prove to the parties to this agreement or to third parties the verification of the relevant Event of Default or the Default or Breach by merely giving written notice thereof by the Collateral Agent to the Debtor and the Pledgor. Once this notice has been received, the Pledgor may not request, accept, receive or attempt to collect or bring any judicial actions for the collection, in cash or in kind, or by set-off or the exercise of any contractual or legal rights, or for any other reason, of any amounts owed under the Pledged Loan, including any payment related to redemptions, purchases or acquisitions. Moreover, and while all the Secured Obligations have not been paid in full, Pledgor shall not bring or keep pending any action, demand or any judicial or extrajudicial proceedings, for the collection or for ensuring the collection of any amount outstanding under the Pledged Loan, against the Debtor, nor shall it join with any creditor in such proceedings under any law demanding the acceleration of maturity of the obligations, insolvency, bankruptcy, winding up, reorganization or any other similar reasons, unless the Creditor also decides to bring such actions or joint to them along with other creditors. The foregoing is understood without prejudice to the Pledgor’s right to verify its claims, enforce its rights or participate in any other way in such procedures although they have not been brought by them, subject to the provisions set forth in paragraph /k/ hereof.

/c/ Should any bankruptcy, insolvency, or winding up proceedings be brought against the Debtor, as well as any voluntary petition in bankruptcy filed by the Debtor, as permitted by the Chilean law: /one/ The Creditor shall be entitled to receive full payment of the amounts due under the Secured Obligations, accrued before and/or after the commencement of such bankruptcy proceedings, prior to making any payment to the Pledgor of any amounts outstanding under the Pledged Loans; and /two/ The Pledgor hereby acknowledges that, and that it shall cooperate if required in order that, any payment or distribution of assets of the Debtor, of any kind or nature whatsoever, whether in cash, in kind or in securities to which the Pledgor is to be entitled but for the subordination agreed upon herein, be made by the statutory auditor or trustee or any other individual who makes such payment or distribution, directly to the Collateral Agent, for the benefit of the Creditor, to the extent required to fully pay any amounts owed under any outstanding Secured Obligations; /two/ Should the Pledgor receive any payment or distribution or security interest or any other amount, at any time in which they were forbidden according to the provisions hereof, and it has not been cured by the Debtor, the Pledgor shall deliver in full such payment or distribution or security interest or amount to the Collateral Agent, for the benefit of the Creditor, to be allocated to the payment of the amounts owed under the Secured Obligations. Such payment, or distribution or security interest or amount shall be kept by the Pledgor on the account, in the name and as owned by the Creditor while the actual delivery thereof to the Collateral Agent is pending; /three/ The Pledgor shall not be subrogated to the rights of the Collateral Agent and the Creditor to receive any payments or distributions of assets of the Debtor, until all amounts payable in relation to the Secured Obligations have been fully paid. For the purposes of such subrogation, no payments or any distribution to the Creditor of in cash, in kind or in securities, to which the Pledgor would be entitled but for the subordination agreed herein, may be considered by the Debtor, its creditors, other than the Creditor, and the Pledgor, as a payment of the Debtor of the amounts owed under the Pledged Loan; /four/ Once the Secured Obligations have been paid in full, and provided always that the circumstances and legal requirements that apply, the Pledgor may be subrogated to the rights of the Creditor to receive payments or distributions in cash, in kind or securities of the Debtor, until all amounts outstanding under the Pledged Loan have been fully paid; /five/ The subordination established herein has been agreed upon and established for the benefit of the Creditor. Additionally, upon the occurrence of any of the Events of Default or any Default or Breach, under the terms set forth in the first paragraph of this section, the Pledged Loan may not be abated, forgiven or amended or the enforceability thereof may not be adversely affected without the prior written authorization of the Collateral Agent: /six/ The Pledgor hereby irrevocably empowers and authorizes the Creditor, either personally or through the Collateral Agent, to the extent permitted by the law and while the Secured Obligations are outstanding in order to file in the name of the Pledgor any documents or instruments that may be relevant or advisable to verify in any bankruptcy proceedings, all credits under the Pledged Loans, and /seven/ authorize or consent to, accept or adopt, any plan of reorganization, settlement, adjustment or composition or scheme of arrangement with the creditors affecting the Pledged Loans or the Pledgors’ rights related thereto, or to vote upon its credits under the Pledged Loans at any time of the bankruptcy proceedings; In such cases the Creditor shall also be empowered and authorized to collect and receive any assets, in cash or in kind, payable under the Pledged Loans, expressly declaring that such payment, whether made by an administrator, trustee, statutory auditor, liquidator or any other similar officer, shall be valid to all legal effects that may be appropriate: /eight/ The subordination terms and conditions of the Pledged Loan set forth herein shall be binding on any holder of the Pledged Loan, any successors and/or assigns, for any reason whatsoever, of the Pledgor, as well as any references made to the Pledgor shall be deemed to include its successors and/or assigns.

SECTION FOUR: COMMERCIAL PLEDGE ON LOANS / CREDIT FACILITIES

The Pledgor, duly represented as stated in the recitals hereof, creates in favor of the Collateral Agent, who acts on the account and for the benefit of the Creditor a pledge on the securities in favor of the banks in compliance with the provisions set forth in section 813 et seq. of the Commercial Code and with the terms and conditions hereof, on its right to receive any payment under the Pledged Loan, already identified above, in order to secure to the Creditor the faithful, full and timely fulfillment of all present or future obligations assumed or to be assumed by the Debtor to the Creditor, its future assignees and/or legal successors, under the Credit Facility Agreement, the Credit Facility, the Promissory Notes, and any other Credit Documents, including any agreed and penalty interest thereon, adjustments, judicial or extrajudicial costs and expenses, fees and any other amount owed or to be owed to the Creditor, and all obligations derived from the acts and agreements indicated above, whether such obligations are of the essence or of the nature of such acts or agreements, including also any extensions, renewals, reschedules, modifications, amendments, changes in interest rates, substitutions of collateral, capitalizations of interest, any changes or variations in the time, manner and method of paying the obligations agreed upon between the Debtor and Creditor or its assigns, without limitation, as well as the loans and documents substituting or replacing all or part of the secured obligations, either through novation, rescheduling or otherwise or for any other reason, hereinafter referred to as the “Secured Obligations”. The pledge created herein is also levied on all interest, including penalty interest, commissions, fees and any other obligations collateral to the Secured Obligations in favor of the Creditor, except for the commissions and fees due to the Collateral Agent in its capacity as such, under the Credit Facility Agreement. The pledge hereby levied shall further secure the reimbursement to the Creditor and the Collateral Agent of all legal costs and collection expenses, whether judicial or extrajudicial, including reasonable attorneys’ fees, if any, which may be incurred as a result of any proceedings or demands brought for the collection or foreclosure of the pledges in favor of the Creditor; and it shall also encumber any other obligation evidenced in instruments that may be granted or accepted by the Debtor in the future, under the Credit Facility Agreement, the Credit Facility, the Promissory Notes and any other Credit Documents as well as by virtue of any other document that in the future may supplement such agreements. It is hereby expressly stated that the full payment of all the Secured Obligations under the pledge hereby created shall be considered indivisible, so that payment thereof may not be made in installments unless the prior and expressly written consent of the Creditor or Collateral Agent and therefore, they may enforce all or part of the Secured Obligations.

SECTION FIVE: COMPANY’S REPRESENTATION

For the purposes of the provisions of subsection 2 of Section 815 of the Commercial Code, the Parties represent that the amount of the Secured Obligations in favor of the Creditor amounts to the amount that the Parties estimate to this effect that shall not exceed the principal sum of US$1,200,000,000 as principal plus any interest thereon, and any other payments that may be due, as agreed upon in the Credit Facility Agreement, the Promissory Notes, and in the other Credit Agreements and the provisions set forth herein.

SECTION SIX: DELIVERY OF THE RELEVANT SECURITY CERTIFICATE / NEGOTIABLE INSTRUMENT

To the effects set forth in section 2389 of the Civil Code, the parties hereby represent that the Pledgor hereby delivers to the Chilean Collateral Agent, who receives it in the name and on behalf of the Creditor, [Option Debt Acknowledgment: the private instrument notarized on the same date hereof, at the notarial office of Santiago of , repertoire number [*], evidencing the Debt Acknowledgment] of the Pledged Loan] [Alternative Promissory Notes: the promissory note evidencing the Pledged Loan, duly endorses as security interest]. This delivery is construed as the final implementation of the pledge by the parties and the conveyance of the security interests consisting in a pledge in favor of the Creditor. The representatives of the Collateral Agent duly identified in the recitals hereof acknowledge receipt of such title / certificate / to their full satisfaction.

SECTION SEVEN NO SALE & NO LIENS

The Debtor and the Pledgor agree not to encumber, sell, dispose of, or otherwise perform any act or enter into any agreement involving the Pledged Loan, except for the payments authorized under this instrument and the Credit Facility Agreement, during the effective term thereof, without the prior written authorization of the Collateral Agent. The foregoing is without prejudice to the provisions set forth in section Eleven below.

SECTION EIGHT: ACCEPTANCE.

The Collateral Agent, duly represented as stated in the recitals hereof, hereby accepts the pledge and the prohibitions created herein and acquires the relevant pledge on the shares on the account and for the benefit of the Creditor.

SECTION NINE: EXTENSION

The pledge and prohibitions created under this agreement shall automatically include and encumber as a matter of law, all increases in the value of the Pledged Loan. Moreover, and to the extent the law requires to confirm it in this Pledge Agreement, in case of expropriation of the Pledged Loan, the pledge and the prohibitions created hereunder shall also encumber Pledgor’s right to receive any compensation for such expropriation, and such compensation shall subrogate to the Pledged Loan for all legal and contractual purposes that may be relevant.

SECTION TEN: NOTICE AND ACCEPTANCE OF DEBTOR

The Debtor who is personally present upon the execution hereof, and duly represented as indicated in the recitals hereof, declare(s) to be acquainted with and accept the pledges hereby created, and that it has received due notice thereof and that it further accepts the pledge and the prohibitions created in this Agreement.

SECTION ELEVEN: REPAYMENT OF THE PLEDGED LOAN

While an Event of Default / including any cure periods, amount limits, and other terms of each of them/ or any Breach or Default, the including limits amount and other terms of each / or a Breach is not verified, the Pledgor shall be entitled to repay the Pledged Loan to the Pledgor, and Pledgor shall be enjoyed to collect and receive such payment and to exercise any other rights enjoyed by Pledgor under the Pledged Loan. Once an Event of Default or a Default under the terms stated above, a fact that Pledgor expressly declares not to be necessary to prove to the parties to this agreement or to third parties, the Debtor shall make any payment under the Pledged Loan to the Collateral Agent, it being sufficient a written notice to such effect given by the Collateral Agent to the Debtor and the Pledgor, in this case, the Pledgor shall not pay any amount of the Pledged Loan but through the Collateral Agent, and Pledgor shall be forbidden to collect and receive either directly or through a third party other than the Collateral Agent, all amounts to be repaid by the Debtor under the Pledged Loan, irrespective of the concept or nature of such payment.

SECTION TWELVE: COMPANY’S REPRESENTATION

The Pledgor, duly represented as stated in the recitals hereof, hereby represents for the benefit of the Collateral Agent, acting on behalf of the Creditor, that it is the sole and exclusive owner of the Pledged Loan, which is free of any other encumbrances, liens and litigations, which are not subject to any other options (puts and calls), promises to sell, conditional sales, sales in installments, or to any other act or agreement that conveys, or is intended to convey title to the Pledged Loan or to pledge it as security for the fulfillment of any other obligations and that, to the date hereof, there are no impediments that may adversely affect the free disposition or creation of the pledge and the prohibitions evidenced herein.

SECTION THIRTEEN: GOOD AND SUFFICIENT TITLE

Pledgor acknowledges that a faithful and authorized copy of this deed is a good and sufficient title evidencing the Pledged Loan to bring and further all relevant legal actions and remedies regarding the Pledged Loan.

SECTION FOURTEEN: OTHER OBLIGATIONS

During the effective term of the pledge and prohibitions created hereunder, the Pledgor agrees to: /a/ shall bring, at its sole expense, all judicial and extrajudicial actions that are reasonably necessary to maintain the ownership and free possession of the Pledged Loan; /b/ give notice to the Creditor by means of a registered letter sent to the Collateral Agent to the address specified in the recitals hereof, of any attachment, seizure, material loss or material damage or impairment suffered by the Pledged Loan, within [five] business days following the occurrence thereof; /c/ give notice of the existence of the subordination and the pledge created hereunder to the creditor who subsequently levies an attachment on the Pledged Loan, according to the same procedure and within the same period of time referred to in paragraph /b/ above.

SECTION FIFTEEN: SPECIAL POWER OF ATTORNEY

/a/ The Pledgor hereby grants a power of attorney to Álvaro Barriga Oliva, a Chilean citizen, married, attorney-at-law, holder of national identity card number [                        ] and to Andrés Fernando Winter Salgado, Chilean citizen, married, attorney-at-law, holder of national identity card number [                        ], both of them of age, who evidence their identities as specified above, and having the same domicile as the Debtor specified in the recitals hereof, so that, any of them acting indistinctly, may receive, for and on behalf of their principals, any judicial and/or extrajudicial notices and demands, in any action or legal proceedings or litigation concerning this pledge agreement as well as the Secured Obligations, irrespective of whether the applicable procedure or the competent court or authority having jurisdiction over them may be, so that any notice or request of any legal proceedings or lawsuit served upon the attorney-in-fact shall be construed as validly served on the Pledgor. Pursuant to this irrevocable power of attorney, the attorney-in-fact shall be broadly empowered to judicially represent the Pledgor including, without limitation, to receive all kinds of notices, answer complaints and perform any judicial powers set forth in both subsections of section seven of the

Code of Civil Procedure, which are deemed expressly and entirely reproduced herein. The Pledgor hereby expressly represents that the power of attorney hereby granted is irrevocable in compliance with the provisions set forth in section 241 of the Commercial Code; because the Creditor is interested in the fulfillment thereof; /b/ Álvaro Barriga Oliva and Andrés Fernando Winter Salgado, already identified above, and personally present upon the execution hereof, declare that they accept the power of attorney hereinabove granted to them and agree not to waive it without the Collateral Agent’s written consent. The power of attorney hereby granted does not revoke any other power of attorney granted heretofore or on the date hereof.

SECTION SIXTEEN: OTHER GUARANTEES

It is hereby expressly placed on record that the pledge and prohibition created herein are without prejudice to any other security interests, and prohibition that could have been granted by the Debtor, and/or third parties, either in personam or in rem, to secure fulfillment of obligations to the Creditor. The agreements evidenced in this public deed shall not construed under any circumstance as an amendment, substitution, or restriction on the rights granted to the Creditor, the Collateral Agent under the Credit Facility Agreement, the Promissory Notes, the Hedge Agreements, the confirmations to be subscribed under the same and other Credit Documents, or any amendments thereto.

SECTION SEVENTEEN: RELEASE AND DISCHARGE

The Creditor, acting through the Collateral Agent shall subscribe a deed of release of the pledge and prohibition created or levied hereunder after the entire and total fulfillment of all the Secured Obligations.

SECTION EIGHTEEN: NULLITY OR INEFFECTIVENESS

Should, for any reason, one or more of the provisions of this Agreement be declared null and void and ineffective, either in whole or in part, such declaration shall not affect the validity of the remaining provisions hereof or of the Credit Facility Agreement.

SECTION NINETEEN: WAIVERS

The failure of the Collateral Agent or the Creditor to exercise or delay in the exercise of any of its rights hereunder shall not constitute a waiver thereof, nor shall the separate or partial exercise of any right shall prevent the subsequent exercise of such rights or any other rights in the future. The rights and remedies referred to herein are cumulative and do not exclude any other right or remedy acknowledged by the law.

SECTION TWENTY: EXPENSES AND SUPPLEMENTARY DEEDS

All expenses, taxes, notarial and registration fees as well as any kind of disbursements related to the execution or registration hereof, as well as those derived from the execution of any supplementary public deeds that may be necessary to clarify, rectify or modify this instrument, as well as those that may arise from the relevant releases of this pledge shall be paid by the Debtor. The Debtor and Pledgor hereby grant a special and irrevocable power of attorney to Andrés Fernando Winter Salgado and to [*] in order that, any of them acting jointly with the attorneys-in-fact of the other Parties hereto may draft any text required to correct or amend this public deed to achieve the full registration of the pledges and prohibitions hereby created as appropriate. The attorneys-in-fact, pursuant to the powers granted to them, are authorized to correct and rectify the contents of the public deed, the identification of the Parties and the Pledged Loan, or complete the data that are necessary to execute the agreements undertaken by the Parties. Likewise, the attorneys-in-fact are empowered to record these presents in a public deed and register them along with this instrument with the relevant registers.

SECTION TWENTY-ONE: SUCCESSORS AND ASSIGNS

The subordination, the pledge and the prohibitions established in this instrument shall inure to the benefit of the Creditor, and the rights granted by them may be exercised through the Collateral Agent.

¡        By any successor or assigns thereof as well as by those who may legally or customarily subrogate in their rights.

¡        Such successors or assigns and those who may legally or customarily subrogate in their rights shall enjoy and enforce against Pledgor the same rights and benefits that this public deed grants to the Pledgee, which are considered valid to all legal and contractual effects that may be relevant.

SECTION TWENTY-TWO. HEADINGS OF THE SECTIONS

Titles and headings given by the parties hereto to the several provisions of this agreement have been established only for reference and ease of reading, and shall not affect the meaning or scope that the relevant Section in its entirety may have different from them.

SECTION TWENTY-THREE: LAW APPLICABLE TO THE AGREEMENT

This Agreement and all the provisions contained herein are governed and shall be construed according to the laws in force in the Republic of Chile.

SECTION TWENTY-FOUR: DOMICILE JURISDICTION

To all legal effects arising herefrom, the appearing parties establish their domiciles in the city and commune of Santiago, and agree to submit to the jurisdiction of the Ordinary Courts therein located.

LEGAL CAPACITIES TO REPRESENT THE PARTIES.

The legal capacity of the representatives of BANCO ITAÚ CHILE is evidenced in public deed executed on [date] in the Notarial Office of Santiago of Mr. [*]. The legal capacity of BANCO ITAÚ CHILE, to act in the name and on behalf of BANCO ITAÚ BBA S.A., NASSAU BRANCH as Collateral Agent under the pledge hereby created, arises from the public deed executed on[*], at the notarial office of [*] of Mr. [*]. The legal capacity of the representatives of INVERSIONES CORPGROUP INTERHOLD LIMITADA, arises from the public deed executed on [*], at the notarial office of Santiago of [*]. The legal capacity of the representatives of the [RELATED PERSONS, SHAREHOLDER / PARTNER OF DEBTOR / SURETY/ COMPANY MEMBER OF CORPGROUP] arises from public deed executed on [*], at the notarial office of Santiago of Mr. [*]. Such legal capacities are not inserted herein because they are known to the parties and the authorizing Notary Public and at their express request. In witness whereof, the parties have signed these presents after reading them. The appearing parties are delivered a copy hereof. It is hereby expressly stated that this public deed has been recorded in the Record Book of Public Instruments kept at this Notarial Office on this same date. I attest.

EXHIBIT “G”

FORM OF ACKNOWLEDGEMENT OF DEBT, NOVATION AND DEBT RESCHEDULING

OF THE DEBTOR

TO

THE CREDITOR

In the City of Santiago de Chile, on this [*] day of the month of [*] of the year [*], Messrs. [*] [nationality, marital status, profession], holder of national identity card No. [*] and [*] [nationality, marital status, profession], holder of national identity card No. [*], both of them acting, as it shall be hereinafter evidenced, on behalf of the [Pledgor] [*] a limited liability company, rol único tributario (taxpayer’s identification number) No. [*], all of them domiciled at [*] hereinafter and indistinctly referred to as the “Debtor”, both of them of age, state as follows:

SECTION ONE: DEBT ACKNOWLEDGMENT. The [DEBTOR] hereby acknowledges to owe the [CREDITOR], hereinafter referred to as the “Creditor” the sum of [*] [Pesos / Unidades de Fomento / Dollars] hereinafter indistinctly referred to as the “Outstanding Amount”.

SECTION TWO: PAYMENTS. The Debtor agrees to pay the Outstanding Amount identified in Section One above, on [*] hereinafter referred to as the “Maturity Date”.

SECTION THREE: INTEREST. The Debtor agrees to pay interest on the unpaid balance of the principal amount owed of the Outstanding Amount [, adjusted according to the variation in the value of the Unidad e Fomento,] as from the date hereof and until the date of its full and actual payment date, at an interest rate equivalent to the [*] Rate, hereinafter defined, [plus a margin of [*] annual percentage points,] hereinafter referred to as the “Interest Rate”. The interest rates calculated by application of the relevant Interest Rate on the Outstanding Principal Amount shall be paid in [*].

SECTION FOUR: PAYMENT FORM. The Debtor shall pay the Outstanding Amount no later than [*] a.m. Santiago de Chile time/ on the respective maturity date, in Pesos, by the electronic transfer of the relevant funds to the checking account to be specified by the Creditor, in immediately available funds. If the Maturity Date falls on a day other than a Banking Business Day, as defined below, the relevant Maturity Date shall be the Bank Business Day immediately thereafter. In such a case, such payment shall include the payment of the relevant interest accrued until the date of the actual payment. For the purposes hereof, the “Banking Business Day” shall mean a day on which commercial banks are open to the public in the City of Santiago de Chile.

SECTION FIVE: It is expressly stated that this instrument only evidences preexisting obligations and there shall be no delivery of money to the Debtor and shall consequently not constitute a monetary transaction. Moreover, the Debtor, through its authorized representatives who appeared upon the execution hereof, expressly states that the declaration and acknowledgment of the debt made hereunder is only an update of its debts to the Creditor and it shall not be construed in any way whatsoever, a novation thereof.

SECTION SIX: To all legal effects arising from this declaration and acknowledgment of the debt, the Debtor establishes its domicile in the commune and city of Santiago and agrees to submit to the jurisdiction of the Ordinary Courts of Justice.

LEGAL CAPACITY TO REPRESENT: The legal capacity of the representatives of the [DEBTOR] arises from the public deed executed on [*] at the notarial office of [*] of Mr. [*]; such legal capacity is not inserted herein at the express request of the appearing party given that it is already known to him and the authorizing Notary Public. This Agreement has been executed in [*] copies of the same tenor and effect, one of them for each party.

EXHIBIT “H”

FORM OF

ACKNOWLEDGEMENT OF DEBT, NOVATION AND DEBT RESCHEDULING

[DEBTOR]

TO

[CREDITOR]

In the City of Santiago de Chile, on this [*], before me, [*], attorney-at-law, Notary Public in charge of the [*] Notarial Office of Santiago, located at [*], there appeared:

/One/ Mr. [*], [nationality], [marital status], [profession], holder of national identity card number [*], and Mr. [*], [nationality], [marital status], [profession], holder of national identity card number [*], both of them acting in the name and on behalf, as it shall be hereinafter evidenced, of [DEBTOR], a limited liability company, rol único tributario (taxpayer’s identification number) [*], all of them domiciled at [*], to be hereinafter and indistinctly referred to as the “Debtor”.

SECTION ONE: DEBT ACKNOWLEDGMENT. The [DEBTOR] hereby acknowledges to owe the [CREDITOR], hereinafter referred to as the “Creditor” the sum of [*] [Pesos / Unidades de Fomento / Dollars] hereinafter indistinctly referred to as the “Outstanding Amount”.

SECTION TWO: PAYMENTS. The Debtor agrees to pay the Outstanding Amount identified in Section One above, on [*] hereinafter referred to as the “Maturity Date”.

SECTION THREE: INTEREST. The Debtor agrees to pay interest on the unpaid balance of the principal amount owed of the Outstanding Amount [, adjusted according to the variation in the value of the Unidad de Fomento,] as from the date hereof and until the date of its full and actual payment date, at an interest rate equivalent to the [*] Rate, hereinafter defined, [plus a margin of [*] annual percentage points,] hereinafter referred to as the “Interest Rate”. The interest rates calculated by application of the relevant Interest Rate on the Outstanding Principal Amount shall be paid in [*].

SECTION FOUR: PAYMENT FORM. The Debtor shall pay the Outstanding Amount no later than [*] a.m. Santiago de Chile time/ on the respective maturity date, in Pesos, by the electronic transfer of the relevant funds to the checking account to be specified by the Creditor, in immediately available funds. If the Maturity Date falls on a day other than a Banking Business Day, as defined below, the relevant Maturity Date shall be the Bank Business Day immediately thereafter. In such a case, such payment shall include the payment of the relevant interest accrued until the date of the actual payment. For the purposes hereof, the “Banking Business Day” shall mean a day on which commercial banks are open to the public in the City of Santiago de Chile.

SECTION FIVE: It is expressly stated that this instrument only evidences preexisting obligations and there shall be no delivery of money to the Debtor and shall consequently not constitute a monetary transaction. Moreover, the Debtor, through its authorized representatives who appeared upon the execution hereof, expressly states that the declaration and acknowledgment of the debt made hereunder is only an update of its debts to the Creditor and it shall not be construed in any way whatsoever, a novation thereof.

SECTION SIX: To all legal effects arising from this declaration and acknowledgment of the debt, the Debtor establishes its domicile in the commune and city of Santiago and agrees to submit to the jurisdiction of the Ordinary Courts of Justice.

LEGAL CAPACITY TO REPRESENT: The legal capacity of the representatives of the [DEBTOR] arises from the public deed executed on [*] at the notarial office of [*] of Mr. [*]; such legal capacity is not inserted herein at the express request of the appearing party given that it is already known to him and the authorizing Notary Public.

EXHIBIT “I”

FORM OF PROMISSORY NOTE IN [UNIDADES DE FOMENTO / PESO/ DOLLARS]

PLACE OF ISSUE: Santiago, Chile

DATE OF ISSUE: [*]

FOR VALUE RECEIVED, [THE DEBTOR], RUT (Taxpayer’s Identification) Number [*] (hereinafter, the “Issuer”) declares to owe and promise to unconditionally pay to the order of the [CREDITOR] domiciled at [*], the principal sum of [$ / UF/ US$) equivalent as of the date hereof to the sum of [$ / UF/ US$)] hereinafter referred to as the “Outstanding Principal Amount”, on [*] hereinafter referred to as the “Maturity Date”.

The Issuer unconditionally agrees to pay interest on the outstanding principal amount under this Promissory Note [, adjusted according to the variation of the value of the Unidad de Fomento,] as from the date hereof and until the date of its actual and full payment, at an annual interest rate equivalent to the Rate, as such term is defined below, [plus a margin of [*] annual percentage points,] hereinafter referred to as the “Interest Rate”. “Interest Rate” shall refer to [*].

The interest rates calculated by application of the relevant Interest Rate on the Outstanding Principal Amount shall be paid in [*].

If the Maturity Date falls on a day other than a Banking Business Day, as such term is defined below, the relevant Maturity Date shall be the Bank Business Day immediately thereafter. In such a case, such payment shall include the payment of the relevant interest accrued until the date of the actual payment. For the purposes hereof, the “Banking Business Day” shall mean a day in which commercial banks are open to the public in the City of Santiago de Chile.

The Issuer shall make each of the payments owed under this Promissory Note no later than [*] a.m. (Santiago Time) on the relevant maturity date, in Pesos, by the electronic transfer of the relevant funds to the checking account to be specified by the holder of this Promissory Note to the Issuer, in immediately available funds.

The stamp tax levied on the Outstanding Principal Amount of this Promissory Note shall be paid as set forth in section 15 No. 2 of Decree-Law No. 3475 by the holder of this Promissory Note, as evidenced in Form 24 annexed to the end of this Promissory Note.

This Promissory Note shall be governed and construed in compliance with the laws in force in the Republic of Chile.

To all legal effects arising herefrom, the Issuer establishes its domicile in the city and commune of Santiago, and agree to submit to the jurisdiction of the Ordinary Courts therein located.

IN WITNESS WHEREOF, the Issuer has caused this Promissory Note to be signed by its duly authorized representatives on the date stated ut supra.

WITHOUT OBLIGATION TO PROTEST.

NO PRESENTMENT FOR PAYMENT IS REQUIRED.

Name of Issuer: [DEBTOR]

Issuer’s Address:

ISSUER’s RUT (Taxpayer’s identification Number)

Legal Representatives

Name:	[*]
I.C.: [*]
Address: [*]

Name:	[*]
I.C.: [*]
Address: [*]

Notarial Authorization: [*]

EXHIBIT “J”

FORM OF PROMISSORY NOTE

Dollar

Date of Issue: [*]

Place of Issue: [*]

INVERSIONES CORPGROUP INTERHOLD LIMITADA (the “Issuer”), for value received, agrees to unconditionally pay to the order of BANCO ITAÚ BBA. S.A., NASSAU BRANCH (the “Creditor”) the sum of US$ [*] as principal.

The Issuer shall repay such amount in a single payment expiring on [*]1.

As from the date of issuance of this promissory note and until the maturity date stated above or until the date of its full and actual payment, whichever occurs first, the outstanding principal amount shall bear interest at the rate resulting from adding 2.7 percentage points at the LIBOR applicable to each Interest Period as both terms are hereinafter defined.

The term “LIBOR” for each banking business day, the rate determined by the “British Bankers Association” for deposits in US dollars at 360 days published in the Reuters page “LIBOR01”, and in default thereof, in the page that shall replace it, in both cases at 11:00 a.m. London Time, on the second business day immediately preceding the commencement of each Interest Period to be hereinafter defined.

The LIBOR shall be automatically and successively determined on the first banking business day of each Interest Period. In case the LIBOR could not be determined in accordance with the above, it shall refer to the average of the respective annual rates for US dollar deposits at 360 days offered to the referential / banks to be defined by the Creditor / on the interbank market in London at 11:00 a.m., London time, on the second business day before the commencement of each Interest Period.

The Issuer hereby accepts, the variation of the interest rates that may arise as a consequence of the foregoing statement and the test and verification procedures of the variable interest rates referred to above as valid sufficient and final for the determination of the interest rates mentioned above, unless manifest calculation error.

1 Day that is 7 years and 15 days from the Disbursement Date corresponding to the First Disbursement made during the First Availability Period.

Page [*] of [1] of the Promissory Note issued on [*] by INVERSIONES CORPGROUP INTERHOLD LIMITADA in favor of BANCO ITAÚ BBA S.A., NASSAU BRANCH.

The Issuer further expressly represents that the system established in this promissory note to determine the interest rate contained therein is consistent with the provisions set forth in Section 6 of Decree-Law No. 1.533/1976.

The interest calculated by the application of the interest rate indicated above on the outstanding principal amount shall be paid to the Creditor in seven installments on the unpaid principal amount maturing on the following dates:

Installment No. 1	[*]	Installment No. 5	[*]
Installment No. 2	[*]	Installment No. 6	[*]
Installment No. 3	[*]	Installment No. 7	[*]
Installment No. 4	[*]

To the effects of this promissory note, each of the interest payment dates indicated above shall refer to as an “Interest Payment Date”, and each period that begins on an Interest Payment Date and which ends on the Interest Payment Date immediately thereafter, shall be referred to as an “Interest Period”, except for the first Interest Period of this promissory note, which shall begin on the date of issue of this promissory note and shall end on the Interest Payment Date immediately thereafter, in both cases, including the first date and excluding the last one.

If the payment date of principal or interest falls on a day which is not a bank business day, the maturity date or the date of payment of interest shall be on the next banking business day immediately thereafter. In such a case, such payment shall include the payment of the relevant interest accrued until the date of the actual payment.

Interest shall be calculated based on a year of 360 days and months of 30 days, for the exact and actual number of elapsed days.

Interest not paid on their respective maturity dates may be capitalized in accordance with the relevant legal provisions, without prejudice to the right of the Creditor to demand immediate and total payment of the outstanding obligation under the terms of this Agreement.

The payment of each installment of principal and/or interest stated above shall be made no later than 11:00 a.m., Chile time, on the maturity date or payment date funds available in the same day and time of the relevant transfer, or otherwise in immediately available funds

Page [*] of [*] of the Promissory Note issued on [*] by INVERSIONES CORPGROUP INTERHOLD LIMITADA in favor of BANCO ITAÚ BBA S.A., NASSAU BRANCH.

The mere delay and/or default in the full and timely payment of any amount of principal and/or interest on the relevant maturity dates shall entitle the Creditor to demand, without any further ado, the total repayment of the debt or any balance thereof, the obligation being considered to such effect as overdue and payable, and may protest and/or present it for collection purposes. Without prejudice to the foregoing, and from the mere delay and/or default and until the date of the actual payment, such obligation shall accrue a penalty interest equal to the interest rate applicable on such date plus a 2%. Penalty interest shall be calculated by the number of days actually elapsed.

The Creditor may consider this Promissory Note as immediately overdue and payable and/or any other obligation of issuer, plus any interest thereon at the penalty rate stated above if: /a/ Issuer’s default on or mere delay in the payment of the principal and interest on the promissory note; /b/ Issuer’s fails to pay or any of the guarantors fail to pay, any Debt or monetary obligation to the Creditor or to any third party, either as principal, interest or premiums, or if Issuer or any of the guarantors fails to fulfill any other obligation regarding such Debt, the default of which causes or may cause the acceleration of the maturity thereof, either for acceleration or for any other reason. For purposes of this paragraph and the following one, the term “ Debt” shall refer to all cash obligations and charges that are deemed as such in accordance with the IFRS. With regard to the Debts or monetary obligations to third parties other than the Creditor and other than the companies related to the Creditor, in Chile or in a foreign country, the acceleration of the maturity date described in this paragraph may be alleged by the Creditor only if such Debt or monetary obligation is for a principal amount or nominal amount equal to or in excess of US$30,000,000, either individually or on a cumulative basis, and provided that such default not be cured within a term of 30 days from the date of the default or mere delay; /c/ If the Issuer, or any of the guarantors, becomes insolvent or suspends its payment or acknowledges in writing its inability to pay its debts upon maturity, or makes a general assignment or abandons its assets for the benefit of its creditors; or if a petition in bankruptcy or insolvency or any other legal action or proceedings is brought against the Issuer, any of the guarantors requesting its or their dissolution, winding up, reorganization, insolvency, composition with creditors or scheme of arrangement to pay its/their debts or its assets under any bankruptcy, insolvency or reorganization law involving debtors; or the appointment of a receiver, trustee, auditor, expert, comptroller or any other similar officer in respect of the Issuer, any of the Guarantors, or of a substantial part of the assets of any of them, or if the Issuer, any of the Guarantors takes any action to allow performance of any of the acts referred to above; and in the foregoing cases to the extent that such default or breach is not cured within 15 days from its occurrence.

It is hereby expressly established that in case of judicial recovery, the issuer shall provide proof of payment of the amount owed.

Page [*] of [*] of the Promissory Note issued on [*] by INVERSIONES CORPGROUP INTERHOLD LIMITADA in favor of BANCO ITAÚ BBA S.A., NASSAU BRANCH.

The issuer, guarantors and other obligors shall be jointly and severally liable for the obligations under this promissory note and shall be indivisible for such obligors, their heirs and/or successors, according to the provisions set forth in sections 1526 N°4 and 1528 of the Civil Code.

To all legal effects of this promissory note, the Issuer establishes domicile in the commune of Santiago and is subject to the jurisdiction of the Ordinary Courts of Justice therein located.

The provision without obligation to protest is set forth herein but if the holder chooses to do so, the Issuer may protest it, at its option, through the relevant bank, a notary public or the public officer. Furthermore, in the event of protest, the Issuer agrees to pay all expenses and taxes that may accrue.

All costs, taxes, notarial fees and other charges that adversely affect or may adversely affect this promissory note, as any receipts, cancellations or others, are to be exclusively borne by the Issuer.

The Issuer expressly and irrevocably authorizes the Creditor in order that in case of default or mere delay in the payment of any installment of principal or interest, or that any of them may become overdue and enforceable in advance to the maturity date according to the terms set forth in this promissory note, authorizes the Creditor to offset the payment of such obligations against all the monies, deposits and securities maintained, held, or received by the Creditor in favor of the Issuer, thus extinguishing either partially or totally the obligations owed to Creditor up to the concurrence of their relevant amounts.. The foregoing is without prejudice to any other power that the law or administrative rules may confer or grant to the Creditor.

Santiago, on [date*] 2014

Issuer’s corporate name:	INVERSIONES CORPGROUP INTERHOLD LIMITADA
Corporate Purpose:	investment and other activities
R.U.T. (Taxpayer’s registration number)	[ ]
Place of Business	Rosario Norte 660, piso 23, Las Condes
Legal Representative	[—]
C.N.I. Legal Representative	[—]
p.p. ISSUER

The Stamp tax on this promissory note is paid for monthly income in the Treasury Department, under Decree-law No. 3.475, Section 15 No. 3.

Page [*] of [*] of the Promissory Note issued on [*] by INVERSIONES CORPGROUP INTERHOLD LIMITADA in favor of BANCO ITAÚ BBA S.A., NASSAU BRANCH.

SURETY / GUARANTOR

The undersigned hereby become guarantors and jointly and severally liable sureties and cod-debtors under this promissory note, thus releasing the Creditor from the obligation to protest. Moreover, we hereby accept all extensions, renewals and/or modifications that may be agreed upon between the Creditor and the Issuer, but shall continue to be held jointly and severally liable for the indivisible obligation until the actual date of payment; fulfillment of this obligation may also be demanded from our heirs and/or successors in accordance with the provisions set forth in Section 1528 of the Civil Code.

Finally, the guarantors / sureties declare that to all legal effects, they establish their domicile in the commune of Santiago.

In the City of Santiago, on [date]

Individual’s Name / Corporate Name of Guarantor/ Surety No. 1:    [*]

Corporate Purpose:

R.U.T. (Taxpayer’s registration number)

Place of Business [*]

Legal Representative [*]

C.N.I. Legal Representative [—]

p.p. GUARANTOR / SURETY 1

Individual’s Name / Corporate Name of Guarantor/ Surety No. 2:    [*]

Corporate Purpose:

R.U.T. (Taxpayer’s registration number)

Place of Business [*]

Legal Representative [*]

C.N.I. Legal Representative [—]

p.p. GUARANTOR / SURETY 2

Individual’s Name / Corporate Name of Guarantor/ Surety No. 3:    [*]

Corporate Purpose:

R.U.T. (Taxpayer’s registration number)

Place of Business [*]

Legal Representative [*]

C.N.I. Legal Representative [•]

p.p. GUARANTOR / SURETY 3

Individual’s Name / Corporate Name of Guarantor/ Surety No. 4:    [*]

Corporate Purpose:

R.U.T. (Taxpayer’s registration number)

Place of Business [*]

Legal Representative [*]

C.N.I. Legal Representative [—]

p.p. GUARANTOR / SURETY 4

I DO HEREBY authorize the signature stamped in this document by [*], holder of identity card No. [*], Acting on behalf of INVERSIONES CORPGROUP INTERHOLD LIMITADA, as Issuer, and [*], holder of identity card No. [*], acting on behalf of [SURETY / GUARANTOR 1] [*]; holder of identity card No. [*], acting on behalf of [SURETY / GUARANTOR 2] [*]; holder of identity card No. [*], acting on behalf of [SURETY / GUARANTOR 3] [*]; holder of identity card No. [*], acting on behalf of [SURETY / GUARANTOR 4] [*]; as guarantors and sureties and co-debtors jointly and severally liable.

In the City of Santiago, on this [*].

Notary Public

Page [*] of [*] of the Promissory Note issued on [*] by INVERSIONES CORPGROUP INTERHOLD LIMITADA in favor of BANCO ITAÚ BBA S.A., NASSAU BRANCH.

ADDENDUM TO PROMISSORY NOTE

In the City of Santiago, on this [*], the promissory note issued by INVERSIONES CORPGROUP INTERHOLD LIMITADA (the “Issuer”) to the order of BANCO ITAÚ BBA S.A. NASSAU BRANCH (the “Creditor”) on [date] for the original sum of US$[*] as initial principal amount, hereinafter referred to as the “Promissory Note” is hereby renewed. The modification agreed upon in this Addendum corresponds to the capitalization of interest accrued as of the date hereof and to the renewal of the Promissory Note.

It is hereby placed on record that the interest accrued on the credit facility evidenced by the Promissory Note are capitalized on the date hereof, on account of which the amount owed as principal from the date hereof is US$[*].

On the date hereof and for no novation purposes, the promissory note referred to herein is being amended by INVERSIONES CORPGROUP INTERHOLD LIMITADA:

The company agrees to pay the sum of US$[*] as principal, in one single installment on [*].

As from the date of issuance of this promissory note and until the maturity date stated above or until the date of its full and actual payment, whichever occurs first, the outstanding principal amount shall bear interest at the rate resulting from adding 2.7 percentage points at the LIBOR applicable to each Interest Period as both terms are hereinafter defined.

The term “LIBOR” for each banking business day shall refer to the rate determined by the “British Bankers Association” for deposits in US dollars at 360 days published in the Reuters page “LIBOR01”, and in default thereof, in the page that shall replace it, in both cases at 11:00 a.m. London Time, on the second business day immediately preceding the commencement of each Interest Period to be hereinafter defined.

The LIBOR shall be automatically and successively determined on the first banking business day of each Interest Period.

In case the LIBOR could not be determined in accordance with the above, it shall refer to the average of the respective annual rates for US dollar deposits at 360 days offered to the referential / banks to be defined by the Creditor / on the interbanking market in London at 11:00 a.m., London time, on the second business day before the commencement date of each Interest Period.

The Issuer hereby accepts, the variation of the interest rates that may arise as a consequence of the foregoing statement and the test and verification procedures of the variable interest rates referred to above as valid, sufficient and final for the determination of the interest rates mentioned above, unless manifiest calculation error.y

The Issuer further expressly represents that the system established in this promissory note to determine the interest rate contained therein is consistent with the provisions set forth in Section 6 of Decree-Law No. 1.533/1976.

The interest calculated by the application of the interest rate indicated above on the outstanding principal amount shall be paid to the Creditor in [*] installments on the unpaid principal amount maturing on the following dates:

Installment No. 1	[*]	Installment No. 5	[*]
Installment No. 2	[*]	Installment No. 6	[*]
Installment No. 3	[*]	Installment No. 7	[*]
Installment No. 4	[*]

Each of the interest payment dates indicated above shall refer to as an “Interest Payment Date”, and each period that begins on an Interest Payment Date and which ends on the Interest Payment Date immediately thereafter, shall be referred to as an “Interest Period”, except for the first Interest Period of this promissory note, which shall begin on the date of issue of this promissory note and shall end on the Interest Payment Date immediately thereafter, in both cases, including the first date and excluding the last one.

If the payment date of principal or interest falls on a day which is not a bank business day, the maturity date or the date of payment of interest shall be on the next banking business day immediately thereafter. In such a case, such payment shall include the payment of the relevant interest accrued until the date of the actual payment.

Interest shall be calculated based on a year of 360 days and months of 30 days, for the exact and actual number of elapsed days.

Interest not paid on their respective maturity dates may be capitalized in accordance with the relevant legal provisions, without prejudice to the right of the Creditor to demand immediate and total payment of the outstanding obligation under the terms of this Agreement.

The payment of each installment of principal and/or interest stated above shall be made no later than 11:00 a.m., Chile time, on the maturity date or payment date funds available in the same day and time of the relevant transfer, or otherwise in immediately available funds

Page [*] of [*] of the Addendum to the Promissory Note issued on [*] by INVERSIONES CORPGROUP INTERHOLD LIMITADA in favor of BANCO ITAÚ BBA S.A., NASSAU BRANCH.

The provisions and terms of the Promissory Note that is modified by this Addendum remain in full force, in all matters not expressly modified by this Addendum.

It is hereby expressly stated that this extension is made for no novation purposes.

The Promissory Note and this Addendum thereto shall be governed and be construed in accordance with the laws in force in the Republic of Chile.

In the City of Santiago, on this [date*], 2014

Issuer’s corporate name:	INVERSIONES CORPGROUP INTERHOLD LIMITADA
Corporate Purpose:	investment and other activities
R.U.T. (Taxpayer’s registration number)	[ ]
Place of Business	Rosario Norte 660, piso 23, Las Condes
Legal Representative	[—]
C.N.I. Legal Representative	[—]
p.p. ISSUER

The Stamp tax on this Addendum to the Promissory Note for the capitalization of interest made is paid for monthly income in the Treasury Department, under Decree-law No. 3.475, Section 15 No. 3.

SURETY / GUARANTOR

The undersigned hereby become guarantors and jointly and severally liable sureties and cod-debtors under this promissory note in the terms amended by the Addendum, thus releasing the Creditor from the obligation to protest. Moreover, we hereby accept all extensions, renewals and/or modifications that may be agreed upon between the Creditor and the Issuer, but shall continue to be held jointly and severally liable for the indivisible obligation until the actual date of payment; fulfillment of this obligation may also be demanded from our heirs and/or successors in accordance with the provisions set forth in Section 1528 of the Civil Code.

Finally, the guarantors / sureties declare that to all legal effects, they establish their domicile in the commune of Santiago.

In the City of Santiago, on [date]

Individual’s Name / Corporate Name of Guarantor/ Surety No. 1:    [*]

Corporate Purpose:

R.U.T. (Taxpayer’s registration number)

Place of Business [*]

Legal Representative [*]

C.N.I. Legal Representative [—]

p.p. GUARANTOR / SURETY 1

Individual’s Name / Corporate Name of Guarantor/ Surety No. 2:    [*]

Corporate Purpose:

R.U.T. (Taxpayer’s registration number)

Place of Business [*]

Legal Representative [*]

C.N.I. Legal Representative [—]

p.p. GUARANTOR / SURETY 2

Individual’s Name / Corporate Name of Guarantor/ Surety No. 3:    [*]

Corporate Purpose:

R.U.T. (Taxpayer’s registration number)

Place of Business [*]

Legal Representative [*]

C.N.I. Legal Representative [—]

p.p. GUARANTOR / SURETY 3

Individual’s Name / Corporate Name of Guarantor/ Surety No. 4:    [*]

Corporate Purpose:

R.U.T. (Taxpayer’s registration number)

Place of Business [*]

Legal Representative [*]

C.N.I. Legal Representative [—]

p.p. GUARANTOR / SURETY 4

I DO HEREBY authorize the signature stamped in this document by [*], holder of identity card No. [*], Acting on behalf of INVERSIONES CORPGROUP INTERHOLD LIMITADA, as Issuer, and [*], holder of identity card No. [*], acting on behalf of [SURETY / GUARANTOR 1] [*]; holder of identity card No. [*], acting on behalf of [SURETY /

GUARANTOR 2] [*]; holder of identity card No. [*], acting on behalf of [SURETY / GUARANTOR 3] [*]; holder of identity card No. [*], acting on behalf of [SURETY / GUARANTOR 4] [*]; as guarantors and sureties and co-debtors jointly and severally liable.

In the City of Santiago, on this [*].

Notary Public

EXHIBIT “K” ACQUIRABLE LOANS

	Company	Creditor	Shareholder of CorpBanca	Shareholder of CG Banking	Principal Debt	Total Principal Debt
March	CG Interhold	Security	1,876,184,964	0	15.9	297.3
	CG Inter-hold	Deutsche	4,766,872,038	0	70,0
	Saga	B. Consorcio	----------	0	37.5
	La Plata Investments	BTG Pactual	2,843,995,850	0	25.0
	CG Financial	Santander	11,427,100,301	0	74.4
	CG Financial	Santander	7,579,063,423	0	53.1
	CG Interhold	FIP Parinacota	780,057,906	7,949,152	21.4
April	CG Inversiones	CorpBanca	1,733,333,333	0	13.9	288.7
	CG Holding	CorpBanca	3,141,759,400	0	24.8
	CG Interhold	B, Itau	11,756,600,802	41,380,892	250.0
June	FIP Malleco	FIP O’Higgins	1,944,873,347	0	27.4	42.8
	CG Financial	B, Itau	1,777,143,382	0	15.4
August	La Plata Investments	BTG Pactual	2,869,556,630	0	13.3	13.3
September	CG Banking (Derivado)	CorpBanca	0	0	8.6	8.6
December	La Plata Investments	Davivienda	0	0	70.0	603.1
	CG Banking	Bono	0	0	500.0
	CG Inversiones	BCI	1,978,599,468	0	18.4
	CG Inversiones	BCI	1,023,513,651	0	14.7

EXHIBIT “L”

VALUATION AND COVERAGE RATIO

Valuation of Corpbanca Shares:

The Parties hereby agree that each of the Corpbanca Shares pledged for the Obligations shall be established taking into consideration their “market value” as defined below. For the purposes hereof, the “market value” of the pledged shares shall be the weighted average value of the volume of said shares traded during the last ten trading days in the Santiago Stock Exchange, calculated as of the date of determination.

The “Total Value of the Pledged Corpbanca Shares” shall be the value resulting for multiplying the “market value” by the number of Corpbanca Shares pledged for the Loan.

Itaú Nassau may, at any time during the term of the Loan, review the “market value” of the Corpbanca Shares.

Valuation of CorpBanking Shares:

The Parties hereby agree that each of the CorpBanking Shares pledged for the Obligations shall be established taking into consideration their “CorpBanking fair value” as defined below.

For the purposes hereof, the “Total CorpBanking Fair Value” shall be determined by adding the following:

(i)      the “market value” of the total number of Corpbanca Shares held by Corpbanking; plus

(ii)     the book value of investment assets (the portion free of any encumbrances); minus

(iii)    CorpBanking’s financial debt; minus

(iv)    third-party debts guaranteed by shares issued by Corpbanca and held by CorpBanking (excluding this Loan); minus

(v)     third-party debts backed by CorpBanking; minus

(vi)    the “market value” of the Corpbanca Shares held by CorpBanking and pledged as guarantee for this Loan.

In turn, the “CorpBanking Fair Value” of each CorpBanking Share will be determined by dividing: /a/ the “Total CorpBanking Fair Value” by the total number of CorpBanking Shares.

The “Total Value of the Pledged CorpBanking Shares” shall be the value resulting for multiplying the “CorpBanking Fair Value” by the number of pledged CorpBanking Shares pledged for the Loan.

Itaú Nassau may, at any time during the term of the Loan, review the “CorpBanking Fair Value”.

Valuation of Saga Shares:

The Parties hereby agree that the value of each Saga Share pledged for the Obligations will be determined taking into consideration their “Saga Fair Value” as defined below.

For the purposes hereof, the “Saga Fair Value” shall be determined by adding the following:

the “market value” of the Corpbanca Shares held by saga; plus

(ii)     the book value of investment assets (the portion free of any encumbrances); minus

(iii)    Saga’s net financial debt; minus

(iv)    debts guaranteed by shares issued by Corpbanca and held by Saga (excluding this Loan); minus

(v)     debts backed by Saga; minus

(vi)    the “market value” of the Corpbanca Shares held by Saga and pledged as guarantee for this Loan.

In turn, the “Saga Fair Value” of each Saga Share will be determined by dividing the “Total Saga Fair Value” by the total number of Saga Shares.

The “Total Value of Pledged Saga Shares” shall be the value resulting from multiplying the “Saga Fair Value” by the number of Saga Shares pledged for the Loan.

Itaú Nassau may, at any time during the term of the Loan, review the “Saga Fair Value”.

Warranty Coverage Ratio

1) Term beginning on the Date of Closing and ending on the date the warranties described in Clause 10(r)(8) are established

The “Warranty Coverage Ratio” shall be determined by dividing /a/ by /b/, where /a/ shall be the result of adding the following:

(i)      Total Value of pledged Corpbanca Shares divided by the exchange ratio prevailing at the date of measurement; plus

(i)      Total Value of pledged CorpBanking Shares divided by the exchange ratio prevailing at the date of measurement; plus

(i)      Total Value of pledged Saga Shares divided by the exchange ratio prevailing at the date of measurement.

/b/ shall be obtained by adding

Pending Loan Balance; minus

(ii)     disbursed amount invested in one or more term deposits with the Agent Bank and endorsed in favor of the Warranty Agent to the benefit of the Lender.

Coverage Ratio explained exclusively by variations in the exchange rate

For the purposes of Clause 10(s) of the Loan, it shall be construed that the condition whereby “the “Warranty Coverage Ratio” may be inferior to one point two times and never inferior to one time if such reduction is merely due to a variation in the exchange ratio” shall only be met where the following two requirements are fulfilled:

/a/ the “Warranty Coverage Ratio” exceeds one point zero times; and

/b/ the result of multiplying (i) the “Warranty Coverage Ratio” by (ii) the exchange rate prevailing at the time of measurement, subsequently divided by (iii) the exchange rate prevailing at the Date of Closing (namely, $ 547.07) exceeds one point two times.

2) Term beginning on the date the warranties described in Clause 10(r)(8) are established and ending on the maturity date of the Loan

The “Warranty Coverage Ratio” shall be the value resulting from dividing /a/ by /b/, where /a/ shall be the Total Value of pledged Corpbanca Shares divided by the exchange rate prevailing at the date of measurement, and /b/ shall be the result of adding

(i)      Pending Loan Balance; minus

(ii)     disbursed amount invested in one or more term deposits with the Agent Bank and endorsed in favor of the Warranty Agent to the benefit of the Lender.

EXHIBIT “M”

DISBURSEMENT REQUEST FORM

INVERSIONES CORPGROUP INTERHOLD LIMITADA

[Month] [Day], [Year]

Messrs

[NAME OF AGENT BANK]

RE: Disbursement Request with respect to Loan Agreement dated [*], executed by notarized deed drafted by [*], Notary Public of the city of Santiago, registered under No. [*] (the “Agreement”).

Dear Sirs,

As established in the Agreement, INVERSIONES CORPGROUP INTERHOLD LIMITADA hereby submits this Disbursement Request. Capitalized terms used herein shall have the meaning ascribed to them in the Agreement unless otherwise stated.

We hereby request Lender to irrevocably make, on the established Disbursement Date ([day] [month] [year]), the Disbursement of the total Committed Amount of UF [*], as long as each and every conditions set forth in the Agreement for said Disbursement are met to said date.

Lender is requested to disburse the amount of: USD [*].

The sums requested for disbursement will be allocated as follows:

- [*] payment of the principal of the Loans to be Potentially Acquired: [*]

- [*] payment of brokerage costs and prepayment commissions for the following

Loans to be Potentially Acquired: [*]

- [*] payments of Stamp Taxes applicable to the Disbursement.

- [*] payment of costs associated with the Disbursement, as follows:

In addition, the undersigned hereby acknowledges and declares that (a) no grounds for Non-fulfillment or cases of Non-fulfillment have been verified; (b) the Representations and Warranties included in the Agreement are true and accurate to date and, except otherwise stated in information on our part, to the Date of Disbursement; (c) all performance and non-performance obligations established in the Agreement have been duly met; and (d), to the best of our knowledge, all copulative conditions and conditions precedents required for the Disbursement requested herein have been met. If Lender approves the Disbursement, the Promissory Notes for the Disbursement for the Committed Amount will be delivered to Lender before the Disbursement takes place.

Finally, we hereby direct Lender to deduct from the amount disbursed, either directly or through the Agent Bank, any Tax Stamps that may apply to the relevant Disbursement as of the Disbursement Date, as well as any other applicable costs.

Yours truly,

P.P. INVERSIONES CORPGROUP INTERHOLD LIMITADA

EXHIBIT “N”

DISBURSEMENT SCHEDULE

	Total disbursement (Billion USD)	«Accumulated DISBURSEMENT (Billion USD)
March	310	310
April	295	605
June	45	650
July	245	895
August	15	910
September	10	920
October - December	280	1,200

EXHIBIT “Ñ”

NOTICES AND COMMUNICATIONS

All and any notices and communications that should be given by the parties under the Credit Facility Agreement and in relation to other Credit Facility Documents shall be sent to the following address:

/a/ If the notice or communication must be given to companies: INVERSIONES CORPGROUP INTERHOLD LIMITADA, COMPAÑÍA INMOBILIARIA Y DE INVERSIONES SAGA S.A., CORP GROUP BANKING S.A., CORP GROUP FINANCIAL S.A.; Attention: María Pilar Dahobeitía Estarles; Phone Number: 2660 6200; Address: Rosario Norte 660, piso 23, Las Condes, Santiago; E-Mail: sandra.rojas@corpgroup.cl; c.c.: Álvaro Barriga Oliva; Phone Number: 2660 6135; Address: Rosario Norte 660, piso 22, Las Condes, Santiago; E-Mail: sandra.rojas@corpgroup.cl;

Ibl if the notice or communication is to be given to the Creditor: BANCO ITAÚ BBA S.A., NASSAU BRANCH. NOTE: Martinho Balbina; Phone Number: (598) 2927 2850; Address: Lyford Cay House, Western Road, P.O. Box N-7788, Nassau, Commonwealth of the Bahamas; E-Mail: martinho.balbina@mundostar,com.uy; c.c.: Carlos Irarrázaval Cruzat; Phone No.:(562) 2834 6200; E-Mail: carloskarrazaval@itau.cl.

/c/ If the notice or communication is to be given to the Agent Bank and Collateral Agent: BANCO ITAÚ CHILE. NOTE: Rodrigo Jordán Gutiérrez; Phone No.: 2834 6204; Address: Magdalena 140, piso 22, Las Condes, Santiago; E-Mail: rodrigo.jordan@itau.cl; c.c.: Carlos Irarrázaval Cruzat; Phone No.: 2834 6200; E-Mail: carlosirarrazaval@itau.cl.

Communications shall be considered received after the date of receipt if delivered by a Notary Public, or as from the third day following the delivery thereof to a prepaid courier service of good standing, or, in the event such communications are sent by fax or mail, after an automatic receipt confirmation has been received, as from which dates the legal effects of such communications shall arise. In the event that any of the recipients indicated in this EXHIBIT or any information of such recipients are modified, this circumstance shall be reported to the Agent Bank, as previously prescribed, and the Agent Bank shall communicate the same to each of the Parties.

EXHIBIT “O”

LETTER L CONDITIONS GROUNDS FOR TERMINATION

The Debtor shall execute to the Creditor’s satisfaction any necessary documentation for the purpose of:

/one/ increase the applicable interest rate 80 percentage points;

/two/ increase the hedge ratio of guarantee up to 1.5 times/ with no exclusion for Exchange rate variations / granting additional security interests to the Creditor’s satisfaction no later than 10 (ten) Banking Business Days following the date on which the abovementioned ratio is less than 1.2 times, and requesting to raise the value of the collateral submitted in the event that such ratio exceeds a comma 8 times until the hedge ratio of guarantee is restated to 1.5 times.

/three/ not to allow interest capitalization under the Credit Facility;

/four/ adapt affirmative and negative covenants and the grounds for breach considering that the Permitted Reoganization shall not be carried out, to the Creditor´s full satisfaction; and

/five/ the Credit Facility Documents and Guarantees shall adequately reflect such new conditions of the Credit Facility, in terms satisfactory to the Creditor.